Exhibit 2.1

FW Acquisition LLC

1001 Air Brake Avenue

Wilmerding, PA 15148 - USA

From:

FW Acquisition LLC

1001 Air Brake Avenue

Wilmerding, PA 15148 – USA

hereinafter, the Offeror

Wabtec Corporation

1001 Air Brake Avenue

Wilmerding, PA 15148 – USA

hereinafter, the Parent

To:

Financière Faiveley, a société anonyme organized under the laws of France, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France,

Famille Faiveley Participations, a société par actions simplifiée organized under the laws of France, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France,

Mr. François Faiveley, a French citizen born on April 26, 1951 in Neuilly-sur-Seine, France, residing at Avenue William 102, 1095 Lutry, Switzerland,

Mr. Erwan Faiveley, a French citizen born on July 27, 1979 in Chenôve, France, residing at 10, rue du Tribourg, 21700 Nuits Saint-Georges, France,

hereinafter, the Offerees

Faiveley Transport, a société anonyme à Directoire et Conseil de Surveillance incorporated under the laws of France, with a share capital of 14,614,152 Euro divided into 14,614,152 ordinary shares, with a nominal value of 1 Euro, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France, registered with the Registre du Commerce et des Sociétés (Companies Registry) of Nanterre under number 323 288 563.

hereinafter, Faiveley Transport or the Company.

July 27, 2015

Dear Sirs,

Re:	Binding offer for the acquisition of the shares of Faiveley Transport held by the Offerees which will be followed by a filing with the AMF of a mandatory tender offer for all of the remaining Faiveley Transport shares

Reference is made to the proposed acquisition (the Contemplated Transaction), by the Offeror of all shares of the Company held by the Offerees which would be followed as soon as reasonably practicable after the completion of such acquisition by a filing with the French Financial Market Authority (Autorité des marchés financiers) (the AMF) of a mandatory tender offer for all of the remaining Company Shares issued by the Company, on the terms and conditions of:

(A)	this binding offer as herein provided (the Offer);

(B)	the draft Share Purchase Agreement which is attached as Schedule 1 to this letter (the SPA);

(C)	the draft Shareholders Agreement which is attached as Schedule 2 to this letter (the SHA)

(D)	the draft Tender Offer Agreement which is attached in Schedule 3 to this letter (the TOA);

(E)	the draft Exclusivity Agreement attached as Schedule 4 to this letter, an original copy of which has been duly signed on the date hereof by the Offeror, provided to the Offerees and Company together with this letter and duly executed by the Offerees and the Company simultaneously herewith (the Exclusivity Agreement);

(F)	the draft Escrow Agreement attached as Schedule 5 to this letter, an original copy of which has been duly signed on the date hereof by the Offeror, provided to the Offerees and Company together with this letter and duly executed by the Sellers’ Representative simultaneously herewith (the Escrow Agreement);

(the documents and agreements referred to under paragraphs (A) to (F) together designated as the Offer Documents).

Unless otherwise defined herein, capitalized terms used in this Offer will have the meaning given to them in the SPA, the SHA or in the TOA, as applicable.

1.	The Offer

1.1	In consideration of, and subject to, the Offerees and Company granting the Offeror exclusivity in relation to the Contemplated Transaction on the terms of the Exclusivity Agreement, in accordance with the provisions of Article 1.2 hereof, and the Offerees continuously complying with all of their obligations under Articles 2.1 through (and including) 2.7 of the Exclusivity Agreement, the Offeror, hereby undertakes and offers, and Parent will cause the Purchaser to so undertake and offer, (i) to purchase all Sellers’ Shares for the Purchase Price, on the terms, and subject to the conditions set forth in the Offer Documents, (ii) to execute the SPA upon receipt of a signed copy of the SPA by the Offerees, (iii) to execute the SHA upon receipt of a signed copy of the SHA by the Offerees, (iv) to execute the TOA upon receipt of a signed copy of the TOA by the Company, and (v) as promptly as practical after the completion of the purchase referred to in sub-clause (i), to file with the AMF a mandatory tender offer for all of the remaining Company Shares in accordance with the terms of the Offer Documents.

1.2	This Offer (i) will lapse and cease to be capable of acceptance and (ii) save for Articles 5 (Announcement-Confidentiality), 6 (Costs) and 8 hereof (Governing Law and Jurisdiction), will terminate with immediate effect if the Offerees have not returned to the Offeror a duly counter-signed original copy of the Exclusivity Agreement on the date of this Offer.

1.3

Unless terminated in accordance with Article 1.2, this Offer will remain open (the Offer Period) for acceptance from the date hereof until the earlier of the two following dates: (i) five Business Days after the Definitive Opinion Date (as defined in the Exclusivity Agreement) and (ii) November 1, 2015, such date to be extended (but in any event no later than February 28, 2016) if a judicial proceeding initiated by any third party extends the Consultations (as defined in the Exclusivity Agreement) or suspends the execution of the Offer Documents, until the 5th Business Day following (a) a court order, the result of which would permit the Sellers and / or the Company to sign the Offer Documents, or (b) the date

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on which the Consultations (including any extension of consultation) ordered by a court order have been completed. However, if such a litigation is still pending at the end of the Offer Period, the Parent will be entitled to extend the Offer Period, in one or more times, up until the end of the Exclusivity Period The Offer is irrevocable, valid and binding from the date hereof and may not be withdrawn or varied upon in any manner during the Offer Period without the prior written consent of the Company and a majority in interest of the Offerees, except, if and once the Exclusivity Agreement is signed by the Offerees and the Company, in case of breach by the Sellers or the Company of their obligations under Articles 2.1 to 2.4 of the Exclusivity Agreement. In such a case, the Offeror may, upon written notice given as provided in Article 12.2 of the SPA, terminate the Offer immediately without further formality but without prejudice to the rights, remedies and indemnities that the Offeror and Parent may seek against the Offerees and the Company in particular under the Exclusivity Agreement.

1.4	The Offerees may accept the Offer at any time during the Offer Period by all Sellers duly executing, signing and returning one original copy of this Offer to the Offeror, together with an original copy of the SPA and the SHA duly executed by all Sellers. If the Offer is accepted in this manner by the Offerees prior to the expiration of the Offer Period, and if the Conditions (as defined below) are satisfied, the Offeror and Parent will execute the SPA and the SHA no later than the end (New York Time) of the Business Day when they receive the Offer acceptance from the Sellers (provided the Sellers shall have given notice thereof to Parent at least one Business Day in advance) and return an executed copy to the Sellers.

1.5	If the Offerees accept the Offer pursuant to the provisions of Article 1.4 hereof, the Company will return to the Offeror an executed original copy of this Offer and of the TOA on the date of acceptance of the Offer by the Offerees. If the Offer is accepted in this manner by the Company, and if the Conditions are fulfilled, the Offeror and Parent will execute the TOA no later than the end (New York Time) of the Business Day when they receive the TOA acceptance from the Company (provided the Company shall have given notice thereof to Parent at least one Business Day in advance) and return an executed copy to the Company.

1.6	If the Offeror does not receive written acceptances from both Offerees and Company of the Offer at the latest on the expiration date of the Offer Period at 11:59 pm CET (5:59 pm New York Time), the Offer will lapse and cease to be capable of acceptance and, save for Articles 5 (Announcement-Confidentiality), 6 (Costs) and 8 hereof (Governing Law and Jurisdiction), the Offer will terminate with immediate effect. Such termination will be without prejudice to any right, indemnification and remedy that the Offeror and Parent may hereof seek against the Offerees and the Company in particular under the Exclusivity Agreement.

1.7	The Offer is indivisible and may only be accepted (a) in respect of the acquisition of all the Seller Shares as defined in and in accordance with the SPA and (b) by all Sellers (and/or any successor or assigns of such Sellers as provided in Article 12.4 of the SPA provided Parent and Purchaser have been informed of any such succession or assignment of the benefit of this Offer at least 5 Business Days in advance and such successors and assigns have confirmed to Parent and Purchaser in writing that they will be bound by the Exclusivity Agreement as new Sellers and by the terms of this Offer). Acceptance of the Offer will be immediately followed by the signature of the SPA, the SHA and the TOA ne varietur.

1.8	Should the Offeror fail to execute the SPA and the SHA within five Business Days of the Offer acceptance by the Offerees during the Offer Period, the Offeror hereby acknowledges and irrevocably agrees that the Offerees may, in their absolute discretion, decide that either:

(A)	the Offeror will be deemed to have validly executed the SPA and the SHA on the third Business Day following the Offer acceptance by the Offerees (and for the avoidance of doubt even if this sixth Business Day is after the expiration date of the Offer Period) and have accepted to be bound by all of its terms and to perform all obligations under the SPA and SHA (such election, the “Performance Election”); or

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(B)	the Offeror will make a payment to the Offerees in an amount equal to Euro 14,951,000, corresponding to the lump sum cost of the Sellers accepting to sign the Exclusivity Agreement and making their Company Shares unavailable for sale. In addition, Parent and Purchaser will, jointly and severally, indemnify and hold harmless the Sellers from and against any and all losses (whether direct or indirect and including, without limitation, the loss of opportunity and damage to reputation), costs, expenses (including attorneys, consultants and other advisors fees) resulting from any breach by Parent and Purchaser of their covenants, warranties or undertakings under this Binding Offer. The election in Article 1.8(B) is defined as the “Termination Election”. For the avoidance of doubt, the payment of any amounts or damages under this Article 1.8(B) is not the exclusive remedy of the Offerees, and is without prejudice to the binding and irrevocable nature of this Offer or any other remedies available at law or in equity to Offerees, in connection with the Offeror’s failure to execute the SPA and SHA pursuant to this Offer.

1.9	Should the Offeror fail to execute the TOA within five Business Days of the Offer acceptance by the Company during the Offer Period, the Offeror hereby acknowledges and irrevocably agrees that the following provisions will apply:

(A)	if the Sellers have elected the Performance Election, the Offeror will be deemed to have validly executed the TOA on the sixth Business Day following the Offer acceptance by the Offerees (and for the avoidance of doubt even if this sixth Business Day is after the expiration date of the Offer Period) and have accepted to be bound by all of its terms and to perform all obligations under the TOA; or

(B)	if the Sellers have elected the Termination Election, the Offeror will make a payment to the Company in an amount equal to Euro 14,614,000, corresponding to the lump sum cost of the Company accepting to sign the Exclusivity Agreement. In addition, Parent and Purchaser will, jointly and severally, indemnify and hold harmless the Company from and against any and all losses (whether direct or indirect and including, without limitation, the loss of opportunity and damage to reputation), costs, expenses (including attorneys, consultants and other advisors fees) resulting from any breach by Parent and Purchaser of their covenants, warranties or undertakings under this Binding Offer. For the avoidance of doubt, the payment of any amounts or damages under this Article 1.9(B) is not the exclusive remedy of the Company, and is without prejudice to the binding and irrevocable nature of this Offer or any other remedies available at law or in equity to the Company, in connection with the Offeror’s failure to execute the TOA pursuant to this Offer.

1.10	For the purpose of Article 1.8(A) and 1.9(A), the Offeror agrees and acknowledges that this Offer is subject to specific performance (execution forcée) by the Offerees and the Company and that the Offeror waives all its rights under article 1142 of the French Code civil, so that the Offerees are entitled to request a court of competent jurisdiction to perfect the Contemplated Transaction under the terms of the SPA and the SHA.

1.11	In making the Offer, the Offeror is relying on the representations and warranties given by Offerees and the Company in Articles 2.1 through (and including) 2.8 of the Exclusivity Agreement.

2.	Conditions

The obligation of the Offeror and/or Parent to sign the SPA, the TOA and the SHA upon receipt of a signed copy of these documents by the Offerees and the Company is conditioned

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upon the satisfaction or waiver of the following conditions on the date of execution of such documents by the Sellers (Conditions): the absence of any event or occurrence that would result in the conditions precedent set forth in Article 6.1(a) through 6.1(d) of the SPA being incapable of being satisfied as of the Long Stop Date.

3.	Clearances

The Parties agree that they will immediately comply with the provisions of Article 4 of the SPA and Article 3.1 of the TOA, as applicable, as if the SPA and TOA had been duly executed and delivered from the date of this Offer. Accordingly, the obligation of Parent and the Purchaser to pay the Termination Fee and the Company Termination Fee, pursuant to the terms and subject to the conditions set forth in Article 4(g) of the SPA and Article 3.1(g) of the TOA, will be in force as if the SPA and TOA had been duly executed and delivered from the date of this Offer.

4.	Warranties

The Offeror and Parent warrant to the Offerees that the representations and warranties made in Article 9 of the SPA are true and correct as of the date of this Offer, provided that for purposes of this Article 4, the term “Agreement” refers to this Offer.

In particular, Parent and Purchaser will, as from the date of this Offer, comply with Article 9.4 of the SPA regarding the Escrow Account.

5.	Announcement - Confidentiality

5.1	The Offeror, Parent, Offerees and Company have agreed to a press releases announcing this Contemplated Transaction and a communications plan mentioned in Article 12.9 (Communication – Public Statements) of the SPA.

5.2	Except for such press releases, statements consistent with the Communications Plan or as Parent or Sellers’ Representative may determine in good faith to be required by applicable Law, which is subject to the following sentence, each of the Offeror, Parent, the Offerees and the Company agrees that he, she or it will not publish any press release, make any public statement or otherwise communicate publicly (including off-the-record or private interviews with journalists) with respect to this Offer Document and the Contemplated Transaction that is inconsistent with the Communications Plan without the written consent of Parent (in the case of the Offerees and Company) or the Sellers’ Representative (in the case of Parent and the Offeror), which will have the right to review and comment upon any such release, statement or communication. In the event one of the Offeror, Parent, the Offerees or the Company determines in good faith that it is required by applicable Law to make any public announcement related to the Offer Documents and the Contemplated Transaction other than is consistent with the joint press release and Communications Plan, it will give Parent (in the case of the Offerees and the Company) or the Sellers’ Representative (in the case of Parent or the Offeror) a reasonable opportunity to review and comment upon such communication before it is disseminated.

6.	Costs

Each of the Offeror, Parent, the Company and the Offerees will be responsible for their own costs, charges, fees and other expenses (including those of their respective Representatives) incurred in connection with the preparation, and negotiation of this Offer, the other Offer Documents or the Contemplated Transaction.

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7.	Notices

Notices and notifications under this Offer, and service of process and all other papers in connection with any Dispute, will be served in accordance with the terms of Article 12.2 of the SPA and Article 8 of the TOA which will apply mutatis mutandis as if set out herein.

8.	Governing Law and jurisdiction

8.1	This Offer, any Disputes (whether in contract or tort) based upon, arising out of or relating to this Offer or the negotiation, execution, performance or termination of this Offer will be governed by and construed in accordance with the Laws of the State of Delaware, USA, without regard to any applicable conflict of Laws principles.

8.2	The parties hereto agree that any action seeking to enforce any provision of, or based on any Dispute or matter arising out of or in connection with, this Offer may only be brought in the Delaware Chancery Court located in Wilmington Delaware, USA so long as such court has subject matter jurisdiction over such action, or alternatively in any United States District Court located in Wilmington, Delaware, USA if the aforesaid Delaware Chancery Court does not have subject matter jurisdiction, and that any cause of action arising out of this Exclusivity will be deemed to have arisen from a transaction of business in the State of Delaware, USA, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such action in any such courts or that any such action which is brought in such courts has been brought in an inconvenient forum. Process in any such action may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of such courts. Without limiting the foregoing, each party hereto agrees that service of process and of all other pleadings or papers on such party consistent with the notice provisions of the TOA and/or the SPA, as applicable, will be deemed effective service of process on such party.

[Execution page follows]

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Yours faithfully,

/s/ Albert J Neupaver
for and on behalf of FW Acquisition LLC

Represented by	Albert J Neupaver

/s/ Albert J Neupaver
for and on behalf of Wabtec Corporation

Represented by	Albert J Neupaver

Accepted on

for and on behalf of Faiveley Transport

Represented by

Accepted on

for and on behalf of Financière Faiveley

Represented by

Accepted on

for and on behalf of Famille Faiveley Participations

Represented by

Accepted on

Mr. François Faiveley

Accepted on

Mr. Erwan Faiveley

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List of Schedules

Schedule 1	Draft SPA

Schedule 2	Draft SHA

Schedule 3	Draft TOA

Schedule 4	Draft Exclusivity Agreement

Schedule 5	Draft Escrow Agreement

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Schedule 1

Draft SPA

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SHARE PURCHASE AGREEMENT

BY AND AMONG

FINANCIERE FAIVELEY

FAMILLE FAIVELEY PARTICIPATIONS

Mr. FRANCOIS FAIVELEY

Mr. ERWAN FAIVELEY

AND

FW ACQUISITION LLC

AND

WABTEC CORPORATION

Dated [●], 2015

-i-

-ii-

SCHEDULES	No.

Parent Preferred Stock Terms	1.1

Sellers’ Shares	3.1

Pledged Shares	5.1

Additional Conditions to Parent’s and Purchaser’s Obligations to Close	6.1(c)

Surviving Intragroup Agreements	7.2

Survival Periods for Sellers’ Representations and Warranties	8.12

Survival Periods for Parent’s and Purchaser’s Representations and Warranties	9.6

Sellers’ Representative	12.11

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This SHARE PURCHASE AGREEMENT is entered into on [●], 2015 (the “Agreement”),

AMONG:

1.	Financière Faiveley, a société anonyme organized under the laws of France, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France, registered with the Registre du Commerce et des Sociétés (Companies Registry) of Nanterre under number 389 896 390, hereinafter “FinF”

2.	Famille Faiveley Participations, a société par actions simplifiée organized under the laws of France, whose registered office is located at 3, rue 19 mars 1962, 92230 Gennevilliers, France, registered with the Registre du Commerce et des Sociétés (Companies Registry) of Nanterre under number 352 474 274, hereinafter “FFP”

3.	Mr. François Faiveley, a French citizen born on April 26, 1951 in Neuilly-sur-Seine, France, residing at residing at Avenue William 102,1095 Lutry, Switzerland,

hereinafter “Mr. FF”

4.	Mr. Erwan Faiveley, a French citizen born on July 27, 1979 in Chenôve, France, residing at 10 rue du Tribourg, 21700 Nuits Saint-Georges, France,

hereinafter “Mr. EF”

FinF, FFP, Mr. FF and Mr. EF are hereinafter collectively referred to as the “Sellers”,

It is understood and agreed between the Parties that for the purpose of this Agreement, Sellers will be acting jointly and severally.

AND:

6.	FW Acquisition LLC, a limited liability company organized under the laws of Delaware, USA,

hereinafter, the “Purchaser”

AND:

7.	Wabtec Corporation, a corporation organized under the laws of Delaware, USA,

hereinafter, “Parent”.

The Sellers, the Purchaser and Parent are individually referred to as a “Party” and collectively referred to as the “Parties”

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PREAMBLE

(A)	Parent is a supplier of value-added, technology-based products and services for rail, transit and other businesses.

(B)	Purchaser is a wholly owned indirect Subsidiary of Parent formed for purposes of the transactions contemplated hereby.

(C)	The Company and its Subsidiaries (collectively, the “Group Companies”) are engaged in the manufacture and supply of equipment and systems for the railway industry (the “Business”).

(D)	The Company Shares are listed on Euronext Paris (Compartment B) and, as of the date hereof and the Closing, the Sellers’ shareholdings in the Company will be as set forth in Schedule 3.1.

(E)	Parent and the Company entered into a non-disclosure agreement on January 23, 2015 on the basis of which the Purchaser and Parent have been provided certain information regarding the Group Companies.

(F)	The Purchaser and Parent are seeking to acquire all the Company Shares owned by the Sellers and, as soon as reasonably practicable after the completion of such acquisition, the Purchaser and Parent intend to file with the French Financial Market Authority (Autorité des marchés financiers) (the “AMF”) a mandatory tender offer for all of the Company Shares issued by the Company (other than the Sellers’ Shares acquired pursuant to this Agreement) (the “Offer”) on the terms and subject to the conditions set forth in the Tender Offer Agreement.

(G)	On July 27, 2015 (the “Offer Date”), Parent and the Purchaser offered to acquire Sellers’ Shares on the terms and subject to the conditions hereof and the Parties entered into the Exclusivity Agreement, which offer was accepted by the Sellers on July 27, 2015.

(H)	In connection with the foregoing, the Purchaser wishes to purchase from the Sellers, and the Sellers wish to sell to the Purchaser, all the Company Shares they respectively own, representing collectively, on the Offer Date and at Closing, 7,475,537 shares which will represent the same number of voting rights (i.e. 7,475,537 voting rights) at Closing, on the terms and subject to the conditions set forth herein (the “Transaction”).

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NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, the following terms have the respective meanings set forth below when used herein with initial capital letters:

“Affiliate”	means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For this purpose, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement”	has the meaning set forth in the Preamble.

“AMF”	has the meaning set forth in the Preamble.

“AMF Regulation”	means the General Regulation published by the AMF.

“Antitrust Clearances”	means the requisite clearances, approvals or expirations of waiting periods, as applicable, under the Antitrust Laws of (i) European Union, (ii) United States of America and (iii) Russia, in each case related to the Transaction; provided, however, that, with respect to each of clauses (i) to (iii), no judgment, decree or order shall have been entered by any Governmental Entity of competent jurisdiction which would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby under any Antitrust Laws, cause such transactions to be rescinded or result in a Substantial Detriment and no action, suit or proceeding under any Antitrust Laws shall have been instituted by a Governmental Entity and be pending as of the relevant date of determination seeking any of the foregoing.

“Antitrust Laws”	means any national, regional, domestic or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.

“Business”	has the meaning set forth in the Recitals.

“Business Day”	means a day other than (i) a Saturday or Sunday, (ii) a day that is not a trading day (jour de négociation) on the Euronext Paris stock exchange, or (iii) a day in which banks in Paris or New York City are authorized or required by law to remain closed.

“Cash Price Per Share”	means 100 Euros.

“Claim”	has the meaning set forth in Article 12.11.

“Closing”	has the meaning set forth in Article 6.1.

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“Closing Date”	has the meaning set forth in Article 6.2.

“Company”	means Faiveley Transport, a société anonyme à Directoire et Conseil de Surveillance incorporated under the laws of France, with a share capital of 14,614,152 Euro divided into 14,614,152 ordinary shares, with a nominal value of 1 Euro, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France, registered with the Registre du Commerce et des Sociétés (Companies Registry) of Nanterre under number 323 288 563.

“Company Disclosure Schedule”	means the disclosure schedule delivered by the Company to the Purchaser and Parent simultaneously with the execution and delivery of the Tender Offer Agreement.

“Company Shares”	means the ordinary shares, with a nominal value of 1 Euro, of the Company, admitted to trading on Euronext Paris (ISIN FR0000053142, mnemonic LEY).

“Communications Plan”	has the meaning set forth in Article 12.9.

“Dispute”	has the meaning set forth in Article 10(a).

“Encumbrance”	means any mortgage, encumbrance, security interest, pledge, charge, lien, assignment by way of security, option or right of pre-emption, title retention clause, restriction on voting or disposition, right of first refusal or other encumbrance or limitation on full ownership of any kind, character or description, whether or not of record and whether by contract, unilateral understanding, administrative or court decisions or otherwise.

“Escrow Account”	has the meaning set forth in Article 9.4.

“Exchange Ratio”	means 0.0625 shares of Parent Preferred Stock for each Company Share.

“Exclusivity Agreement”	means the Agreement, dated July 27, 2015, among the Parties and the Company.

“Foreign Investment Control”	has the meaning set forth in Article 4(e).

“FinF”	has the meaning set forth in the Preamble.

“FFP”	has the meaning set forth in the Preamble.

“GAAP”	has the meaning set forth in Article 1.1.

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“Governmental Entity”	means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) governmental or quasi-governmental agency, taxing authority and any court or other tribunal (foreign, federal, state or local), or (c) Person or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Group Companies”	has the meaning set forth in the Preamble.

“IFRS”	means International Financial Reporting Standards, as applied by the relevant Person.

“Improved Offer”	has the meaning set forth in Article 3.2.

“Improved Preferred Stock Allocation”	has the meaning set forth in Article 3.2.

“Investment Control Clearance”	has the meaning set forth in Article 4(f).

“Investment Services Provider”	means Exane BNP Paribas or any other investment services provider agreed to between Parent and Sellers’ Representative.

“Law”	means any statute, rule or other legal requirement, including the common law or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Long Stop Date”	means 9 months from the Offer Date or, upon a Long Stop Date Extension, any subsequent date decided by Sellers or the Purchaser but no later than 15 months from the Offer Date.

“Long Stop Date Extension”	means the election of the Purchaser or Sellers to extend the Long Stop Date for one period of up to six months, by irrevocable notice given in accordance with this Agreement no later than ten Business Days prior to the original Long Stop Date.

“Mr. EF”	has the meaning set forth in the Preamble.

“Mr. FF”	has the meaning set forth in the Preamble.

“Mr. TF”	means Mr. Thierry Faiveley, a member of the Faiveley family and brother of Mr. FF.

“New Parent Securities”	has the meaning set forth in Article 3.2.

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“Offer”	has the meaning set forth in the Preamble.

“Offer Date”	has the meaning set forth in the Preamble.

“Other Improved Offer Consideration”	has the meaning set forth in Article 3.2.

“Parent”	has the meaning set forth in the Preamble.

“Parent Common Stock”	means the common stock, par value $0.01 per share of Parent.

“Parent Preferred Stock”	means Parent’s convertible preferred stock, the terms and conditions of which are set forth in the form of Certificate of Designations attached in Schedule 1.1.

“Party” or “Parties”	has the meaning set forth in the Preamble.

“Person”	means an individual, corporation, partnership, limited liability company, joint stock company, joint venture, association, trust or other entity or organization, including a Governmental Entity.

“Purchase Price”	has the meaning set forth in Article 3.1.

“Purchaser”	has the meaning set forth in the Preamble.

“Sanctions”	means economic or financial trade sanctions or trade embargoes imposed, administered or enforced from time to time by the (a) U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce’s Bureau of Industry and Security, or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union Member State or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country”	means a country or territory which is itself the subject or target of any Sanctions as of the Offer Date, i.e. Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of Ukraine.

“Sanctioned Person”	means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce’s Bureau of Industry and Security, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union Member State (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50 percent or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) and/or (b), all to the extent prohibited or restricted by applicable Sanctions.

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“Sellers”	has the meaning set forth in the Preamble.

“Sellers’ Accounts”	means the bank accounts in the name of the Sellers opened with the Investment Services Provider.

“Sellers’ Group”	means the Sellers, any of their family members (direct ascendants, direct descendants and spouses), any of their respective Affiliates, as well as their officers, employees, representatives or agents, from time to time, other than, prior to the Closing Date, the Group Companies.

“Sellers’ Representative”	has the meaning set forth in Article 12.11.

“Sellers’ Shares”	has the meaning set forth in Article 2.

“Shareholders Agreement”	means the Shareholders Agreement entered into on the date hereof between Parent and the Sellers.

“Subsidiaries”	means, with respect to any Person, any corporation, partnership, trust, limited liability company or other entity the results of operations of which are required to be consolidated into the financial statements of such Person under, as the case may be, IFRS or U.S. generally accepted accounting principles (“GAAP”).

“Substantial Detriment”	has the meaning set forth in Article 4(d).

“Tender Offer Agreement”	has the meaning set forth in Article 5.2.

“Termination Fee”	has the meaning set forth in Article 4(g).

“Transaction”	has the meaning set forth in the Preamble.

Unless otherwise defined herein, capitalized terms used in this Agreement will have the meaning given to them in the Shareholders Agreement or in the Tender Offer Agreement, as applicable.

1.2	Interpretive Matters

Any reference in this Agreement to a “Section”, “Article” or “Schedule” refers to the corresponding Section, Article or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Articles herein are provided for convenience of reference only and are not intended to affect the construction or interpretation of this Agreement. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with the terms of this

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Agreement. Any reference to a statute, rule or regulation is deemed also to refer to any amendments or successor legislation, rule or regulation as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including initial capitalized terms defined herein) in the singular will be held to include the plural and vice versa. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings given to them in accordance with GAAP. This Agreement has been freely and fairly negotiated by the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement and prior drafts of this Agreement will be disregarded in interpreting this Agreement. If the date upon or by which any Party hereto is required to perform any covenant or obligation hereunder falls on a day that is not a Business Day, then such date of performance will be automatically extended to the next Business Day thereafter. Unless the context otherwise requires, (a) “or” is disjunctive but not necessarily exclusive and (b) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. Any representation or warranty made to the knowledge of a Party will be to such Party’s actual knowledge.

2.	SALE AND PURCHASE OF SHARES

On the terms and subject to the conditions set forth herein, at the Closing, each Seller will sell to the Purchaser, and the Purchaser will purchase from each Seller, all the Company Shares owned by such Seller, as set forth opposite such Seller’s name on Schedule 3.1, such number of Company Shares owned by Sellers being in the aggregate 7,475,537 Company Shares which will represent the same number of voting rights (i.e. 7,475,537 voting rights) at Closing (collectively, the “Sellers’ Shares”), free from and clear of any Encumbrances, together with all rights attached thereto from and including the Closing Date.

At the Sellers’ option, Mr. TF will be authorized to join this Agreement as a “Seller” with respect to Company Shares held by him until 10 business days before Closing. In this case, the Parent, the Purchaser and Mr. TF will sign a joinder to this Agreement reasonably acceptable to Parent (and Schedule 3.1 will be amended to reflect Mr. TF’s ownership and sale of Company Shares on the terms hereof).

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3.	PURCHASE PRICE

3.1	Nature of Consideration

The aggregate consideration in cash and Parent Preferred Stock payable at the Closing by the Purchaser to the Sellers for the Sellers’ Shares (the “Purchase Price”), will be paid to each Seller as set forth on Schedule 3.1 in the respective allocations thereon shown, such that the Purchase Price in the aggregate will be the sum of:

(i)	EUR 186,888,100 in cash for 1,868,881 Company Shares, representing a Cash Price Per Share of EUR 100 per Company Share; and

(ii)	350,416 Parent Preferred Stock in exchange for 5,606,656 Company Shares, representing an Exchange Ratio of 0.0625 Parent Preferred Stock per Company Share.

It is understood and agreed between the Parties that, until the 10th Business Day preceding Closing, each Seller will be entitled to change the allocation of cash and Parent Preferred Stock that it will receive as Purchase Price on Closing Date, provided however that, in the aggregate, the Purchase Price will globally consist of EUR 186,888,100 in cash and 350,416 Parent Preferred Stock (representing a ratio of 25% of Sellers’ Shares paid in cash and 75% of Sellers’ Shares paid in Parent Preferred Stock). The Sellers’ Representative will give notice to Purchaser of any such reallocation by delivering to Parent a revised version of Schedule 3.1.

3.2	Price Adjustment

If during the period starting on the date hereof and expiring six months after the Closing Date, the Purchaser or any of its Affiliates, in each case acting alone or with others, makes a binding offer to purchase the remaining Company Shares (whether pursuant to the Tender Offer Agreement or otherwise) under the following conditions:

(i)	at a cash price per share which exceeds the Cash Price Per Share;

(ii)	whereby the Purchaser offers to exchange one Company Share for one or more securities of Parent or any other Person (or securities convertible into or exercisable or exchangeable for equity securities of Parent or any other Person) (“New Parent Securities”) the value (calculated, in all cases, on a per Share or per Company Share basis, as applicable) or terms and conditions of which (including the stated value, underlying securities, conversion parity, coupon payment and conversion date(s)) are economically more advantageous than those of the Parent Preferred Stock paid as consideration hereunder;

(iii)	whereby the Purchaser offers any consideration other than cash or New Parent Securities, which are economically more advantageous than the Parent Preferred Stock hereunder (“Other Improved Offer Consideration”); or

(iv)	whereby the maximum portion of Company Shares that can be exchanged in the Offer by shareholders for Parent Preferred Stock exceeds 75% (an “Improved Preferred Stock Allocation”)

(together an “Improved Offer”),

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the following payments and/or actions will be made by the Purchaser to the Sellers (except however if the Improved Offer is offered as a result of the Collège of the AMF refusing to grant conformity to the draft Offer filed by the Purchaser, in which case no such payment and/or actions will be made):

•	if the cash price offered exceeds the Cash Price Per Share, the Purchaser will pay to each Seller an additional cash consideration equal to (A) the positive difference between (x) the cash price per share offered under such Improved Offer and (y) the Cash Price Per Share, multiplied by (B) the number of Sellers’ Shares transferred by the relevant Seller to the Purchaser. Such payment will be made by the Purchaser or Parent, as the case may be on the 10th Business Day following the date the relevant Improved Offer is completed, by transferring immediately available funds to the accounts of the relevant Seller as will be notified to Purchaser in writing;

•	if any New Parent Security or Other Improved Offer Consideration is offered to public shareholders under the Improved Offer, Parent will allow the Sellers to exchange all or part of their Parent Preferred Stock (the “Exchanged Parent Preferred Stock”) and for the consideration such exchanging Seller would have received assuming it had tendered in the Improved Offer the Company Shares for which it received the Exchanged Parent Preferred Stock. Such exchange will be made by the Purchaser or Parent, as the case may be on the 10th Business Day following the date the relevant Improved Offer is completed; or

•	if the Purchaser offers an Improved Preferred Stock Allocation, the Purchaser will offer Sellers the option to receive additional Parent Preferred Stock, up to such number that will allow them to match the maximum allocation of Parent Preferred Stock offered to shareholders, and pay back to Purchaser an amount in cash equal to the product of (i) the Cash Price Per Share and (ii) (A) the Parent Preferred Stock so received divided by (B) the Exchange Ratio.

4.	ANTITRUST FILINGS AND FOREIGN INVESTMENT CONTROL

(a)	Each of Purchaser and the Sellers will (including, if necessary in the case of the Sellers, by causing actions of the Company to the extent permitted by its corporate powers) make or cause to be made all notifications, filings and submissions required to obtain the Antitrust Clearances and will supply any additional information, including requests for production of documents and production of witnesses for interviews or depositions, that may be requested by any Governmental Entity for the purpose of obtaining such Antitrust Clearances, with a view to obtaining the satisfaction of the condition precedent set forth in Article 6.1, in each case as soon as practicable after the date hereof.

(b)

Each of Purchaser and the Sellers (including, if necessary in the case of the Sellers, by causing actions of the Company to the extent permitted by its corporate powers) will use its respective reasonable best efforts and diligently assist and cooperate with each other in preparing and filing any and all written communications that are required or reasonably necessary to be submitted to any Governmental Entity in connection with the Transaction and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by either Party or any of its Affiliates in connection with the Transaction (including the Antitrust Clearances), which assistance and cooperation will include: (i) timely

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furnishing to the other Party all information reasonably available to such Party that counsel to the other Party reasonably determines is required to be included in such documents or is reasonably necessary in obtaining such required consent, waiver, authorization or approval, (ii) promptly providing the other Party with copies of all written communications to or from any Governmental Entity relating to any Antitrust Law; provided that such copies may be redacted to remove references concerning the valuation of the Company or Parent, or as necessary to address legal privilege or confidentiality concerns or to comply with contractual arrangements or applicable Law; and provided, further, that portions of such copies that are competitively sensitive may be designated as “outside antitrust counsel only,” (iii) keeping the other Party reasonably informed of any communication received or given in connection with any proceeding by the other Party, in each case regarding the Transaction, (iv) permitting the other Party to review and incorporate the other Party’s reasonable comments in any communication given by it to any Governmental Entity, in each case regarding the Transaction, and (v) to the extent permitted by the applicable Governmental Entity, give the other Party or its counsel the opportunity to attend and participate in all meetings, substantive telephone calls and conferences with any Governmental Entities. Without prejudice to the other provisions of this Article 4, Parent will, on behalf of the Parties, control and lead all communications and strategy relating to obtaining all approvals, consents, waivers, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the Transaction, and Sellers will not, and will cause their representatives to not, propose or otherwise communicate any proposed action to any Representative of any Governmental Entity in respect of any matter without the prior written approval of Parent or its counsel, given or withheld in its or their sole discretion.

(c)

Subject to the provisions of Article 4(d), each of Parent, the Purchaser and Sellers will and Sellers will cause the Company to cooperate in good faith with any Governmental Entity and will, and will cause each of their Affiliates to, undertake, or cause to be taken, promptly any and all actions necessary, proper or advisable to complete the Transaction expeditiously and lawfully, including notably if necessary in connection with the foregoing. Parent and the Purchaser will sell or propose to sell or otherwise dispose of, or hold separate or institute other restrictions or limitations on the ownership of, or agree to sell or otherwise dispose of, or hold separate or institute other restrictions or limitations on the ownership of, assets, categories of assets or businesses of the Company or the Purchaser or their respective Affiliates, and agree to any restrictions or limitations on the businesses, operations and contractual freedoms of any such businesses or operations (provided, that any such commitment or transaction involving the Company or any of its assets or business may be subject to the occurrence of the Closing). In furtherance and not in limitation of the foregoing, subject to Article 4(d), Parent, the Purchaser and Sellers will cause the Company to take all actions necessary to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under any Antitrust Law. Such actions, if to be taken by the Company before Closing, will be deemed authorized by the Purchaser and Parent pursuant to Article 5.4

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hereof. In connection with this article, if any action or proceeding is instituted (or threatened to be instituted) challenging the Transaction as violative of any Antitrust Laws, Parent, the Purchaser and the Sellers will jointly (to the extent practicable) use their respective reasonable best efforts to initiate and/or participate in any proceedings, whether judicial or administrative, in order to (i) oppose or defend against such action or proceeding by any Governmental Entity to prevent or enjoin the consummation of the Transaction and (ii) take such action as necessary to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transaction, including by appeal if necessary, any order or injunction that makes illegal or prohibits the consummation of the Transaction, provided, that any commitment, agreement or transaction involving the Company or any of its assets or business will be subject to the occurrence of the Closing.

(d)	Notwithstanding anything to the contrary contained in this Article 4, or elsewhere in this Agreement, Parent, the Purchaser or the Company will have no obligation under this Agreement or in connection with the Transaction to: (i) dispose of, transfer or exclusively license, or cause any of its Affiliates to dispose of, transfer or exclusively license, any assets, (ii) discontinue or cause any of its Affiliates to discontinue, or commit to (or cause any of its Affiliates to commit to) discontinue, offering any product or service, (iii) non-exclusively license or otherwise make available, or cause any of its Affiliates to non-exclusively license or otherwise make available, to any Person any technology, intellectual property, or to commit to (or cause any of its Affiliates to commit to) non-exclusively license or otherwise make available to any Person any technology or intellectual property, (iv) hold separate or cause any of its Affiliates to hold separate any assets or operations, or to commit to (or cause any of its Affiliates to commit to) hold separate any assets or operations, or (v) make or cause any of its Affiliates to make any commitment, or to commit to (or cause any of its Affiliates to commit to) make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of any of its Affiliates; provided, however, that the Purchaser, Parent will, and will cause the Company to take (and to cause their Affiliates to take) the actions set forth in clauses “(i)” through “(v)” if, but only if, such actions, considered collectively, would not reasonably be expected to result in a Substantial Detriment. Such actions will be deemed to result in a “Substantial Detriment” if such actions, considered collectively, are reasonably expected to result in a reduction of the combined annual consolidated revenues of Parent, the Purchaser and the Company, considered as a whole, of at least EUR 145 million.

(e)	As soon as practicable after the date hereof, Purchaser and the Sellers will jointly file a ruling request with the French Ministry of Economy in order to verify that the Transaction does not fall within the scope of foreign investment control in relation to sensitive sectors provided under articles R. 153-1, et seq. of the French Monetary and Financial Code (the “Foreign Investment Control”).

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(f)	In case the Ministry of Economy determines that the Transaction falls within the scope of Foreign Investment Control, the Purchaser will, in cooperation with the Sellers, promptly file with the Ministry of Economy a request for clearance under the Foreign Investment Control and promptly respond to all questions asked by the Ministry of Economy. The Purchaser and Parent will use their commercially reasonable efforts to provide commitments requested by the Ministry of Economy to promptly obtain the foreign investment control clearance (except that Parent or Purchaser shall not be required to extend the scope, nature or duration of the commitments set forth in the provisions Articles 3.3, 3.4 and 3.5 of the Tender Offer Agreement) (the “Investment Control Clearance”). The Purchaser will promptly keep the Sellers’ Representative informed of any material development of the foregoing.

(g)	Notwithstanding any provision in this Agreement to the contrary, in the event that (i) this Agreement terminates pursuant to Article 6.4 or either Parent or Sellers’ Representative terminates this Agreement pursuant to Article 11.1(b) and, at the time of such termination, the conditions set forth in Article 6.1(b) have not been satisfied, or (ii) Parent and the Sellers’ Representative may terminate this Agreement pursuant to Article 11.1(a) as a result of a failure to receive Antitrust Clearances, then in any such case Parent will pay to the Sellers a fee of EUR 15 million in cash (the “Termination Fee”) in accordance with this Article 4(g). The Termination Fee will be paid to the Sellers by wire transfer of immediately available funds to an account designated by Sellers’ Representative promptly following the request of the Sellers’ Representative after termination of this Agreement in the circumstances described in this Article 4(g) (and in any event not later than five Business Days after delivery to Parent of notice of request for payment).

5.	SELLERS’ COVENANTS

5.1	Sellers’ Shares

Each of the Sellers hereby agrees that he, she or it will not (i) sell, assign (by operation of law or otherwise), convey, transfer, pledge, hypothecate, lend, hedge or otherwise dispose of, or grant any option or enter into any other contract with respect to, any of such Sellers’ Shares to any Person other than the Purchaser pursuant to this Agreement or (ii) create or, subject to existing pledges reflected in Schedule 5.1, which the relevant Sellers will cause to be released by Closing (and provide evidence of such release reasonably satisfactory to the Purchaser within 2 Business Days prior to Closing), permit to exist any Encumbrance upon or with respect to any of the Sellers’ Shares.

5.2	Tender Offer Agreement

Reference is made to the Tender Offer Agreement entered into on the date hereof between the Purchaser, Parent and the Company, a copy of which the Sellers have been provided with (the “Tender Offer Agreement”). The Sellers agree not to take any action that would prohibit compliance by the Company with its obligations set forth in the Tender Offer Agreement, and to exercise their voting rights (including as members of the Supervisory Board and Management Board (without obligating Mr. EF to overpass his position within

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the Company) of the Company, as applicable, or as shareholders of the Company), to the extent permitted by their corporate powers, in a manner so as to not prohibit compliance by the Company therewith.

5.3	Tender Offer Support and Recommendation

The Sellers acknowledge that the Purchase Price offers significant value and premium to the shareholders of the Company, and that the Transaction is in the best interest of the Company, its employees and other stakeholders. Consequently, the Sellers hereby agree to support and recommend on a preliminary basis, in their capacities as shareholders and/or members of the Supervisory Board of the Company, the Offer.

5.4	Conduct of the Business

Without prejudice to any other provision of this Agreement, each Seller hereby undertakes to use its reasonable best efforts to exercise its corporate powers to facilitate the compliance by the Group Companies with their obligations under the Tender Offer Agreement and, unless required by applicable law, in no event will any Seller propose, encourage, otherwise support or approve in their respective capacities as shareholders or members of the Supervisory Board or Management Board, as the case may be, in each case to the extent any of the following would materially impede the consummation of the Offer, (i) any plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization, (ii) any material acquisition by merger or consolidation with, or by purchase of an equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (iii) any issuance, sale, pledge, disposition of, grant, transfer, encumbrance or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any share capital or other equity or voting interests of the Company, or securities convertible or exchangeable into or exercisable for any share capital or other equity or voting interests of the Company, or any options, warrants or other rights of any kind to acquire any share capital or other equity or voting interests of the Company or such convertible, exchangeable or exercisable securities, in all cases above except as expressly permitted by the Tender Offer Agreement. In addition, Sellers will, and will use their reasonable best efforts within their corporate powers to (i) cause the Company to take all actions necessary to ensure satisfaction before the Long Stop Date of the Closing conditions set forth at Article 6.1(d)(iii) hereof and (ii) cause the Company to take all actions to remedy before Closing any violation of Laws of any jurisdiction (other than the United States of America, the United Kingdom and the European Union) imposing economic or financial trade sanctions or trade embargoes.

6.	CLOSING CONDITIONS AND CLOSING

6.1	Conditions Precedent to Closing

The obligation of the Parties to consummate the sale and purchase of the Company Shares as provided hereunder (the “Closing”) shall be subject to (a) the receipt of the Investment Control Clearances, if applicable, (b) the receipt of the Antitrust Clearances, (c) no injunction, order or decree shall be in effect that prohibits or makes illegal the completion of

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the Transaction, (d) as to the obligation of Purchaser and Parent: (i) the accuracy as of the Closing Date (or, for any representation or warranty that speaks as of a specified date, as of such specified date) of the representations and warranties of Sellers set forth in Articles 8.1 through 8.3 in all but de minimus respects and the representations and warranties of Sellers set forth in Articles 8.4 through 8.7 in all material respects, (ii) no event referred to in Schedule 6.1(c) shall have occurred and (iii) none of the Company or any of its Affiliates or subsidiaries shall have any interest, participation, asset, rights of any nature whatsoever or any commercial arrangement with any Sanctioned Person or Person subject to Sanctions that would or would reasonably be expected to result in the violation of Laws regarding Sanctions by Parent, Purchaser, the Company or their respective Subsidiaries, and (e) as to the obligation of the Sellers: (x) the accuracy as of the Closing Date (or, for any representation or warranty that speaks as of a specified date, as of such specified date) of the representations and warranties of Purchaser and Parent set forth in Articles 9.1. through 9.3 in all but de minimus respects and the representations and warranties of Purchaser and Parent set forth in Article 9.4 in all respects and the representations and warranties of Purchaser and Parent set forth in Article 9.5 in all material respects and (y) the delivery by the Purchaser, at least 3 Business Days before the Closing, of the evidence that the Purchaser either holds the full amount of cash required by the Offer or has secured certain funds bank financing for the same amount.

6.2	Closing Date, Transfer of Ownership and Place of the Closing

The Closing will take place at 10:00 a.m. CET on the second Business Day after the date on which the conditions to Closing set forth in Article 6.1 have been satisfied at the offices of Darrois Villey Maillot Brochier AARPI, 69, avenue Victor Hugo, 75116 Paris (France), or on such later date or at such place as may be agreed to in writing by Parent and Sellers’ Representative (the date on which the Closing occurs, the “Closing Date”).

The Sellers’ Shares will be transferred off-market pursuant to the French financial and monetary code and the AMF Regulation (with settlement upon delivery).

Pursuant to article 570-8 of the AMF Regulation, the Sellers’ Shares will be registered in the Purchaser’s share account on the Closing Date. As a consequence, the transfer of the full ownership (propriété and jouissance) of the Sellers’ Shares to the Purchaser, and the payment of the Purchase Price to the Sellers will occur simultaneously on the Closing Date, as provided in Article 6.3.

6.3	Closing Actions

6.3.1	At least two Business Days before the Closing Date:

(i)	the Purchaser will open in its name a cash and securities trading account with the Investment Services Provider; and

(ii)	the Purchaser will notify to the Sellers the relevant details with respect to such cash and securities trading account opened in its name in the books of the Investment Services Provider;

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(iii)	each Seller will open in its name a cash and securities trading account with the Investment Services Provider; and

(iv)	each Seller will notify to the Purchaser the relevant details with respect to such cash and securities trading account opened in its name in the books of the Investment Services Provider.

6.3.2	At the Closing, the following will occur:

(i)	the Purchaser will, and Parent will cause Purchaser to, (A) deposit into its account opened with the Investment Services Provider an amount equal to the cash portion of the Purchase Price as well as the Parent Preferred Stock to be delivered to the Sellers as set forth at Schedule 3.1 and (B) deliver to the Investment Services Provider an off-market purchase order for the acquisition from each Seller of all the Sellers’ Shares to be transferred by him, her or it hereunder at the Purchase Price to be paid to such Seller hereunder;

(ii)	each Seller will deliver to the Investment Services Provider an off-market sale order for the transfer to the Purchaser of the Sellers’ Shares to be transferred by him, her or it hereunder at the Purchase Price;

(iii)	following the receipt of the foregoing off-market sale and purchase orders, the Investment Services Provider will: (A) deliver the Sellers’ Shares to the Purchaser, (B) deliver to the account of each Seller the number of shares of Parent Preferred Stock as set forth at Schedule 3.1, and (C) deliver to the account of each Seller the cash portion of the Purchaser Price to the Sellers’ Accounts as set forth at Schedule 3.1; and

(iv)	the Shareholders Agreement entered into simultaneously herewith will become fully operative and binding upon the Sellers and Parent in accordance with the terms thereof.

The effectiveness of each of the above mentioned Closing obligations is conditioned upon the fulfillment of each of the other Closing obligations. All matters of the Closing will be considered to take place simultaneously, and no matter or action required to be completed at or in connection with the Closing will be deemed complete until all transactions and deliveries of documents required by this Agreement to be completed at or in connection with the Closing are completed.

6.4	Failure to Close by Long Stop Date

Without limiting the generality or effect of the provisions of Article 11.1, if the Antitrust Clearances are not obtained prior to the Long Stop Date (including as may be extended), this Agreement will become automatically terminated, subject to the payment of the Termination Fee provided in Article 4(g).

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7.	OTHER CLOSING ACTIONS

7.1	Company Supervisory Board

On the Closing Date, the Sellers will procure that the Supervisory Board and Management Board of the Company will be convened on the Closing Date in order to acknowledge or take the following actions:

(a)	the resignations of (x) Mr. EF from the Management Board of the Company, (y) Mr. FF, Mr. Philippe Alfroid and at least 3 additional members from the Supervisory Board of the Company (or such number of additional members that would represent, together with Mr. PA and Mr. FF, the majority of the Supervisory Board); and

(b)	the appointment to the Supervisory Board of the Company of the individuals notified by Parent to the Sellers at least ten Business Days prior to the Closing Date, in replacement of the individuals mentioned in Article 7.1(a), and the appointment of one of such individuals as specified by Parent at least ten Business Days prior to the Closing Date as the new Chairman of the Supervisory Board.

7.2	Termination of Intragroup Agreements

Effective as of the Closing, any intragroup agreements entered into between any Seller or any of its Affiliates and any Group Company will, without further action terminate, except as specified in Schedule 7.2. All amounts due and outstanding pursuant to such agreements will be fully settled at the time of such termination, and such termination will be made without the payment of any indemnity or other amounts by the Group Companies except the payment of any amounts accrued in the ordinary course of business until Closing in respect of the agreements specified on Schedule 7.2.

8.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants, as to itself or himself to the Purchaser and Parent as set forth in this Article 8.

8.1	Corporate, Etc. Status

(a)	Each Seller which is a legal entity is validly organized and existing under the laws of its jurisdiction of incorporation.

(b)	No step has been taken or legal proceedings started against any Seller for its winding-up, liquidation, bankruptcy or dissolution under applicable Laws in any relevant jurisdiction. No Seller is insolvent.

8.2	Authority

(a)	The Sellers have taken all necessary action and have full power to execute and perform this Agreement in accordance with its terms. The terms of this Agreement constitute valid, legal and binding obligations of the Sellers, enforceable in accordance with its terms.

(b)	Performance by each Seller of its obligations under this Agreement does not constitute a breach of or (i) default under any agreement or instrument to which any of the Sellers is a party or by which any of them is bound or (ii) under any order, judgment, decree or other restriction (including statutory and regulatory provisions) applicable to any of the Sellers, in each case other than as would not reasonably be expected to materially delay or impair the Sellers’ ability to perform their obligations hereunder or the consummation of the Transaction.

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8.3	Sellers’ Shares

(a)	As of the Offer Date and as of the Closing Date, (i) the Sellers’ Shares represent and will represent all of the issued and outstanding shares of the Company owned directly or indirectly by the Sellers, (ii) on the Offer Date and at Closing, the Sellers’ Shares represent and will represent 7,475,537 Company Shares, which will represent at Closing 7,475,537 voting rights, and (iii) except for the Equity Awards described in Schedules 3.3 and 4(a)(v) of the Tender Offer Agreement, there are and there will be no contracts, options, warrants, calls, commitments, rights or agreements of any nature, relating to or with a view to allocating, issuing, or voting additional shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable or giving any person any right to have access to the Company share capital. Each Seller has, and will on the Closing Date have, full legal and beneficial ownership of the Sellers’ Shares it holds, free of all Encumbrances (subject to such Encumbrances reflected in Schedule 5.1 which will be waived by Closing).

(b)	The Sellers’ Shares are validly issued and fully paid in accordance with applicable Law and have not been issued in violation of any pre-emptive or similar right.

8.4	Consents

Except as specifically set forth in the Company Disclosure Schedule, no consent, approval or authorization of any Governmental Entity or other Person is required to be obtained or made by any of the Sellers or the Company in connection with the consummation of the Transaction, other than obtaining any antitrust clearances (including the Antitrust Clearances) and, as the case may be, the Investment Control Clearances, and other than as would not reasonably be expected to materially delay or impair the Sellers’ ability to perform their obligations hereunder or the consummation of the Transaction.

8.5	Related-Party Transactions

Except as specifically set forth in the Company Disclosure Schedule or as disclosed in the document de référence included in the Company’s most recent filing with the AMF, there are no agreements, arrangements or transactions to which any Group Company, on the one hand, and any member of the Sellers’ Group or any Affiliate thereof, on the other hand, is a party.

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8.6	No Litigation

As of the Offer Date, there is no suit, action or proceeding pending against any of the Sellers that would prohibit or impair the Closing of the Transaction.

8.7	Finder’s, Etc. Fees

Except for Rothschild, whose fees will be paid by the Sellers or another member of the Sellers’ Group (other than the Group Companies), there is no other investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Sellers or another member of the Sellers’ Group who would be entitled to any fee or commission from the Sellers or another member of the Sellers’ Group in connection with the Transaction or any other transactions contemplated by this Agreement.

8.8	No Other Representations or Warranties

None of the Sellers makes any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement other than as set forth in this Article 8. The representations and warranties of Purchaser and Parent will survive the Closing for the periods specified in Schedule 8.8.

9.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND PARENT

The Purchaser and Parent jointly and severally represent and warrant as of the Offer Date and as of the Closing Date to the Sellers as set forth in this Article 9.

9.1	Corporate Status

Each of the Purchaser and Parent is a corporation validly organized and existing under the laws of Delaware, USA.

No step has been taken or legal proceedings started against the Purchaser or Parent for its winding-up, liquidation, bankruptcy or dissolution under applicable Laws in any relevant jurisdiction, nor is the Purchaser or Parent insolvent.

9.2	Authority

(a)	Each of the Purchaser and Parent has taken all necessary action and has full power to execute and perform this Agreement in accordance with its terms. The terms of this Agreement constitute valid, legal and binding obligations upon the Purchaser and Parent in accordance with its terms. Parent has all the necessary corporate authorization and capacity to issue the Parent Preferred Stock to the Sellers and to shareholders tendering their Company Shares to the Offer, and will take any action necessary to maintain such authorizations and capacity in force until Closing.

(b)

Performance by the Purchaser and Parent of their obligations under this Agreement will not constitute a breach of or default (i) under any agreement or instrument to which the Purchaser or Parent is a party or by which it is bound, or (ii) under any order, judgment, decree or other restriction (including statutory and regulatory

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provisions) applicable to the Purchaser or Parent, in each case other than as would not reasonably be expected to materially delay or impair Parent’s or the Purchaser’s ability to perform their obligations hereunder or the consummation of the Transaction.

9.3	Consents

No consent, approval or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Purchaser in connection with the consummation of the Transaction, other than obtaining Antitrust Clearances or Investment Control Clearance, and other than as would not reasonably be expected to materially delay or impair Parent’s or the Purchaser’s ability to perform their obligations hereunder or the consummation of the Transaction.

9.4	Available Funds

Parent has, and will cause the Purchaser to have, sufficient immediately available funds to enable it to make all payments required to be made by it at the Closing and will have, and will cause the Purchaser to have prior to the commencement of the Offer, sufficient funds to enable it to make all payments required to be made by it pursuant to the Tender Offer Agreement, including consummation of the Offer assuming that all shares are tendered and all such shares elect to receive solely cash consideration.

Parent or Purchaser has, on the Offer Date, deposited to an escrow account held in the books of MUFG Union Bank N.A. (the “Escrow Account”) the full cash portion of the Purchase Price, i.e., the amount of EUR 186,888,100 to secure (i) to the benefit of the Sellers, the due payment at Closing of the cash portion of the Purchase Price or (ii) to the benefit of the Company and the Sellers, up to the amount of the Escrow Account, the due payment, as the case may be, of the Termination Fee and the Company Termination Fee (provided in this Agreement and in the Tender Offer Agreement, as applicable), and has delivered to the Sellers, as of the Offer Date, an escrow agreement executed by the escrow agent, Parent and the Sellers’ Representative.

9.5	Finder’s, Etc. Fees

Except for UBS Investment Bank and DC Advisory, whose fees will be paid by the Purchaser or Parent, there is no other investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Purchaser or another member of the Purchaser’s group who would be entitled to any fee or commission from the Purchaser or another member of the Purchaser’s group in connection with the Transaction or any other transactions contemplated by this Agreement.

9.6	No Other Representations or Warranties

Neither Parent nor Purchaser makes any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement other than as set forth in this Article 9. The representations and warranties of Purchaser and Parent will survive the Closing for the periods specified in Schedule 9.6.

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10.	GOVERNING LAW AND DISPUTE RESOLUTION

(a)	This Agreement, any claims, controversies, disputes or causes of action, whether in contract or tort (each, a “Dispute”), based upon, arising out of or relating to this Agreement or the negotiation, execution, performance or termination of this Agreement will be governed by and construed in accordance with the Laws of the State of Delaware, USA, without regard to any applicable conflict of Laws principles.

(b)	The Parties agree that any action seeking to enforce any provision of, or based on any Dispute or any matter arising out of or in connection with, this Agreement may only be brought in the Delaware Chancery Court located in Wilmington Delaware, USA so long as such court has subject matter jurisdiction over such action, or alternatively in any United States District Court located in Wilmington, Delaware, USA if the aforesaid Delaware Chancery Court does not have subject matter jurisdiction, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of Delaware, USA, and each of the Parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in such court has been brought in an inconvenient forum. Process in any such action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that service of process and of all other pleadings or papers on such Party as provided in Article 12.2 will be deemed effective service of process on such Party.

11.	TERMINATION

11.1	Termination

This Agreement may be terminated at any time prior to the Closing Date as follows:

(a)	by mutual written consent of Parent and Sellers’ Representative; or

(b)	subject to Article 6.4, by Parent or Sellers’ Representative if the Closing shall not have occurred on or before the Long Stop Date; provided, that, a Party may not terminate this Agreement pursuant to this Article 11.1(b) if it or any of its Affiliates shall have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure of the Closing to occur on or before the Long Stop Date.

11.2	Effect of Termination

In the event of termination of this Agreement in accordance with Article 11.1, this Agreement will thereafter become void and have no effect, and no Party will have any liability or obligations to the other Parties or their respective Affiliates, except for the obligations contained in this Article 11.2 and Articles 4(g) (termination fee), 6.4 (with respect to any termination under Article 11.1(b)), 10 (governing law and dispute resolution),

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12.1 (expenses), 12.2 (notices) and 12.9 (communication – public statements, which confidentiality obligation will remain in force for a period of five years after the termination of this Agreement). Notwithstanding the foregoing, nothing in this Article 11.2 will be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement.

12.	MISCELLANEOUS

12.1	Expenses

Except as otherwise expressly provided herein, in the Company Disclosure Schedule or in the Shareholders’ Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such expenses.

12.2	Notices

All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement must be in writing and be given by hand delivery, email, facsimile or next Business Day courier to the affected Party at the addresses and facsimile numbers set forth below or at such other addresses or facsimile numbers as such Party may have provided to the other Parties in accordance herewith. Such notices will be deemed given at the time personally delivered (if delivered by hand with receipt acknowledged), upon issuance by the transmitting machine of confirmation that the number of pages constituting the notice has been transmitted without error and confirmed telephonically (if sent by email or facsimile), and the first Business Day after timely delivery to the courier (if sent by next-Business Day courier specifying next-Business Day delivery).

(a)	If to the Purchaser or Parent, to:

Wabtec Corporation

1001 Air Brake Avenue

Wilmerding, PA 15148 - USA

Attention: David L. DeNinno

Fax No.: +1 412.825.1019

Email: ddeninno@wabtec.com

With a copy (which will not constitute notice) to:

Jones Day

222 East 41st Street

New York, New York 10017 - USA

Attention: Robert Profusek

Fax No.: +1 212.755.7306

Email: raprofusek@jonesday.com

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Jones Day

2 rue Saint Florentin

75001 Paris - FRANCE

Attention: Sophie Hagège

Fax No.: + 33 (0)1.56.59.39.38

Email: shagege@jonesday.com

(b)	If to any of the Sellers, to the Sellers’ Representative:

Mr. Erwan Faiveley

Famille Faiveley Participations

10, rue du Tribourg

21700 Nuits Saint Georges - FRANCE

Attention: Mr Erwan Faiveley

Email: erwan.faiveley@gmail.com

With a copy (which will not constitute notice) to:

Darrois Villey Maillot Brochier

69 avenue Victor Hugo

75116 Paris - FRANCE

Attention: Bertrand Cardi and Olivier Huyghues Despointes

Fax No.: + 33 (0)1.45.02.49.49

Email: bcardi@darroisvilley.com and ohuyghues@darroisvilley.com

Wachtell Lipton Rosen & Katz

51 West 52nd Street,

New York, NY 10019 - USA

Attention: Adam O. Emmerich and DongJu Song

Fax No.: + 1 212.403.2000

Email: aoemmerich@WLRK.com and djsong@WLRK.com

12.3	Specific Performance

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that monetary damages may be inadequate and that a party may have no adequate remedy at Law. The Parties accordingly agree that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (a) any defenses in any action for an injunction, specific performance or other equitable relief that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity and (b) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

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12.4	Successors and Assigns; Assignment

Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto. This Agreement may not be assigned or delegated by (a) the Purchaser or Parent (other than by operation of Law or except to an Affiliate, provided that no such assignment, delegation or reorganization will relieve the Purchaser or Parent of its obligations hereunder), without prior written consent of the Sellers’ Representative, or (b) any Seller without the prior written consent of Parent (other than to an Affiliate, including any company controlled by Mr. FF and/or Mr. EF (as the case may be, controlled together with Benoît and Eve Faiveley, the two other children of Mr. FF and respectively brother and sister of Mr. EF, provided that they sign a joinder to this Agreement, reasonable acceptable to Parent), and being specified that FinF and FFP may engage into reorganization transactions (including by means of mergers) between them and as the case may be with other entities, in all cases to the extent that they, or their successors, remain controlled by Mr. FF and/or Mr. EF (as the case may be, controlled together with Benoît and Eve Faiveley, the two other children of Mr. FF and respectively brother and sister of Mr. EF, provided that they sign a joinder to this Agreement, reasonable acceptable to Parent) provided that no such assignment, delegation or reorganization will relieve the relevant Sellers of their obligations hereunder).

Any successors, permitted assigns, heirs, executors and administrators of the Parties hereto shall execute a joinder to this Agreement and to the Shareholder Agreement reasonably acceptable to Parent.

12.5	Amendment and Waiver

No amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against the Purchaser or Parent, unless it is approved in writing by Parent, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against any Seller, unless it is approved by the Sellers’ Representative. No waiver of any breach of any provision herein contained will be deemed a waiver of any preceding or succeeding breach thereof or of any other provision herein contained. The failure or delay of any of the Parties to assert any of its rights or remedies under this Agreement will not constitute a waiver of such rights nor will it preclude any other or further exercise of the same or of any other right or remedy.

12.6	No Third-Party Beneficiaries

This Agreement is for the sole benefit of the Parties, their permitted assigns and, to the extent herein provided, the Sellers’ Representative, and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties, such permitted assigns and the Sellers’ Representative, any legal or equitable rights hereunder.

12.7	Entire Agreement

This Agreement, the Tender Offer Agreement, the Shareholders’ Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties hereto with respect

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to the subject matter hereof and supersede all prior agreements, understandings, representations and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

12.8	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy in any jurisdiction, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction and the intention of the parties with respect to the Transaction is not affected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transaction is consummated as originally contemplated to the greatest extent possible.

12.9	Communication – Public Statements

Parent and the Company have agreed to issue two separate press releases substantially in the form agreed to between Parent and the Company, announcing this Agreement, the Tender Offer Agreement and the transactions contemplated hereby and thereby and a communications plan with regards thereto (the “Communications Plan”). Except for such press releases, statements consistent with the Communications Plan or as Parent or Sellers’ Representative may determine in good faith to be required by applicable Law, which is subject to the following sentence, each of the Parties agrees that it will not publish any press release, make any public statement or otherwise communicate publicly (including off-the-record or private interviews with journalists) with respect to this Agreement, the Tender Offer Agreement and the transactions contemplated hereby and thereby that is inconsistent in any material respect with the Communications Plan without the written consent of Parent (in the case of the Sellers) or the Sellers’ Representative (in the case of Parent or the Purchaser), which will have the right to review and comment upon any such release, statement or communication. In the event any Party is required (in the reasonable opinion of counsel) by applicable Law to make any public announcement related to the this Agreement and the Transaction other than is consistent with the press releases and Communications Plan, such Party will give Parent (in the case of the Sellers) or the Sellers’ Representative (in the case of Parent or the Purchaser) a reasonable opportunity to review and comment upon such communication before it is disseminated.

Notwithstanding the foregoing, the Parties acknowledge that each of them will be required to notify the AMF and the Company of the crossing of share ownership thresholds as a consequence of the Transaction, and they are free to do so to the extent required by applicable Laws or the articles of association of the Company.

12.10	Parent To Cause the Purchaser To Perform All Obligations Hereunder

Parent hereby fully, unconditionally and irrevocably agrees to cause the Purchaser to perform all of the Purchaser’s obligations hereunder, and fully, unconditionally and irrevocably guarantees such performance by the Purchaser of each and every obligation of the Purchaser hereunder, including any and all payment obligations.

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12.11	Sellers’ Representative

(a)	The Person designated as the Sellers’ Representative on Schedule 12.11 (and any successor approved by a majority in interest of the Sellers, the “Sellers’ Representative”) is hereby appointed, authorized and empowered to act as a representative for all Sellers as the exclusive agent and attorney-in-fact to act on behalf of each Seller in connection with and to facilitate the consummation of the Transaction, and, without limiting the generality or effect of the foregoing, will have the power and authority:

(i)	to execute and deliver such amendments, waivers and consents in connection with this Agreement, in each case as the Sellers’ Representative, in its sole discretion, may deem necessary or desirable;

(ii)	as Sellers’ Representative, to enforce the rights of all Sellers and to enforce the rights of the Sellers’ Representative arising out of or under or in any manner relating to this Agreement, and to take any and all actions which the Sellers’ Representative believes are necessary or appropriate under this Agreement for and on behalf of the Sellers, including asserting or pursuing any claim, investigation or action (a “Claim”) against or defending any Claim made by Purchaser and/or Parent, consenting to, compromising or settling any such Claims, conducting negotiations with Purchaser and/or Parent and their respective representatives regarding such Claims and, in connection therewith, to (A) assert any Claim or institute any Claim, (B) investigate, defend, contest or litigate any Claim initiated by Purchaser and/or Parent, or by any Governmental Entity against the Sellers’ Representative or any of the Sellers, and receive process on behalf of any or all of the Sellers in any such Claim and compromise or settle on such terms as the Sellers’ Representative determines to be appropriate, and give receipts, releases and discharges with respect to, any such Claim, and (C) file and prosecute appeals from any decision, judgment or award rendered in any such Claim, it being understood that the Sellers’ Representative will not have any obligation to take any such Claims, and will not have any liability for any failure to take any such Claims;

(iii)	to interpret all of the provisions of this Agreement and to consent to, execute and deliver any amendment or waiver hereof or thereof on behalf of the Sellers; and

(iv)	to make, execute, acknowledge and deliver all such other agreements, notices, requests, instructions, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Sellers’ Representative, in its sole and absolute discretion, may consider necessary or appropriate in connection with or to carry out the transactions contemplated by this Agreement.

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(b)	The Sellers’ Representative will not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but will be entitled to the payment by the Sellers of all its costs and expenses incurred as the Sellers’ Representative. In connection with this Agreement and in exercising or failing to exercise all or any of the powers conferred upon the Sellers’ Representative hereunder (i) the Sellers’ Representative will incur no responsibility whatsoever to any Seller by reason of any error in judgment or other act or omission performed or omitted hereunder, excepting only responsibility for any act or failure to act which represents bad faith or willful misconduct, and (ii) the Sellers’ Representative will be entitled to rely in good faith on the advice of counsel, public accountants or other experts experienced in the matter at issue, and any error in judgment or other act or omission of the Sellers’ Representative pursuant to such advice will in no event subject the Sellers’ Representative to liability to any Sellers. Each Seller will indemnify, pro rata based upon such Sellers’ ownership percentage of Company Shares as of the date hereof, the Sellers’ Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against it or them (including any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof relating to the acts or omissions of the Sellers’ Representative hereunder or otherwise; provided, however, that the foregoing indemnification will not apply in the event of any act or omission to act which is finally judicially adjudicated to have resulted from the bad faith or willful misconduct of the Sellers’ Representative. Any amount payable to the Sellers’ Representative pursuant to this Article 12.11 will be paid to the Sellers’ Representative by the Sellers and none of Parent, the Purchaser or any of their respective Affiliates, directors, officers, employees, representatives or advisors will have any liability with respect thereto.

(c)	All of the indemnities, immunities and powers granted to the Sellers’ Representative under this Agreement will survive any termination of this Agreement or the Closing indefinitely.

(d)	A decision, act, consent or instruction of the Sellers’ Representative constitutes a decision, act, consent or instruction, as applicable, of all the Sellers, and Purchaser and Parent may rely upon any such decision, act, consent or instruction of the Sellers’ Representative as being the decision, act, consent or instruction of all Sellers.

12.12	Taxes

The Purchaser will pay all transfer taxes, stamp duties, registration taxes, including financial transaction tax (taxe sur les transactions financières provided for in article 235 ter ZD of the French tax code), incurred in connection with the Transaction and the execution and performance of this Agreement and will pay such taxes, or procure that such taxes be paid, in accordance with applicable Laws, and will take all necessary measures in relation thereto.

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[Signature Pages Follow]

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for and on behalf of Financière Faiveley

Represented by:

Mr. François Faiveley

Mr. Erwan Faiveley

for and on behalf of FW Acquisition LLC

Represented by:

for and on behalf of Wabtec Corporation

Represented by:

for and on behalf of Famille Faiveley Participations

Represented by:

Schedule 1.1

PARENT PREFERRED STOCK TERMS

Schedule 1.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

WABTEC CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Wabtec Corporation (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on [●], 201    :

WHEREAS, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) authorizes the issuance by the Company of up to 1.0 million shares of preferred stock (“Preferred Stock”), issuable from time to time in one or more series; and

WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to fix from time to time before issuance the number of shares to be included in any such series and the designations, relative powers, preferences, rights and qualifications, limitations or restrictions of such series; and

WHEREAS, the Company has entered into (1) a Share Purchase Agreement, dated as of [●], 2015 (the “SPA”), with certain investors (the “Faiveley Transport Shareholders”) to sell shares of a series of Preferred Stock in exchange for other securities, (2) a Shareholders Agreement, dated as of such date (the “Shareholders Agreement”), with the Faiveley Transport Shareholders, and (3) a Tender Offer Agreement, dated as of such date (the “Tender Offer Agreement”), among the Company, a Subsidiary of the Company and Faiveley Transport, a société anonyme à Directoire et Conseil de Surveillance incorporated under the laws of France (“Faiveley Transport”), pursuant to which the Company has agreed to offer to purchase Faiveley Transport common shares from the shareholders of Faiveley Transport other than the Faiveley Transport Shareholders for, at their election, cash or Preferred Stock; and

WHEREAS, certain defined terms are set forth in Section 10.

NOW, THEREFORE, BE IT RESOLVED, that this Certificate of Designations will become effective as of immediately prior to the Closing, as that term is defined in the SPA; and

RESOLVED, FURTHER, that a series of Preferred Stock with the designations, powers, preferences, rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:

1. Designation and Ranking. (a) This series of Preferred Stock is designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The number of shares constituting the Series A Preferred Stock is 689,295. Shares of Series A Preferred Stock may be issued in whole or fractional shares, rounded to the nearest one-ten thousandth of a whole share of Series A Preferred Stock. Any reference to a share of Series A Preferred Stock will, as to any fractional share, be deemed to be multiplied by the applicable fraction of that share of Series A Preferred Stock. The Company will not issue more than 689,295 shares of Series A Preferred Stock, and the Company will not issue any rights, warrants, options or other securities exercisable for or convertible or exchangeable into shares of Series A Preferred Stock. Shares of Series A Preferred Stock will have a stated value of $1,764.00 per share (the “Stated Value”).

(b) With respect to dividend and distribution rights (in respect of cash, securities of the Company and other property) and rights upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks:

(i) senior in preference and priority to the common stock, $0.01 par value per share, of the Company (the “Common Stock”), including the Common Stock into which the Series A Preferred Stock is convertible, and any securities into which Common Stock may be reclassified, and each other class or series of equity security of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the “Junior Securities”);

(ii) on parity, without preference and priority, with each other class or series of equity security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Parity Securities”); and

(iii) junior in preference and priority to each other class or series of equity security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Senior Securities”).

2. Dividends. (a) Each holder of shares of Series A Preferred Stock will be entitled, in preference to the holders of any Junior Securities, to receive dividends when, as and if declared by the Board out of funds or other assets of the Company legally available therefor (the “Series A Dividends”) on the Series A Preferred Stock in cash at the rate per share of Series A Preferred Stock (the “Dividend Rate”) equal to the greater (as measured on a quarterly basis) of: (i) 1.0% per annum on the Stated Value of one share of Series A Preferred Stock (divided in four equal, quarterly payments) and (ii) the total sum of all cash dividends that would have been paid during the Company’s fiscal quarter immediately preceding the applicable Dividend Payment Date (as defined below) on the Common Stock into which the one share of Series A Preferred Stock would be converted (assuming, in the case of any dividend on Common Stock, Automatic Conversion immediately prior to the record date for the payment of such dividend). The Series A Dividends will be cumulative, whether or not earned or declared, and will be payable quarterly in arrears on the 15th day of January, April, July and October of each year after issuance (each a “Dividend Payment Date”) and if such date is not a Business Day then the next succeeding Business Day; provided, however, that the Dividend Rate payable on the initial Dividend Payment Date will be multiplied by a fraction, the numerator of which is the number of days between (and including) the date that the Series A Preferred Stock is first issued and the initial Dividend Payment Date with respect to such Series A Preferred Stock and the denominator of which is the total number of days in the calendar quarter in which the initial Dividend Payment Date occurs and, for any payment date other than a Dividend Payment Date, the Dividend Rate will be multiplied by a fraction, the numerator of which is the actual number of days elapsed since the most recent Dividend Payment Date and the denominator of which is 90. Series A Dividends will accumulate from the most recent Dividend Payment Date, or if no Series A Dividends have been paid, from the date that the Series A Preferred Stock is first issued, whether or not during any such time there have been funds legally available for the payment of such Series A Dividends. The record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon will be 15 calendar days before the applicable Dividend Payment Date.

(b) No cash or other dividends or distributions will be declared or paid on any Junior Securities or Parity Securities, and no Junior Securities or Parity Securities will be purchased, redeemed or otherwise acquired for consideration by the Company or any of its Subsidiaries, unless and until all accumulated Series A Dividends (with respect to the then-applicable current fiscal year and all prior years) have been declared and paid to all holders of Series A Preferred Stock.

3. Liquidation. (a) In the event of a Liquidation Event, each holder of Series A Preferred Stock will rank senior to the holders of all Junior Securities of the Company and will be entitled to be paid, and will be paid, out of the assets of the Company available for distribution to stockholders, an amount per share of Series A Preferred Stock in cash (the “Liquidation Preference”) equal to the greater of (i) the Stated Value of one share of Series A Preferred Stock plus any accumulated, accrued or earned but not yet paid (whether declared or not) Series A Dividends up to and including the date of the Liquidation Event or (ii) the Market Value of any cash, securities or property to be paid upon, or in connection with, such Liquidation Event on or in respect the Common Stock into which one share of Series A Preferred Stock would be converted (assuming Automatic Conversion immediately prior to Liquidation Event and calculated without regard to the payment of the Liquidation Preference), in any event before any amount is paid upon such Liquidation Event on or in respect of any Junior Securities.

(b) If, upon any Liquidation, the assets of the Company available to be distributed among the holders of the Series A Preferred Stock and any class or series of Parity Securities are insufficient to permit payment to the holders of the Series A Preferred Stock of the Liquidation Preference and to such class or series of Parity Securities of their respective liquidation amount, then the entire assets of the Company to be distributed will be distributed pro rata, based on the amount of the Liquidation Preference and such other liquidation amount, to the holders of Series A Preferred Stock and such other Parity Securities, aggregated together with the Series A Preferred Stock, in preference to any holders of Junior Securities.

(c) Prior to the time of any Liquidation Event, the Board will declare, or will be deemed to have declared, for payment all accumulated, accrued or earned but not yet paid dividends up to and including the date of the Liquidation Event with respect to the Series A Preferred Stock then outstanding as to such distributions according to the preferential amounts due thereon.

(d) After payment to the holders of Series A Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock as such will have no right or claim to any of the assets of the Company.

(e) The value of any property not consisting of cash that is distributed by the Company to the holders of the Series A Preferred Stock will equal the Market Value thereof.

(f) For purposes hereof, the following events constitute a “Liquidation Event”:

(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions occurring in a 12-month period, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole; and

(ii) any other voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”).

(g) The Company will mail written notice of any such Liquidation Event not less than 45 calendar days prior to the payment date related to such Liquidation Event (stating the payment date in such notice) to each holder of then-outstanding Series A Preferred Stock.

4. Voting Rights. (a) Generally. The holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock so held on the record date for the determination of shareholders entitled to vote and will vote together with the Common Stock as a class on all matters to be voted on by the shareholders of the Company except as provided in Section 4(b).

(b) Protective Covenants. In addition to any other vote required by law, without the prior vote or written consent of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting separately as a single class, the Company will not amend, alter or repeal any of the provisions of its Certificate of Incorporation, including this Certificate of Designations of the Series A Preferred Stock, in any manner so as to adversely affect the relative powers, rights and preferences of the Series A Preferred Stock or adversely affect the Series A Preferred Stock or the holders thereof.

5. Conversion. (a) Automatic Conversion. (i) Each share of Series A Preferred Stock will be automatically converted (an “Automatic Conversion”) into a number of shares of Common Stock equal to (A) the Stated Value, divided by (B) the then-applicable Conversion Price, upon the occurrence of one of the following events (any such event, a “Conversion Event”):

(A) the third annual anniversary of the Closing Date (as defined in the SPA);

(B) consummation of, in one transaction or a series of related transactions, a reorganization, merger or consolidation, tender or exchange offer, or sale or other disposition of all or substantially all of the assets of the Company or similar other transaction involving the Company or its stockholders, unless, in each case, immediately following any such transaction, (i) all or substantially all of the Persons who were the Beneficial Owners of Voting Securities immediately prior to the transaction Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) and (ii) at least half of the members of the board of directors of the entity resulting from the transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; and

(C) immediately prior to the consummation, in one transaction or a series of related transactions, of any transaction (including any merger or consolidation or tender or exchange offer), the result of which is that any Person becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Securities of the Company, measured by voting power rather than number of shares.

(ii) In the event of an Automatic Conversion, the Company will mail written notice (the “Automatic Conversion Notice”) to each holder of record of the shares of Series A Preferred Stock setting forth:

(A)	a statement that a Conversion Event has occurred or will occur as of the date specified in the notice; and

(B)	the number of shares of Series A Preferred Stock held by that holder that are subject to the Automatic Conversion, the then-applicable Conversion Price, the number of shares of Common Stock into which such shares of Series A Preferred Stock will be converted and a letter of transmittal to the Company.

(iii) In the event of a Conversion Event, the holders of the shares of Series A Preferred Stock will be entitled to be paid, and will be paid, out of the assets of the Company available for distribution to stockholders, or out of the any consideration paid in the Conversion Event, if applicable, an amount per share of Series A Preferred Stock equal to any accumulated, accrued or earned but not yet paid (whether declared or not) Series A Dividends up to and including the date of the Conversion Event on or prior to the occurrence of any Automatic Conversion before any amount is paid upon such Conversion Event on or in respect of any Junior Securities. Prior to the time of any Conversion Event, the Board will declare, or will be deemed to have declared, for payment all accumulated, accrued or earned but not yet paid dividends up to and including the date of the Conversion Event with respect to the Series A Preferred Stock then outstanding as to such distributions according to the preferential amounts due thereon.

(b) Conversion Procedures and Related Matters. In connection with any conversion of Series A Preferred Stock pursuant to Section 5(a), each holder of shares of Series A Preferred Stock to be converted will as promptly as reasonably practicable after receipt of the Automatic Conversion Notice deliver to the Company or, if applicable, its transfer agent, certificates representing the shares of Series A Preferred Stock so converted, duly endorsed for transfer (or if lost, a Certificate of Loss Affidavit attesting to the loss of the certificate representing the Series A Preferred Stock shares), together with a properly completed notice of conversion in the form attached to the Series A Preferred Stock certificate with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock will be issued (subject to compliance with applicable laws to the extent such designation will involve a transfer). The Automatic Conversion will be deemed to have been effected and the Conversion Price will be determined as of immediately prior to the Conversion Event. Within three Business Days following receipt of such certificates, (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The

Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent will credit such aggregate number of shares of Common Stock to which the converting holder of shares of Series A Preferred Stock is entitled to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Company does not have a Transfer Agent, issue and deliver to the address as specified in the notice of conversion a certificate, registered in the name of such holder or its designee, for the number of shares of Common Stock to which the holder is entitled (subject to compliance with applicable laws to the extent such designation involves a Transfer).

(c) Fractional Shares. No fractional shares of Common Stock will be issued as a result of any conversion hereunder, and any holder entitled to a fractional share of Common Stock upon the date of such conversion will be entitled, upon surrender to the Company of the certificates presented for conversion, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest (rounded up or down to the nearest one ten thousandth of a whole share of Preferred Stock) by the Market Price of a share of Common Stock.

(d) Adjustment to Conversion Price. The Conversion Price will be subject to the following adjustments in the event of any applicable action by the Company on or after July 27, 2015, calculated to the nearest one hundred thousandth:

(i) Stock Dividends and Distributions. If the Company issues shares of Common Stock to holders of Common Stock as a dividend or other distribution, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be multiplied by a fraction: (A) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and (B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution. Any adjustment made pursuant to this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination.

(ii) Issuance of Stock Purchase Rights. If the Company issues to holders of Common Stock rights or warrants entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price on the date fixed for determination of the holders entitled to receive such rights or warrants, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants will be divided by a fraction: (A) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock issuable pursuant to such rights or warrants and (B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Market Price of the Common Stock on the date fixed for such determination. Any adjustment made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Market Price of the Common Stock on the date fixed for determination of the holders entitled to receive such rights or warrants, and in determining the aggregate offering price payable to exercise such rights or warrants, there will be taken into account any consideration received for such rights or warrants and the Market Value of such consideration (if other than cash). In the event that, following the time that the Company issues any rights or warrants, the amount of, or price at which, shares of Common Stock may be subscribed for or purchased under such rights or warrants is modified for any reason, the adjustments under this Section 5(d)(ii) will be recalculated to account for such modifications and become effective immediately after 5:00 p.m., New York City time, on the date of such modification.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, the Conversion Price in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination will be divided by a fraction: (A) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination and (B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Any adjustment made pursuant to this clause (iii) will become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Company or any of its Subsidiaries distributes to holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire shares of the Company’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 5(d)(i), (2) any rights or warrants covered by Section 5(d)(ii), (3) any dividend or distribution covered by Section 5(d)(v), (4) any Spin-Off to which the provisions set forth in Section 5(d)(iv)(B) apply, and (5) regular quarterly dividends to Common Stockholders, as the rate may from time to time be fixed by the Board (“Quarterly Common Dividends”)) the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be divided by a fraction: (x) the numerator of which is the Market Price of the Common Stock on the date of such determination and (y) the denominator of which is the Market Price of the Common Stock on the date of such determination minus the Market Value as the date of such determination of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets so distributed applicable to one share of Common Stock. (B) In the case of a Spin-Off, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be divided by a fraction: (x) the numerator of which is the sum of the Market Price of the Common Stock on the 10th trading day after the effective date for such distribution and the Market Price of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock on the 10th trading day after the effective date for such distribution and (y) the denominator of which is the Market Price of the Common Stock on the 10th trading day after the effective date for such distribution. Any adjustment made pursuant to this clause (iv) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution; provided, that if any adjustment to the Conversion Price is required under this clause (iv) prior to any Automatic Conversion, delivery of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v) Cash Distributions. If the Company pays or makes a dividend or other distribution consisting of cash to holders of Common Stock (excluding (1) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company, (2) any consideration payable as part of a tender or exchange offer, or purchase of Common Stock, by the Company or any subsidiary of the Company covered by Section 5(d)(vi), and (3) Quarterly Common Dividends), the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be divided by a fraction: (A) the numerator of which is the Market Price of the Common Stock as of the date of such determination and (B) the denominator of which is the Market Price of the Common Stock as of the date of such determination minus the cash amount per share of Common Stock of such dividend or other distribution. Any adjustment made pursuant to this clause (v) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution.

(vi) Self Tender Offers, Exchange Offers and Stock Repurchases. If the Company or any if its Subsidiaries successfully completes a self-tender or exchange offer for, or purchase or buyback of, shares of Common Stock, where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Market Price of Common Stock on the 10th trading day period commencing on, and including, the trading day next succeeding the date of expiration of such offer or completion of such purchase or buyback, as applicable (the “Expiration Date”), the Conversion Price in effect at 5:00 p.m., New York City time, on the Expiration Date will be divided by a fraction: (A) the numerator of which will be equal to the sum of (1) the aggregate Market Value on the Expiration Date of any consideration paid or payable for shares of Common Stock purchased (in such offer or otherwise) and (2) the product of (x) the Market Price of the Common Stock on the 10th trading day period commencing on, and including, the trading day next succeeding the Expiration Date and (y) the number of shares of Common Stock outstanding on the Expiration Date, excluding any purchased shares and (B) the denominator of which will be equal to the product of (1) the Market Price of the Common Stock on the 10th trading day period commencing on, and including, the trading day next succeeding the Expiration Date and (2) the number of shares of Common Stock outstanding on the Expiration Date, including any purchased shares. Any adjustment made pursuant to this clause (vi) will become effective immediately after 5:00 p.m., New York City time, on the 10th trading day commencing on, and including, the trading day next succeeding the Expiration Date but will be given effect as of the open of business on the Expiration Date; provided, that if any adjustment to the Conversion Price is required under this clause (vi) prior to any Automatic Conversion, delivery of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi). Notwithstanding the foregoing, if the application of this clause (vi) would result in an increase in the Conversion Price, no adjustment will be made under this clause (vi).

(vii) Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Market Value of the evidences of the Company’s indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets as to which Section 5(d)(iv) or Section 5(d)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock equals or exceeds the Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to such each such sections), rather than being entitled to an adjustment to the Conversion Price, holders of Series A Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of Common Stock otherwise deliverable in the Automatic Conversion, the kind and amount of the evidences of the Company’s indebtedness, shares of the Company’s capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets comprising the distribution that such holders of Series A Preferred Stock would have received if such holder had owned, immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution, the number of shares of Common Stock into which the shares of the Series A Preferred Stock may be converted as of the date of such distribution.

(e) Recapitalization, Reorganization, Consolidation Merger or Combination. If any capital reorganization or reclassification of the Capital Stock of the Company (a “Recapitalization”) is effected on or after July 27, 2015 in such a way (including, without limitation, by way of consolidation, merger, combination or similar transaction, but not including any Conversion Event) that holders of Common Stock are entitled to receive evidences of indebtedness, shares of capital stock, securities, rights to acquire capital stock, cash or other assets with respect to or in exchange for Common Stock then, as a condition of such Recapitalization, proper provision will be made whereby each holder of a share or shares of Series A Preferred Stock will thereafter have the right to receive, in lieu of the shares of Common Stock of the Company receivable upon the conversion of such share or shares of the Series A Preferred Stock, such evidences of indebtedness, shares of capital stock, securities, rights to acquire capital stock, cash or other assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock into which the shares of Series A Preferred Stock so held would have been converted (assuming Automatic Conversion immediately prior to the Recapitalization), and in any such case proper provision will be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) are thereafter applicable, as nearly as may be reasonably possible, in relation to any evidences of indebtedness, shares of capital stock, securities, rights to acquire capital stock, cash or other assets thereafter deliverable upon the an Automatic Conversion (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). Any adjustment made pursuant to this Section 5(e) will become effective immediately upon the Recapitalization. In the event of a merger or consolidation of the Company the only result of which is that a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation are adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company under Section 5(d)(iii).

(f) Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 5, holders of Series A Preferred Stock become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series A Preferred Stock will be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein with respect to the shares of Common Stock receivable upon conversion of the Series A Preferred Stock.

(g) Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case, the Company will give written notice thereof as set forth in Section 9 hereof by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Company, which notice will state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The contents of such notice will also be made available by the Company for inspection during regular business hours at its principal executive offices or at such other place as may be reasonably designated by the Company.

(h) Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes). The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Series A Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Certificate of Incorporation.

(i) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock will be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company will not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

(j) Closing of Books. The Company will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock; provided that nothing herein will be construed to prevent the Company from setting record dates for the holders of its securities.

6. Certain Rights and Restrictions. To the extent that issuance of any shares of Series A Preferred Stock is originally issued by the Company in a transaction that is not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), each holder of such shares of Series A Preferred Stock will be deemed without further action to acknowledge that the Series A Preferred Stock has not been, and will not be, registered under the Securities Act, or under any other securities laws and, without limiting the generality or effect of any other provision hereof, agrees that it will not Transfer such shares of Series A Preferred Stock held by such holder except in compliance with the registration requirements and exemption provisions of the

Securities Act and any other applicable securities laws and the provisions of the Certificate of Incorporation, including the Certificate of Designations for the Series A Preferred Stock. Each such holder agrees that all certificates, book-entry shares or other instruments representing such Series A Preferred Stock will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. IN ADDITION, THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, A COPY OF WHICH, AS AMENDED FROM TIME TO TIME, MAY BE OBTAINED FROM THE COMPANY.”

Subject to compliance with the provisions of the Certificate of Incorporation, at the request of a holder of Series A Preferred Stock, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the first sentence of the foregoing legend is no longer required under the Securities Act or other applicable laws, as the case may be, the Company will promptly cause such sentence to be removed from any certificate or book-entry share for any Series A Preferred Stock.

7. Transfer Restrictions. Other than in the case of a Permitted Transfer, no holder of Series A Preferred Stock may, (i) during the period from the date on which it is first issued Series A Preferred Stock until any Conversion Event, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer (or enter into an obligation regarding the future sale, assignment, pledge or transfer of) (collectively, “Transfer”) any shares of Series A Preferred Stock or any interest therein or (ii) enter into any derivative transaction involving, or measured by, shares of Common Stock or any lending transaction related to shares of Common Stock; provided, however, that the foregoing restrictions will not apply to (A) Transfers of shares of Series A Preferred Stock from one Beneficial Owner of shares of Series A Preferred Stock to another Beneficial Owner of shares of Series A Preferred Stock or (B) Transfers of shares of Series A Preferred Stock to a trust or other estate or personal planning entity (provided that the transferor of such shares retains the sole right to direct the voting and disposition of the shares of shares of Series A Preferred Stock subject to such Transfer); provided that a change of control of a Beneficial Owner of shares of Series A Preferred Stock will not, in itself, constitute or be deemed to be a Transfer unless the Preferred Shares constitute all or substantially all of the assets of such Beneficial Owner. The Company may impose stop-transfer instructions to effectuate the provisions of this Section 7.

8. Preemptive Rights. In the event that the Company determines to sell Common Shares, Preferred Shares or other equity or voting securities of the Company to a third party for cash other than in a public offering, the Company will make proper provision to offer each holder of Series A Preferred Stock the opportunity to purchase such Common Shares, Preferred Shares or other equity or voting securities of the Company on the same terms as they are offered to such third party in order to maintain the holder of Series A Preferred Stock’s percentage equity and voting ownership interest in the Company (calculated assuming conversion of all outstanding shares of Preferred Stock immediately prior to such sale) by notice given to the holders of Series A Preferred Stock not less than 10 Business Days prior to any such third-party sale (the “Issuance Notice”) which shall set forth the amount and description of the securities proposed to be sold and the percentage of fully diluted outstanding equity or voting securities of the Company such securities would represent after the sale, the proposed date of the sale, the proposed acquiror and the estimated purchase price per security so sold or issuance. If any holder of Series A Preferred Stock fails to accept such offer in writing within ten Business Days of receipt of such Issuance Notice, such rights will be deemed irrevocably waived. If any holder of Series A Preferred Stock elects to purchase such securities, such holder of Series A Preferred Stock will be irrevocably bound to purchase the securities on the terms sold to such third party (to the extent set forth in the Issuance Notice). The foregoing rights will not apply to Common Shares issued in a merger, acquisition or other business combination transaction or Common Shares issued under employee equity plans or Common Shares or other securities offered and sold in a public offering, provided, however, that any holder of Series A Preferred Stock may purchase Common Shares or other securities in any such public offering approved by the Board in an amount necessary to avoid dilution of its percentage equity interest in the Company prior to such offering.

9. Miscellaneous. (a) Notices. In the event that the Company is required to deliver a notice, including, without limitation, if (i) the Company declares any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock (other than Quarterly Common Dividends), (ii) there is any capital reorganization or reclassification of the Capital Stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation, (iii) there shall be a Liquidation Event or a Conversion Event; then, in any one or more of such occurrences, or (iv) upon any adjustment of the Conversion Price, the Company will give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Company:

(A)	at least 10 calendar days prior written notice of the date on which the books of the Company will close or a record date will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

(B)	in the case of any such reorganization, reclassification, consolidation, merger, sale, Liquidation Event or Conversion Event, at least 10 calendar days prior written notice of the date when the same shall take place;

Such notice in accordance with the foregoing clause (A) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock will be entitled thereto, and such notice in accordance with the foregoing clause (B) will also specify the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(b) No Waiver. Except as otherwise expressly modified or provided for herein, the holders of Series A Preferred Stock will also be entitled to, and will not be deemed to have waived, any other applicable rights granted to such holders under the DGCL.

(c) No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and redemption rights and liquidation preferences granted hereunder of the holders of the Series A Preferred Stock against impairment.

(d) Amendment; Waiver. Except as expressly provided for otherwise herein, any term of the Series A Preferred Stock may be amended or waived (including the adjustment provisions included in Section 5 hereof) only upon the vote or written consent of the Company and the holders of a majority of the Series A Preferred Stock then outstanding.

(e) Action By Holders. Any action or consent to be taken or given by the holders of the Series A Preferred Stock may be either (i) given at a meeting by a majority of the holders of the Series A Preferred Stock (or such other number of shares of Series A Preferred Stock as may be required by this Certificate of Designations or applicable law) called and held for such purpose or (ii) by written consent of holders of a majority of the Series A Preferred Stock (or such other number of shares of the Series A Preferred Stock that would be entitled to take such action at such a meeting where all holders of Series A Preferred Stock were present).

(f) No Redemption; No Sinking Fund. The Series A Preferred Stock will not be subject to any redemption, sinking fund or other similar provisions.

10. Definitions. For the purposes hereof:

(a) “Affiliate” means with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For this purpose, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by agreement or otherwise.

(b) “Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings given to those terms in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule. Unless specified otherwise, all calculations of Beneficial Ownership will be made by including securities that the Person (and any group of which such Person is a member), but not any other Person (except members of a group of which such Person is a member), has the right to acquire in both the numerator and the denominator.

(c) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(d) “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights or equity-linked securities to acquire any item listed in (i) through (iv) of this definition.

(e) “Conversion Price” means, for each outstanding share of Series A Preferred Stock, $98.00 or, if there has been an adjustment of the initial conversion price, by the conversion price as adjusted and then in effect pursuant to the terms hereof.

(f) “Incumbent Directors” means the individuals who, as of [●], 2015, are directors of the Company and any individual becoming a director subsequent to such date whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(g) “Market Price” of any equity security, as of a particular date (the “Valuation Date”), means the following: (i) if the security is then listed on a national securities exchange, the average closing sale price of one share or unit of such security on such exchange over the last five trading days prior to the Valuation Date, (ii) if the security is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the average closing sale price of one share or unit of such security on the Bulletin Board or such other exchange or association over the last five trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon over the immediately preceding ten trading day period prior to the Valuation Date, or (iii) if the security is not then listed on a national securities exchange or quoted on the Bulletin Board or such other exchange or association, the fair market value of one share or unit of such security as of the Valuation Date as determined in good faith by the Board and the holders of a majority of the outstanding Series A Preferred Stock. If the equity security is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board will give prompt notice, in writing, to the holders of Series A Preferred Stock as to the fair market value of the security as determined in good faith by the Board. In the event that the Board and the holders of a majority of the outstanding Series A Preferred Stock are unable to agree upon the fair market value in respect of clause (iii) hereof, the Company and the holders of a majority of the outstanding Series A Preferred Stock will jointly select a nationally recognized investment banking firm who is experienced in such matters to determine the fair market value of such equity security. The decision of such will be final and conclusive, and the cost of such firm will be borne by the Company.

(h) “Market Value” of any asset or property, as of a Valuation Date, means the following: (i) in the case of any equity security, the Market Price of such security as of the Valuation Date, (ii) in the case of U.S. or Euro denominated cash, the cash amount, and (iii) in the case of any other asset or property (including any evidence of indebtedness), the fair market value such asset or property as of the Valuation Date as determined in good faith by the Board and the holders of a majority of the outstanding Series A Preferred Stock. The Board will give prompt notice, in writing, to the holders of Series A Preferred Stock as to the fair market value of the asset or property as determined in good faith by the Board. In the event that the Board and the holders of a majority of the outstanding Series A Preferred Stock are unable to agree upon the fair market value in respect of clause (iii) hereof, the Company and the holders of a majority of the outstanding Series A Preferred Stock will jointly select a nationally recognized independent accounting firm to determine the fair market value of such asset. The decision of such will be final and conclusive, and the cost of such firm will be borne by the Company.

(i) “Permitted Transfer” means (a) a Transfer by holder of shares of Series A Preferred Stock to a Permitted Transferee or (b) a Transfer pursuant to a tender or exchange offer commenced (i) by a third party that, if consummated, would constitute a Change of Control or (ii) by the Company.

(j) “Permitted Transferee” means, (a) with respect to any holder of shares of Series A Preferred Stock that is not an individual, (i) any Affiliate of such holder or (ii) any successor of such holder by merger, consolidation, reorganization, restructuring, liquidation or similar transaction and (b) with respect to any holder of shares of Series A Preferred Stock that is an individual (i)(A) a spouse, lineal descendant (whether natural or adopted), sibling or parent of such holder or (B) upon such holder’s death, an heir, executor, administrator, testamentary trustee, legatee or beneficiary of such holder, (ii) a foundation or similar entity established by such holder for the purpose of serving charitable goals, controlled by such holder or the Persons named in clause (i), (iii) any trust or similar entity, the beneficiaries of which include such holder or the Persons named in clause (i) or (ii), (iv) any corporation, limited liability company or partnership or similar entity, the shareholders, members or general partners of which include such holder or the Persons named in clause (i), (ii) or (iii), and (v) any similar estate or person planning vehicles.

(k) “Person” will be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

(l) “Spin-Off” means a distribution by the Company to holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Company.

(m) “Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding Voting Securities of which are at the time owned or controlled, directly or indirectly, by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

(n) “Voting Securities” means any shares of Common Stock or other securities entitled to vote generally in the election of directors of the Company.

[Execution Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed by a duly authorized officer of the Company as of this [●] day of [●], 201    .

Wabtec Corporation:

By:
Name:
Title:

Schedule 3.1

SELLER’S SHARES

Seller Name	Number of Company Shares	Number of shares sold	Cash Portion of Purchase Price	Number of shares exchanged	Number of Parent Preferred Stck delivered

FFinF	6 315 412	1 578 852	157 885 200,00	€4 736 560	296 035
FFP	1 159 288	289 832	28 983 200,00	€869 456	54 341
FF	225	49	4 900,00	€176	11
EF	612	148	14 800,00	€464	29
Total	7 475 537	1 868 881	186 888 100,00	€5 606 656	350 416

Schedule 5.1

PLEDGED SHARES

Number of shares pledged	Beneficiaries	End date
Shares held by FFP
218,818	Société Générale	October 2019
16,000	Banque Populaire	October 2022

Shares held by FinF
35,200	Société Générale	March 2016
22,880	LCL	March 2016
224,000	LCL	July 2024
144,000	BECM	August 2024

Schedule 6.1(c)

ADDITIONAL CONDITIONS TO

PARENT’S AND PURCHASER’S OBLIGATIONS TO CLOSE

(a)	The Company shall have failed to timely file (after giving effect to any extension provided by applicable laws and regulations) any of its semi-annual or annual reports that are required to be filed after the date hereof and prior to the Closing, if such failure is reasonably likely to result in Parent not being able to comply in material respects with reporting or registration requirements under applicable laws and regulations on a timely basis assuming that the Closing has occurred and the Company is an Affiliate of Parent; or

(b)	The Company shall have materially breached any of its covenants provided in Articles 4(a)(i), (ii), (iii) and (v) of the Tender Offer Agreement, or shall have otherwise breached any of its other covenants in the Tender Offer Agreement resulting in a material adverse event for the Company and its Affiliates.

Schedule 7.2

SURVIVING INTRAGROUP AGREEMENTS

For a 12-month period starting on Closing Date, the following intragroup agreements will survive:

•	Some of the holding companies of the Sellers’ Group will continue to have their registered offices domiciled at the headquarter of the Company (without rental of office space).

•	As mentioned on page 151 of the Document de reference, certain holding and/or operational companies held by the Faiveley family will continue to use an office at the headquarters of the Company, and such companies will bear the associated rents and rental expenses (which, for financial year 2014/2015 was EUR 3,170).

Schedule 8.12

SURVIVAL PERIODS FOR

SELLER’S REPRESENTATIONS AND WARRANTIES

Representation	Survival Period
8.1, 8.2, 8.3 and 8.4	5 years after Closing
8.5, 8.6, 8.7 and 8.8	12 months after Closing

Schedule 9.6

SURVIVAL PERIODS FOR

PARENT’S AND PURCHASER’S REPRESENTATIONS AND WARRANTIES

Representation	Survival Period
9.1, 9.2, 9.3	5 years
9.5 and 9.6	12 months

Schedule 12.11

SELLER’S REPRESENTATIVE

Name:	Mr Erwan Faiveley
Address:	10, rue du Tribourg
21700 Nuits Saint-Georges

Fax:
	Email:	erwan.faiveley@gmail.com

Schedule 2

Draft SHA

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SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”), dated [date], 2015, is among Wabtec Corporation, a corporation incorporated under the laws of the State of Delaware, USA (together with its successors and permitted assigns, “Wabtec”), and the Persons signing this Agreement as “Shareholders” on the signature page hereto (each, a “Shareholder” and collectively, the “Shareholders”; and Wabtec and the Shareholders, collectively, the “Parties”).

RECITALS

A. The Parties have entered into a Share Purchase Agreement, dated the date hereof (the “SPA”), pursuant to which, on the terms and subject to the conditions therein, FW Acquisition LLC, an indirect wholly owned Subsidiary of Wabtec Corporation (the “Purchaser”), has agreed to purchase, and the Shareholders have agreed to sell to Purchaser, the number of ordinary shares, with a nominal value of 1 Euro per share, of Faiveley Transport, a société anonyme à Directoire et Counseil de Surveillance incorporated under the laws of France (“Faiveley Transport”), set forth on Schedule 2 thereto (the “Faiveley Transport Shares”); and

B. The Parties desire to enter into this Agreement to set forth certain rights and obligations of Wabtec and the Shareholders with respect to the Shares and certain Wabtec governance matters.

NOW, THEREFORE, the Parties hereby agree as follows:

I. DEFINITIONS; INTERPRETIVE MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated when used in this Agreement with initial capital letters:

“Additional Shares” means any equity or voting securities or interests of Wabtec issued or issuable directly or indirectly with respect to or on account of the Initial Shares, including Common Shares issued upon exchange, conversion or redemption thereof, whether by way of share dividend or distribution, stock split or other subdivision or in connection with a combination of stock, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization or other similar capital transactions.

“Affiliate” means with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For this purpose, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings given to those terms in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule. Unless specified otherwise, all calculations of Beneficial Ownership will be made by including securities that the Person (and any group of which such Person is a member), but not any other Person (except members of a group of which such Person is a member), has the right to acquire in both the numerator and the denominator.

“Board” means the Board of Directors of Wabtec.

“Board Designees” has the meaning ascribed to such term in Section 2.1.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in Paris, France or New York, New York, USA are required or authorized to close.

“Change of Control” means an event or series of events by which (a) any Person or group of Persons directly or indirectly becomes the Beneficial Owner of 50% or more of the outstanding Common Shares, (b) all or substantially all of the consolidated assets of Wabtec are sold, exchanged or otherwise transferred to any Person or group of Persons, (c) Wabtec is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another Person, unless the Persons who Beneficially Own the outstanding Common Shares immediately before consummation of the transaction Beneficially Own a majority of the outstanding voting securities of the combined, resulting or surviving entity immediately thereafter, (d) Wabtec’s shareholders approve of any plan or proposal for the liquidation or dissolution of Wabtec, or (e) the Continuing Director Termination Date occurs.

“Closing” has the meaning ascribed to such term in the SPA.

“Closing Date” has the meaning ascribed to such term in the SPA.

“Common Shares” means shares of Wabtec’s common stock, par value $0.01 per share.

“Confidential Information” means all confidential and proprietary information and data of Wabtec, Faiveley Transport or any of their respective Subsidiaries disclosed or otherwise made available to a Shareholder or any representative thereof (together, for this purpose, a “Recipient”), whether disclosed before or after the date of this Agreement and whether disclosed electronically, orally or in writing or through other methods made available to the Recipient, including information relating to the SPA, this Agreement and negotiations giving rise thereto. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information (a) already in the public domain at the date of the transmission, or which has become generally available to the public other than as a result of a disclosure by the Recipient, (b) in the Recipient’s possession and which is not, or was not at the time of acquisition of possession, to the Recipient’s knowledge, covered by any confidentiality agreements between the Recipient, on the one hand, and Wabtec, Faiveley Transport or any of their

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respective Subsidiaries, on the other hand, or (c) which the Recipient may receive on a non-confidential basis from a third party and which is not, to the Recipient’s knowledge, covered by a confidentiality agreement with Wabtec, Faiveley Transport or any of their respective Subsidiaries.

“Continuing Director” means, as of any date of determination, any member of the Board, excluding any Board Designees, who (a) is a member of the Board as of the date hereof, (b) was elected to the Board pursuant to Section 2.1, or (c) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

“Continuing Director Termination Date” means the date on which a majority of the Board no longer consists of Continuing Directors.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) governmental or quasi-governmental agency, taxing authority and any court or other tribunal (foreign, federal, state or local), or (c) Person or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Initial Shares” means the Preferred Shares exchanged for Faiveley Transport Shares pursuant to the SPA, the number of which as of immediately after the Closing is set forth on Schedule 2 to the SPA, and any Common Shares into which any of such Preferred Shares have been exchanged, converted or redeemed.

“Law” means any statute, rule or other legal requirement, including the common law or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Material Disclosure Event” means (a) a material transaction which Wabtec or any of its Subsidiaries is in good faith considering, proposes to engage in or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or other material corporate development or (b) any other material non-public event or development, in each case with respect to which the Board determines in good faith that compliance with Article III may reasonably be expected to either materially and adversely interfere with Wabtec’s or such Subsidiary’s ability to enter into or consummate such transaction (in the case of clause (a)) or require Wabtec to disclose material, non-public information in a manner (including as to timing) that would materially and adversely impact Wabtec or breach of confidential undertaking entered into by Wabtec or any of its Subsidiaries prior to the date hereof.

“Permitted Transfer” means (a) a Transfer by Shareholder to a Permitted Transferee, so long as such Permitted Transferee, in connection with such Transfer, agrees to be a “Shareholder” under this Agreement and bound by the terms hereof or (b) a Transfer pursuant to a tender or exchange offer commenced (i) by a third party (for

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the avoidance of doubt, not in violation of this Agreement) that, if consummated, would constitute a Change of Control, provided that during the period in which any Board Designee is a member of the Board, only if the Board has either publicly recommended such tender be accepted by stockholders generally or as to which the Board has publicly stated that it is neutral, or (ii) by the Company

“Permitted Transferee” means, (a) with respect to any Shareholder that is not an individual, (i) any Affiliate of such Shareholder or (ii) any successor of such Shareholder by merger, consolidation, reorganization, restructuring, liquidation or similar transaction and (b) with respect to any Shareholder that is an individual (i)(A) a spouse, lineal descendant (whether natural or adopted), sibling or parent of such Shareholder or (B) upon such Shareholder’s death, an heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Shareholder, (ii) a foundation or similar entity established by such Shareholder for the purpose of serving charitable goals, controlled by such Shareholder or the Persons named in clause (i), (iii) any trust or similar entity, the beneficiaries of which include such Shareholder or the Persons named in clause (i) or (ii), (iv) any corporation, limited liability company or partnership or similar entity, the shareholders, members or general partners of which include such Shareholder or the Persons named in clause (i), (ii) or (iii), and (v) any similar estate or person planning vehicles.

“Person” means an individual, corporation, partnership, limited liability company, joint stock company, joint venture, association, trust or other entity or organization, including a Governmental Entity.

“Preferred Shares” means the convertible preferred stock of Wabtec issued to Shareholders pursuant to the SPA.

“Principal Exchange” means the New York Stock Exchange (“NYSE”) or, if the Common Shares cease to be traded on the NYSE, such other exchange on which the Common Shares are traded and designated as such by the Board.

“Public Offering” means any primary or secondary public offering of Common Shares pursuant to registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

“Registrable Securities” means, as of any date of determination, (a) all Common Shares Beneficially Owned by a Shareholder as of the time of determination acquired upon exchange, conversion or redemption of Preferred Shares and (b) any Additional Shares so Beneficially Owned; provided, however, that such securities will cease to be Registrable Securities (i) when such securities have been sold or transferred pursuant to a Registration Statement, (ii) when such securities have been transferred in compliance with Rule 144 under the Securities Act (“Rule 144”) or (iii) if such securities have ceased to be outstanding.

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“Registration Statement” means a registration statement filed with the SEC on which it is permissible to register securities for sale to the public under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shares” means the Initial Shares and any Additional Shares.

“Shareholders Representative” means the individual designated as such on Schedule 2.1, or such other individual as may be designated as such by Shareholder Action furnished pursuant to Section 4.3.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other entity the results of operations of which are required to be consolidated into the financial statements of such Person under U.S. generally accepted accounting principles (“GAAP”).

“VWAP” means the average of the volume weighted averages of the trading prices of Common Shares on the Principal Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected in good faith by the Board) on each of the ten consecutive trading days ending on and including the trading day that is two trading days prior to the date of determination.

1.2 Interpretive Matters. Any reference in this Agreement to a “Section”, “Article” or Schedule refers to the corresponding Section, Article or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Articles and Sections herein are provided for convenience of reference only and are not intended to affect the construction or interpretation of this Agreement. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with the terms of this Agreement. Any reference to a statute, rule or regulation is deemed also to refer to any amendments or successor legislation, rule or regulation as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including initial capitalized terms defined herein) in the singular will be held to include the plural and vice versa. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to “$” or dollars will refer to United States dollars. All accounting terms not otherwise defined herein have the meanings given to them in accordance with GAAP. This Agreement has been freely and fairly negotiated by the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed

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as if drafted jointly by the Parties, no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement and prior drafts of this Agreement will be disregarded in interpreting this Agreement. If the date upon or by which any party hereto is required to perform any covenant or obligation hereunder falls on a day that is not a Business Day, then such date of performance will be automatically extended to the next Business Day thereafter. Unless the context otherwise requires, (a) “or” is disjunctive but not necessarily exclusive and (b) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. If, and as often as, there is any change in the outstanding shares of Common Stock, Preferred Stock or other equity securities of Wabtec by reason of a share dividend or distribution, or stock split or other subdivision, or in connection with a combination of stock, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization or other similar capital transaction, appropriate anti-dilution adjustments consistent with the anti-dilution provisions otherwise set forth in the Certificate of Designation for the Preferred Shares will be made in the provisions of this Agreement so as to fairly and equitably preserve the rights and obligations set forth herein.

1.3 Effectiveness of this Agreement. This Agreement has been signed as of the date first written above, but except for Section 2.3 will not become operative or otherwise be binding unless and until the Closing occurs, whereupon without further action this entire Agreement will be binding in accordance with its terms. In the event that the SPA is terminated in accordance with its terms, this Agreement (other than Section 2.3 and Article IV) will, without further action, terminate without liability on any Party.

1.4 Actions by Shareholders. Unless otherwise expressly provided herein, any action permitted or contemplated to be taken by the Shareholders (a “Shareholder Action”) will be by (a) the Shareholders Representative or (b) to the extent expressly provided herein or upon the Shareholder Representative’s failure to act, written consent of the holders of a majority of the Shares (assuming the conversion of all Preferred Shares into Common Shares) then Beneficially Owned by all Shareholders furnished to Wabtec pursuant to Section 4.3 by the Shareholders Representative. Wabtec will have no obligation to inquire as to the validity of any such written action so provided and may conclusively rely thereon.

II. CORPORATE GOVERNANCE RIGHTS

2.1 Board Designees. (a) Wabtec will take all necessary action to cause two designees identified on Schedule 2.1 to be appointed to the Board to serve in the class of directors with a term next expiring at the annual meeting of Wabtec stockholders held in the years specified in Schedule 2.1, effective as of immediately after the Closing (each, together with any other person designated by the Shareholders for appointment or election to the Board as contemplated by this Section 2.1, a “Board Designee”), provided, however, that if either or both such individuals dies, becomes incapacitated or is otherwise unwilling or unable to serve on the Board between the date hereof and such Closing, Wabtec will cause a substitute designee designated by

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Shareholder Action to be appointed to the Board in the class of directors in which such individual(s) previously served on the Board, effective as of immediately after such Closing. Without limiting the foregoing, (i) until the date on which the Shareholders cease to Beneficially Own Common Shares equal to at least 50% of the Initial Shares (assuming the conversion of all outstanding Preferred Shares into Common Shares), the Shareholders will be entitled to designate by Shareholder Action both Board Designees to be nominated by Wabtec to serve as directors of Wabtec and (ii) until the date on which the Shareholders cease to Beneficially Own at least 25% of the Initial Shares (assuming the conversion of all Preferred Shares into Common Shares), the Shareholders will be entitled to designate by Shareholder Action one Board Designee to be nominated by Wabtec to serve as directors of Wabtec, in each case in the class of directors to which the Board Designees have been appointed pursuant to the immediately preceding sentence. Wabtec will take all actions necessary to provide the Shareholders with the representation on the Board contemplated by this Section 2.1, including (A) at each annual or special meeting of the Wabtec stockholders at which directors in the class in which a Board Designee serves are to be elected to the Board, including the applicable Board Designee in the slate of nominees recommended by the Board to Wabtec’s stockholders for election as directors, (B) using its reasonable best efforts to solicit proxies in order to obtain shareholder approval of the election of such Board Designees, including causing officers of Wabtec who hold proxies (unless otherwise directed by the Wabtec stockholder submitting such proxy) to vote such proxies in favor of the election of such Board Designees, and (C) using substantially the same efforts to cause the Board Designees to be elected to the Board as it uses to cause other nominees of the Board to be elected, including recommending that Wabtec stockholders vote in favor of the Board Designees in any proxy statement used by Wabtec to solicit the vote of its stockholders in connection with each annual or special meeting of the Wabtec stockholders at which directors are to be elected to the Board. Notwithstanding the foregoing, unless an individual is listed on Schedule 2.1, a Board Designee must be reasonably determined to be qualified by the Board’s Nominating and Corporate Governance Committee (the “N&CG Committee”) prior to being appointed or nominated for election to the Board, provided that the N&CG Committee acts in good faith to apply what it determines in good faith to be standards of qualification substantially similar to those it applies to other nominees to the Board or that are otherwise specifically targeted to the Board Designees. If the N&CG Committee so determines in good faith that an individual not listed on Schedule 2.1 is not so qualified for appointment or election to the Board, it will notify the Shareholder’s Representative in writing explaining the reasons therefor in reasonable detail, and the Shareholders may submit by Shareholder Action one or more alternative proposed Board Designees to the N&CG Committee until the N&CG Committee accepts such proposed Board Designees.

(b) If any Board Designee ceases to serve as a director for any reason, Wabtec will promptly cause any vacancy resulting thereby to be filled by another designee designated by Shareholder Action, in the class in which such Board Designee previously served as director.

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(c) Notwithstanding anything to the contrary contained in this Agreement or the SPA, Wabtec will at all times provide such exculpation, indemnification, advancement and reimbursement of expenses (whether incurred in the investigating or defending a threatened or pending action, suit or proceeding for which indemnification may be sought, incurred in carrying out activities and obligations as a member of the Board, or otherwise) and compensation to the Board Designees (in his or her capacity as such) as is consistent with the exculpation, indemnification, advancement and reimbursement of expenses and compensation provided to other non-executive members of the Board. Wabtec acknowledges and agrees that any such indemnification obligations to indemnify or advance expenses to each Board Designee, in his or her capacity as such, for the matters covered by such indemnification obligations, will be the primary source of indemnification and advancement and reimbursement of expenses of such Board Designee in connection therewith. Wabtec will maintain directors and officers liability insurance policies in such amounts and on such terms as approved by the Board from time to time, including the Board Designees on the same terms as apply to other Board members.

2.2 Board Observer. Effective as of immediately after the Closing and until the earlier of (i) the date that is 18 months from the date of this Agreement and (ii) such time that Stéphane Rambaud-Measson is no longer an executive officer of Wabtec or any of its Subsidiaries, Stéphane Rambaud-Measson will be entitled to act as an observer to the Board (in such capacity, the “Board Observer”). Except as otherwise expressly provided herein, the Board Observer will have the same rights as a director of Wabtec with respect to receipt of information and the right to notice of and to participate in all meetings of the Board. It is understood and agreed that the Board Observer will have no voting rights, nor will the Board Observer be counted towards a quorum. The Board Observer will not be entitled to receive any compensation from Wabtec for services as a Board Observer, but will be entitled to reimbursement of reasonable out-of-pocket expenses for service as such consistent with the Company’s travel and expense policies for directors. Wabtec shall also provide to the Board Observer copies of all notices, reports, minutes, consents and any other materials at the time and in the manner as they are provided to the directors and committee members. Notwithstanding the foregoing, the Board may excuse the Board Observer from, and withhold any information relating to, (A) any executive session of the Board, (B) any Board activity in which it determines that the Board Observer has a personal interest that is different from, or in addition to, the members of the Board generally, or (C) if it determines in good faith after consultation with counsel (which may be inside counsel) that so doing could be reasonably expected to result in the loss of the attorney-client privilege or other protection.

2.3 Confidentiality. Each Shareholder agrees, and will cause its controlled Affiliates and its and its controlled Affiliates’ representatives (including the Shareholders Representative) to, (a) keep confidential all Confidential Information received by participation in the activities of the Board (whether from a Board Designee or otherwise) or otherwise received by it from Wabtec, Faiveley Transport, their respective Affiliates or their respective representatives, (b) not disclose or reveal any such information to any Person without the prior written consent of Wabtec other than to

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such Shareholder’s Affiliates’ directors, general partner, investors and officers, attorneys, accountants and financial advisors (the “Representatives”) whom the Shareholder determines in good faith need to know such information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Shareholder in Wabtec, and (c) use reasonable best efforts to cause its Permitted Representatives to observe the terms of this Section 2.3 as if they were Parties to this Agreement; provided, however, that nothing herein will prevent any Shareholder or any of its controlled Affiliates from disclosing any information that is required to be disclosed by Law so long as, prior to such disclosure, the applicable Shareholder or such Affiliate, unless prohibited by Law, uses reasonable efforts to notify Wabtec of any such disclosure, uses reasonable efforts (at Wabtec’s sole expense) to limit the disclosure requirements of such Law and maintains the confidentiality of such information to the maximum extent permitted by Law.

2.4 Wabtec Policies. Without limiting the generality or effect of any other provision hereof, the Shareholders acknowledge and covenant that they will use reasonable best efforts to cause the Board Designees to comply with any written policies approved by the Board and published on Wabtec’s corporate website or furnished in writing from time to time by Wabtec, including policies in respect of trading in Wabtec securities, provided that such policies are generally applicable to directors and executive officers of Wabtec.

2.5 Rights Solely for the Shareholders. The rights and obligations of the Shareholders pursuant to this Article II will only apply with respect to the Shareholders, and may not be assigned or delegated to any other Person; provided, however, that any Shareholder may assign such rights and delegate such obligations to another Shareholder in respect of Shares Transferred to any other Shareholder or to a Permitted Transferee in accordance with this Agreement.

2.6 Legends; Securities Act Compliance. (a) Each Shareholder acknowledges that the Initial Shares and any Common Shares issued upon exchange, conversion or redemption thereof have not been, as of the date hereof, registered under the Securities Act or under any other securities Laws and, without limiting the generality or effect of any other provision hereof, agrees that it will not Transfer of any of such Initial Shares or Common Shares except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws and the provisions of this Agreement. Each Shareholder agrees that all certificates, book-entry shares or other instruments representing such Initial Shares or Common Shares subject to this Agreement will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

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RELATING THERETO OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. IN ADDITION, THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AS SUBJECT TO RESTRICTIONS SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED                 , 2015, A COPY OF WHICH, AS AMENDED FROM TIME TO TIME, MAY BE OBTAINED FROM WABTEC CORPORATION.”

(b) Notwithstanding Section 2.6(a) of this Agreement, at the request of a Shareholder, (i) at such time as such restrictions are no longer applicable and (ii) with respect to the first sentence of the foregoing legend, upon receipt by Wabtec of an opinion of counsel reasonably satisfactory to Wabtec to the effect that the first sentence of the foregoing legend is no longer required under the Securities Act or other applicable Laws, as the case may be, Wabtec will promptly cause such legend to be removed from any certificate or book-entry share for any Initial Shares or Common Shares.

2.7 Transfer Restrictions. (a) Other than in the case of a Permitted Transfer, each Shareholder covenants that it will not, during the period from the Closing until the earlier of (A) the three-year anniversary of the Closing Date and (B) a Change of Control of Wabtec, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer (or enter into an obligation regarding the future sale, assignment, pledge or transfer of) (collectively, “Transfer”) any Shares or Common Shares into which Shares have been converted or any interest therein or (ii) enter into any short-sale transaction involving, or measured by, Common Shares;, provided, however, that the foregoing restrictions will not apply to (i) Transfers of Shares or Common Shares into which Shares have been converted from one Shareholder to another or (ii) Transfers to a trust or other estate or personal planning Person, provided that the Transferor retains the sole right to direct the voting and disposition of the Shares or Common Shares into which Shares have been converted subject to such Transfer and the Transferee thereof executes a written instrument satisfactory to Wabtec by which it becomes a Party to and bound by this Agreement; provided that a change of control of a Shareholder will not, in itself, constitute or be deemed to be a Transfer.

(b) Wabtec may impose stop-transfer instructions to effectuate the provisions of Section 2.7(a).

2.8 Standstill Restrictions. During the period in which any Board Designee is a member of the Board, each Shareholder covenants that, unless expressly invited in writing with the approval of a majority of the Incumbent Directors, it will not, and will cause or permit any of its consolidated Subsidiaries or controlled Affiliates not to, directly or indirectly:

(a) acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of Common Shares or any other security, including any cash-settled option or other derivative security, that transfers all or any portion of the

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economic benefits or risks of the ownership of Common Shares to any Person other than a Shareholder, other than (i) as may be issued by Wabtec on account of the Common Shares, Preferred Shares or other securities of Wabtec pursuant to any stock dividend or distribution, stock split, other subdivision or other recapitalization or reclassification or similar capital transaction or pursuant to any shareholder rights or similar plan, (ii) any Common Shares, Preferred Shares or other securities of Wabtec issued by the Company or any of its Subsidiaries to any Board Designee in his or her capacity as such, (iii) the acquisition of Common Shares, Preferred Shares or other securities of Wabtec as contemplated by Section 2.10 (including in a public offering) of this Agreement or pursuant to any other rights of the holders of Preferred Shares (including preemptive rights and rights to receive or purchase securities of Wabtec in connection with anti-dilution adjustments), or (iv) any other acquisition of Common Shares by one or more Shareholders so long as such acquired Shares constitute, in the aggregate, less than 5% of the total outstanding Common Shares, calculated on a fully diluted basis (including, for this purpose, any Common Shares for which any Preferred Shares then outstanding may be exchanged, converted or redeemed);

(b) make any statement or proposal to Wabtec or any of Wabtec’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit or effect, or seek or offer or propose to effect (whether directly or indirectly, publicly or otherwise) (i) any business combination, merger, tender offer, exchange offer or similar transaction involving Wabtec or any of its Subsidiaries that may reasonably be expected to result in a Change of Control, (ii) any restructuring, recapitalization, liquidation, dissolution or similar transaction involving Wabtec or any of its Subsidiaries, including any material divestiture, break-up or spinoff, (iii) any acquisition of any of Wabtec’s or its Subsidiary’s equity securities or rights or options to acquire interests in Wabtec’s or its Subsidiary’s equity securities, or (iv) the composition of or election of any individual to the Board, except as permitted by this Agreement (and as may be required by applicable Law in connection therewith);

(c) negotiate or act in concert with, or knowingly finance, knowingly assist or knowingly encourage, any other Person in connection with any of the actions set forth in Sections 2.8(a) or (b), or otherwise form, join or participate in a group (in each case other than a group comprised solely of Shareholders, Permitted Transferees and their respective controlled Affiliates) with respect to any Common Shares in connection with any of the actions set forth in Sections 2.8(a) or (b);

(d) except as provided herein, request, call or seek to call a meeting of the stockholders of Wabtec, except as expressly provided herein, nominate any individual for election as a director of Wabtec at any meeting of stockholders of Wabtec, submit any stockholder proposal (pursuant to Rule 14a-8 promulgated under the Exchange Act or otherwise) to seek representation on the Wabtec Board other than as expressly provided herein or any other proposal to be considered by the stockholders of Wabtec, or recommend that any other Wabtec stockholders vote in favor of, or otherwise publicly comment favorably or unfavorably about, or solicit votes or proxies

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for, any such nomination or proposal submitted by another stockholder of Wabtec, or otherwise publicly seek to control or influence the Wabtec Board, management or policies of Wabtec;

(e) deposit any Shares or Common Shares in a voting trust or similar arrangement or subject any Shares or Common Shares to any voting agreement, pooling arrangement or similar arrangement (in each case other than as contemplated in this Agreement or solely among a group comprised solely of Shareholders and their respective controlled Affiliates); or

(f) take any action which would reasonably be expected to require Wabtec to make a public announcement regarding (including any public filing) any of the actions set forth in this Section 2.8.

The foregoing limitations will (i) not preclude any confidential proposal made to the Board that is expressly conditioned upon the maintenance of the confidentiality thereof or (ii) in no way limit the activities of any Board Designee or Management Director taken in his or her capacity as a director of Wabtec.

2.9 Purchaser Voting Agreement. During the period in which any Board Designee is a member of the Board, each Shareholder covenants that (a) if requested by Wabtec, it will vote all of the Shares or Common Shares that it collectively Beneficially Owns and over which it maintains sole voting power in the same proportion as all Common Shares not Beneficially Owned by Shareholders with respect to or, if recommended by a majority of the Incumbent Directors, in favor of, the election of members of the Board nominated by the N&CG Committee or a majority of the Independent Directors and (b) will use commercially reasonable efforts to be present, in person or by proxy, at all meetings of stockholders of Wabtec so that all such Shares may be counted for purposes of determining the presence of a quorum at all meetings of holders of Common Shares.

2.10 Preemptive Rights. In the event that Wabtec determines to sell Common Shares, Preferred Shares or other equity or voting securities of Wabtec to a third party for cash other than in a public offering, Wabtec will make proper provision to offer each Shareholder the opportunity to purchase such Common Shares, Preferred Shares or other equity or voting securities of Wabtec on the same terms as they are offered to such third party in order to maintain the Shareholder’s percentage equity and voting ownership interest in Wabtec (calculated assuming conversion of all outstanding Preferred Shares) by notice given to the Shareholders not less than 10 Business Days prior to any such third-party sale (the “Issuance Notice”) which shall set forth the amount and description of the securities proposed to be sold and the percentage of fully diluted outstanding equity or voting securities of Wabtec such securities would represent after the sale, the proposed date of the sale, the proposed acquiror and the estimated purchase price per security so sold or issuance. If any Shareholder fails to accept such offer in writing within ten Business Days of receipt of such Issuance Notice, such rights will be deemed irrevocably waived. If any Shareholder elects to purchase such securities, such Shareholder will be irrevocably bound to purchase the securities

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on the terms sold to such third party (to the extent set forth in the Issuance Notice). The foregoing rights will not apply to Common Shares issued in a merger, acquisition or other business combination transaction or Common Shares issued under employee equity plans or Common Shares or other securities offered and sold in a public offering, provided, however, that any Shareholder may purchase Common Shares or other securities in any such public offering approved by the Board in an amount necessary to avoid dilution of its percentage equity interest in Wabtec prior to such offering. Any Common Shares so purchased will be deemed, without further action, to be “Shares” for purposes of this Agreement.

2.11 Shareholders Representative. (a) The Person designated as the Shareholders Representative on Schedule 2.1 (and any successor approved by Shareholder Action) is hereby appointed, authorized and empowered to act as a representative for all Shareholders as the exclusive agent and attorney-in-fact to act on behalf of each Shareholder in connection with and to facilitate the consummation of the transactions contemplated hereby, and will have the power and authority:

(i) to execute and deliver such amendments, waivers and consents in connection with this Agreement, in each case as the Shareholders Representative, in its sole discretion, may deem necessary or desirable;

(ii) as Shareholders Representative, to enforce the rights of all Shareholders and to enforce the rights of the Shareholders Representative arising out of or under or in any manner relating to this Agreement, and to take any and all actions which the Shareholders Representative believes are necessary or appropriate under this Agreement for and on behalf of the Shareholders, including asserting or pursuing any claim, investigation or action (a “Claim”) against or defending any Claim made by Wabtec, consenting to, compromising or settling any such Claims, conducting negotiations with Wabtec and its respective representatives regarding such Claims and, in connection therewith, to (A) assert any claim or institute any Claim; (B) investigate, defend, contest or litigate any Claim initiated by Wabtec, or by any Governmental Authority against the Shareholders Representative or any of the Shareholders, and receive process on behalf of any or all of the Shareholders in any such Claim and compromise or settle on such terms as the Representative determines to be appropriate, and give receipts, releases and discharges with respect to, any such Claim, and (C) file and prosecute appeals from any decision, judgment or award rendered in any such Claim, it being understood that the Shareholders Representative will not have any obligation to take any such Claims, and will not have any liability for any failure to take any such Claims;

(iii) to interpret all of the provisions of this Agreement and to consent to, execute and delivery any amendment or waiver hereof or thereof on behalf of the Shareholders; and

(iv) to make, execute, acknowledge and deliver all such other agreements, notices, requests, instructions, stock powers, letters and other

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writings, and, in general, to do any and all things and to take any and all action that the Representative, in its sole and absolute discretion, may consider necessary or appropriate in connection with or to carry out the transactions contemplated by this Agreement.

(b) The Shareholders Representative will not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but will be entitled to the payment by the Shareholders of all its costs and expenses incurred as the Shareholders Representative. In connection with this Agreement and in exercising or failing to exercise all or any of the powers conferred upon the Shareholders’ Representative hereunder (i) the Shareholders Representative will incur no responsibility whatsoever to any Shareholder by reason of any error in judgment or other act or omission performed or omitted hereunder, excepting only responsibility for any act or failure to act which represents bad faith or willful misconduct, and (ii) the Shareholders Representative will be entitled to rely in good faith on the advice of counsel, public accountants or other experts experienced in the matter at issue, and any error in judgment or other act or omission of the Shareholders Representative pursuant to such advice shall in no event subject the Shareholders Representative to liability to any Shareholders. Each Shareholder will indemnify, pro rata based upon such Shareholder’s ownership percentage of Shares, the Shareholders Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against it or them (including any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever), arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof relating to the acts or omissions of the Shareholders Representative hereunder or otherwise; provided, however, that the foregoing indemnification will not apply in the event of any act or omission to act which is finally judicially adjudicated to have resulted from the bad faith or willful misconduct of the Shareholders Representative. Any amount payable to the Shareholders Representative pursuant to this Section 2.11 will be paid to the Shareholders Representative by the Shareholders and none of Wabtec or any of its respective Affiliates, directors, officers, employees, representatives or advisors will have any liability to the Shareholders Representative. Upon written notice from the Shareholders Representative to the Shareholders as to the existence of a deficiency toward the payment of any such indemnification amount, each Shareholder will promptly deliver to the Shareholders Representative full payment of his, her or its ratable share of the amount of such deficiency based upon such Shareholder’s ownership percentage; provided, that no such Shareholder will be liable for any claim of indemnification which is, individually or in the aggregate, in excess of such Shareholder’s ownership percentage of the aggregate liquidation preference of the Shares to which such Shareholder received pursuant to the SPA.

(c) All of the indemnities, immunities and powers granted to the Shareholders Representative under this Agreement will survive any termination of this Agreement.

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(d) The grant of authority provided for in this Section 2.11 (i) is coupled with an interest and is irrevocable and will survive the death, incompetency, bankruptcy or liquidation of any Shareholder and (ii) will survive the Closing.

(e) A decision, act, consent or instruction of the Shareholders Representative constitutes a decision, act, consent or instruction, as applicable of all the Shareholders, and Wabtec may rely upon any such decision, act, consent or instruction of the Shareholders Representative as being the decision, act, consent or instruction of all Shareholders.

III. REGISTRATION RIGHTS

3.1 Registration on Request. (a) Subject to Section 3.1(c), if at any time following the third anniversary of the Closing, Wabtec receives a written request (a “Registration Request”) from the Shareholders by Shareholder Action on behalf of one or more Shareholders (the “Initiating Shareholders”) that Wabtec file a Registration Statement covering the registration of Common Shares having an aggregate market value (based on VWAP) of at least $100.0 million as of the date of such request, then Wabtec will use commercially reasonable efforts to, as expeditiously as possible, effect the registration of such portion of the Registrable Securities set forth in such Registration Request, in accordance with the intended method of distribution stated in such Registration Request, and any other Registrable Securities that any Shareholder or Shareholders request to be registered pursuant to Section 3.2, pursuant to a Registration Statement, to the extent necessary to permit the disposition of the Registrable Securities to be so registered. Each Registration Request pursuant to this Section 3.1 must be in writing and specify the number of Registrable Securities requested to be registered and the intended method of distribution. Notwithstanding the foregoing, Wabtec will not be obligated to file a Registration Statement requested pursuant to this Section 3.1:

(i) within a period of 90 calendar days after the date of delivery of any other Registration Request pursuant to this Section 3.1;

(ii) during such time as the Shareholders are able to sell Registrable Securities pursuant a Shelf Registration Statement under Section 3.3 or pursuant to Rule 144 without being subject to the volume limitations or manner of sale restrictions thereof;

(iii) during such time as the Shareholders may sell Registrable Securities pursuant a Shelf Registration Statement under Section 3.3;

(iv) on a total of more than two occasions in any calendar year (if, on each such occasion, the registration shall have been deemed to have been effected in accordance with Section 3.2(b) of this Agreement);

(v) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Wabtec is already subject to service of process in such jurisdiction and except as may be required by the Securities Act; or (vi) if the Shareholders propose to dispose of Registrable Securities that may be registered at such time pursuant to a Registration Statement contemplated in Section 3.2.

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(b) A registration requested pursuant to this Section 3.1 will not be deemed to have been effected unless the Registration Statement has become effective; provided, however, that if, within the period ending on the earlier to occur of (i) 90 days after the applicable Registration Statement has become effective (provided, that such period will be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of Wabtec or the lead managing underwriter(s) pursuant to the provisions of this Agreement) and (ii) the date on which the distribution of the securities covered thereby has been completed, the offering of securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such Registration Statement will be deemed not to have been effected provided, further, that if a Shareholder, after exercising its right to request a registration pursuant to this Section 3.1 withdraws from a registration so requested after the filing thereof, such registration will be deemed to have been effective with respect to such Shareholder in accordance with this Section 3.1.

(c) Subject to Section 3.2, if, within five Business Days of receipt of a Registration Request, the Initiating Shareholders are advised in writing (the “Underwriter’s Advice”) that Wabtec has in good faith commenced the preparation of a Registration Statement for an underwritten Public Offering in which all Initiating Shareholders received a Piggyback Notice in accordance with this Agreement prior to receipt of such Registration Request and the managing underwriter of the proposed Public Offering has determined that, in such firm’s judgment, a registration at the time and on the terms requested would materially and adversely affect such underwritten Public Offering, then Wabtec will not be required to effect such requested registration pursuant to this Section 3.1 until the earliest of:

(i) the abandonment of such underwritten Public Offering by Wabtec;

(ii) 45 days after receipt of the Underwriter’s Advice by the Initiating Shareholders, unless the Registration Statement for such offering has become effective and such Public Offering has commenced on or prior to such 45th day; and

(iii) if the Registration Statement for such Public Offering has become effective and such Public Offering has commenced on or prior to such 45th day, the day on which the restrictions on the Shareholders contained in the related lock-up agreement lapse with respect to such offering.

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Notwithstanding the foregoing, Wabtec will not be permitted to defer a registration requested pursuant to this Section 3.1 in reliance on this Section 3.1(c) more than once in any 365-day period.

(d) Wabtec may postpone the filing or effectiveness of any Registration Statement and suspend any Shareholder’s use of any prospectus which is a part of the Registration Statement (in which event the Shareholders will discontinue sales of the Registrable Securities pursuant to the Registration Statement) for a period of up to an aggregate of 90 days, and no more than once, in any 365-day period, exclusive of days covered by any lock-up agreement executed by the Shareholder in connection with any underwritten Public Offering after the request for registration pursuant to this Section 3.1 if Wabtec delivers to the Initiating Shareholders a certificate signed by either the chief executive officer or the chief financial officer of Wabtec certifying that the conditions constituting a Material Disclosure Event exist at such time.

(e) Wabtec will have the right to cause the registration of additional securities for sale for the account of any Person other than a Shareholder (including Wabtec) in any registration requested pursuant to this Section 3.1 to the extent the managing underwriter or other independent marketing agent for such offering (if any) determines that, in its judgment, the additional securities proposed to be sold will not materially and adversely affect the offering and sale of the Registrable Securities to be registered in accordance with the intended method or methods of disposition then contemplated by such registration requested pursuant to this Section 3.1.

(f) Any time a registration requested pursuant to this Section 3.1 involves an underwritten Public Offering, the Initiating Shareholders will, after consultation in good faith with Wabtec, select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) are reasonably acceptable to the Wabtec (such acceptance not to be unreasonably withheld, conditioned or delayed).

3.2 Piggyback Registration. (a) If, after the two-year anniversary of the Closing, Wabtec proposes or is required to file a Registration Statement under the Securities Act or any other securities Laws with respect to an offering of any Common Shares, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any similar form under non-U.S. Laws or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then Wabtec will give prompt written notice of such proposed filing at least 10 Business Days before the anticipated filing date (the “Piggyback Notice”) to the Shareholders. Such Piggyback Notice must specify the number of shares of Common Shares proposed to be registered, the proposed date of filing of such Registration Statement with the SEC, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by Wabtec of the proposed minimum offering price of such shares of Common Shares. The Piggyback Notice will offer each of the Shareholders the opportunity to include in such Registration Statement the number of Registrable

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Securities as they may request (a “Piggyback Registration”), subject to Section 3.2(b). Wabtec will include in each such Piggyback Registration all Registrable Securities with respect to which Wabtec has received written requests for inclusion therein from the Shareholders (without need for Shareholder Action), subject to Section 3.2(b). The Shareholders will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least three Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. Wabtec will be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 60 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b) If the managing underwriter or underwriters of a proposed underwritten offering advise Wabtec and the holders of such Registrable Securities that, in their judgment, because of the size of the offering which the Shareholders, Wabtec and/or such other Persons (as applicable) intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included (taking into account, in addition to any considerations that the managing underwriter or underwriters reasonably deem relevant, the timing and manner to effect the offering), then the amount of Registrable Securities to be offered for the accounts of the Shareholders will be reduced pro rata to the extent necessary to reduce the total amount of Registrable Securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if Common Shares are being offered for the account of Persons other than Wabtec, then the Common Shares intended to be offered for the account of such other Persons will be reduced pro rata to the extent necessary to permit the Shareholders to include all of their Registrable Securities in such offering.

3.3 Shelf Registration. (a) If at any time following the third anniversary of the Closing, subject to the availability of registration on Form S-3 or any successor form thereto (“Form S-3”) to Wabtec, Wabtec receives a written request (a “Shelf Notice”) from the Shareholder Representative, then Wabtec will use commercially reasonable efforts to, as expeditiously as possible, file and cause to be declared effective by the SEC, a Registration Statement on Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the offer and sale, from time to time, of all or any portion of the Registrable Securities then held by the Shareholders.

Notwithstanding the foregoing, to the extent that following the second anniversary of the Closing Wabtec is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a Shelf Notice will not be required and Wabtec will file, in order that such Shelf Registration Statement is effective on the date of the third anniversary of the Closing, the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto registering an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of all or any portion of the Registrable Securities then held by the Shareholders.

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(b) Subject to Section 3.3(d), Wabtec will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, including by renewing the Shelf Registration Statement, until the earlier of (i) five years after the Shelf Registration Statement has been declared effective and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(c) Wabtec will be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a period of up to an aggregate of 60 days, and no more than once, in any 365-day period, exclusive of days covered by any lock-up agreement executed by the Shareholder in connection with any underwritten Public Offering if Wabtec delivers to such Shareholders a certificate signed by either the chief executive officer or the chief financial officer of Wabtec certifying that the conditions constituting a Material Disclosure Event exist at such time. Following the earlier of (i) the termination of the conditions constituting a Material Disclosure Event and (ii) 60 days following delivery of the notice certifying the existence of a Material Disclosure Event, without any further request from a holder of Registrable Securities, Wabtec to the extent necessary will, as expeditiously as possible, prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) At any time that a Shelf Registration Statement is effective, if any Shareholder holding of Registrable Securities delivers a notice to Wabtec (a “Take-Down Notice”), without need for any Shareholder Action, stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an underwritten Public Offering (a “Shelf Offering”), then, Wabtec will, as expeditiously as possible, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 3.3). In connection with any Shelf Offering that is an underwritten Public Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) involving substantial marketing efforts by Wabtec and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i) Wabtec will forward the Take-Down Notice to all other Shareholders holding Registrable Securities included on the Shelf Registration Statement and Wabtec will permit each such holder to include

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its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Wabtec within five days after delivery of the Take-Down Notice to such holder, without need for Shareholder Action; and

(ii) if the managing underwriter(s) advises the holders of Registrable Securities that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there will be included in such Marketed Underwritten Shelf Offering only such securities as is advised by such lead managing underwriter(s) can be sold without such effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 3.2(b).

3.4 Registration Procedures. If and whenever Wabtec is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided herein, Wabtec covenants that:

(a) before filing a Registration Statement (which for purposes of this Section 3.3 includes any Shelf Registration Statement) or any amendments or supplements thereto, Wabtec will furnish to each Shareholder and their Representatives copies of all such documents proposed to be filed, which documents will be subject to their review and reasonable comment, and other documents reasonably requested by the Shareholders, including any comment letter from the SEC, and, if requested, provide the Shareholders and their Representatives reasonable opportunity to participate in the preparation of such documents proposed to be filed and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to Wabtec’s books and records, officers, accountants and other advisors;

(b) subject to terms and conditions of this Article III, Wabtec will prepare and, file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which Wabtec then qualifies or which counsel for Wabtec in good faith deems appropriate and which form will be available for the sale of such Registrable Securities in accordance with the intended methods of distribution thereof, use its best efforts to cause such Registration Statement to become and remain effective and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(c) Wabtec will prepare and file with the SEC or other Governmental Entity having jurisdiction such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective continuously for the period referred to in accordance with this Article III;

(d) if requested by the managing underwriter(s), if any, or the Shareholder Representative, Wabtec will promptly include in a prospectus supplement

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or post-effective amendment such information as the lead managing underwriter(s), if any, and Shareholder Representative may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as expeditiously as possible after Wabtec has received such request;

(e) Wabtec will furnish to the managing underwriter(s), if any, and each Shareholder such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as a Shareholder may reasonably request including in order to facilitate the disposition of its Registrable Securities;

(f) Wabtec will register or qualify such Registrable Securities under such other securities or blue sky Laws of such jurisdictions as a Shareholder or managing underwriter(s), if any, reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable the Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Shareholders, provided that Wabtec will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(g) Wabtec will notify each Shareholder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to each Shareholder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(h) Wabtec will notify each Shareholder (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other Governmental Entity for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the SEC or other Governmental Entity of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

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(i) Wabtec will cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Wabtec are then listed, if applicable;

(j) Wabtec will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(k) Wabtec will make available for inspection by each Shareholder and its respective counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by a Shareholder or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of Wabtec and customarily provided in a secondary offering, and cause Wabtec’s officers, directors, employees and independent accountants to supply all information reasonably requested by a Shareholder, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it will be a condition to such inspection and receipt of such information that the inspecting Person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to Wabtec and (ii) agree to use commercially reasonable efforts to minimize the disruption to Wabtec’s business in connection with the foregoing.

(l) Wabtec will, if requested, obtain a “comfort” letter or letters from Wabtec’s independent public accountants in customary form and covering matters of the type customarily covered by “comfort” letters as the applicable Shareholder or Shareholders reasonably request;

(m) Wabtec will, if requested, obtain a legal opinion of Wabtec’s outside counsel in customary form and covering such matters of the type customarily covered by legal opinions of such nature and reasonably satisfactory to the applicable Shareholder or Shareholders, which opinion will be addressed to any underwriters and such Shareholder or Shareholders;

(n) Wabtec will, if applicable, reasonably cooperate with the applicable Shareholder or Shareholders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, and any other agencies or authorities as may be reasonably necessary to enable the such Shareholders to consummate the disposition of such Registrable Securities;

(o) Wabtec will enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its commercially reasonable efforts to take all such other actions reasonably requested by Shareholders therewith (including those reasonably requested by the managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten Public Offering (i) make such representations and warranties to the holders of such

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Registrable Securities and the underwriters, if any, with respect to the business of Wabtec, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) if an underwriting agreement has been entered into, the same will contain indemnification provisions as are customary in underwritten offerings, and (iii) deliver such documents and certificates as reasonably requested by the Shareholders and the lead managing underwriters(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Wabtec, in each case as and to the extent required thereunder;

(p) Wabtec will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement filed pursuant to this Article III, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, provided that Wabtec will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction; and

(q) Wabtec will endeavor in good faith to have appropriate officers of Wabtec prepare and make presentations at a reasonable and customary number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use commercially reasonable efforts to cooperate as reasonably requested by the Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities.

3.5 Provision of Information. As a condition to registering Registrable Securities, Wabtec may require a Shareholder to furnish Wabtec such information regarding such Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Wabtec may from time to time reasonably request in writing.

3.6 Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to Wabtec’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Wabtec and counsel (limited to one law firm) for the Shareholders and all independent certified public accountants and other Persons retained by Wabtec (all such expenses, “Registration Expenses”), will be borne by Wabtec. Wabtec will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly

23

review and, if applicable, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Wabtec are then listed. Each participating Shareholder will pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, the fees and expenses of counsel beyond the one law firm paid for by Wabtec and any other Registration Expenses required by Law to be paid by such Shareholder pro rata on the basis of the amount of proceeds from the sale of their securities so registered.

3.7 Participation Conditions. (a) No Shareholder may participate in any registration hereunder that is underwritten unless such Shareholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Shareholders Representative (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that a Shareholder will not be required to sell more than the number of Registrable Securities that such Shareholder has requested Wabtec to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up or holdback agreements and other documents reasonably required under the terms of such underwriting arrangements and customary in an Public Offering, so long as such provisions are substantially the same for all selling shareholders, and (iii) uses commercially reasonable efforts to cooperate with Wabtec’s reasonable requests in connection with such registration or qualification. Notwithstanding the foregoing, the liability of a Shareholder or any transferee participating in such an underwritten registration will be limited to an amount equal to the amount of gross proceeds attributable to the sale of such Shareholder’s Registrable Securities in such registration.

(b) Each Shareholder that is participating in any registration hereunder agrees that, upon receipt of any notice from Wabtec of the happening of any event of the kind described in Section 3.4(g), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person receives copies of a supplemented or amended prospectus as contemplated by such Section 3.4(g). In the event Wabtec gives any such notice, the applicable time period during which a Registration Statement is to remain effective under this Article III will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3.7(b) to and including the date when the Shareholders will have received the copies of the supplemented or amended prospectus contemplated by Section 3.4(g).

3.8 Rule 144. (a) Wabtec will use reasonable efforts to, upon the request of a Shareholder or any transferee, make publicly available such information as necessary to permit sales pursuant to Rule 144, and will use reasonable efforts to take such further action as a Shareholder or any transferee may reasonably request, all to the extent required from time to time to enable such Person to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of a Shareholder or any transferee, Wabtec will deliver to such Person a written statement as to whether it has complied with such information requirements.

(b) Wabtec will not issue new certificates or enter any book-entry shares for Registrable Securities without a legend restricting further transfer unless (i) such Shares have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144 or (ii) (x) otherwise permitted under the Securities Act, (y) the holder of such Shares has delivered to Wabtec an opinion of counsel, which opinion and counsel is reasonably satisfactory to Wabtec, to such effect, and (z) the holder of such Shares expressly requests the issuance of such certificates or book-entry shares in writing.

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3.9 Holdback. In consideration for Wabtec agreeing to its obligations under this Agreement, each Shareholder agrees in connection with any registration of Wabtec’s securities (whether or not such Person is participating in such registration) upon the request of Wabtec and the underwriters managing any underwritten offering of Wabtec’s securities, on the same terms as all directors and officers agree, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of Wabtec or any securities convertible into or exchangeable or exercisable for any equity securities of Wabtec without the prior written consent of Wabtec or such underwriters, as the case may be, during such period as may be required by the managing underwriter.

3.10 Registration Indemnification. (a) Wabtec agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Shareholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Shareholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Shelf Registration Statement filed pursuant to this Article III, and any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 3.10(a)) will reimburse each such Shareholder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners,

25

accountants, attorneys and agents and each such Person who controls each such Shareholder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to Wabtec by any other party expressly for use therein.

(b) In connection with any Registration Statement or Shelf Registration Statement in which a Shareholder is participating each such Shareholder shall, severally and not jointly, indemnify Wabtec, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Wabtec, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement or Shelf Registration Statement, or any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 3.10(b)) will reimburse Wabtec, its directors and officers and each Person who controls Wabtec (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement or Shelf Registration Statement, or any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Wabtec by such Shareholder for inclusion in such Registration Statement or Shelf Registration Statement, prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto.

Notwithstanding the foregoing, no Shareholder will be liable under this Section 3.10(b) for amounts in excess of the net proceeds received by such Shareholder in the offering giving rise to such liability.

(c) Any Person entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice will not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such

26

indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party will have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party will be promptly reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party will have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party will not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter may be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (iii) does not involve any injunctive or equitable relief that would be binding on the indemnified party or any payment that is not covered by the indemnification hereunder.

(e) The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

IV. MISCELLANEOUS

4.1 Termination. This Agreement will terminate, except for this Article IV and as otherwise provided in this Agreement, as to each Shareholder, on the date that such Shareholder no longer Beneficially Owns any Shares or, if earlier, upon the written agreement of Wabtec and the Shareholders by Shareholder Action.

4.2 Expenses. Except as otherwise expressly provided herein or in the SPA, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such expenses.

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4.3 Notice. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement must be in writing and be given by hand delivery, email, facsimile or next Business Day courier to the affected Party at the addresses and facsimile numbers set forth below or at such other addresses or facsimile numbers as such Party may have provided to the other Parties in accordance herewith. Such notices will be deemed given at the time personally delivered (if delivered by hand with receipt acknowledged), upon issuance by the transmitting machine of confirmation that the number of pages constituting the notice has been transmitted without error and confirmed telephonically (if sent by email or facsimile), and the first Business Day after timely delivery to the courier (if sent by next-Business Day courier specifying next-Business Day delivery).

(a)	If to Wabtec, to:

Wabtec Corporation

1001 Air Brake Avenue

Wilmerding, PA 15148 - USA

Attention: David L. DeNinno

Fax No.: +1 412.825.1019

Email: ddeninno@wabtec.com

With a copy (which will not constitute notice) to:

Jones Day

222 East 41st Street

New York, New York 10017

Attention: Robert Profusek

Fax No.: 212.755.7306

Email: raprofusek@jonesday.com

Jones Day

2 rue Saint Florentin

75001 Paris

Attention: Sophie Hagège

Fax No.: + 33 (0)1 56 59 39 38

Email: shagege@jonesday.com

(b)	If to any of the Shareholders, to the Shareholders Representative:

Mr. Erwan Faiveley

Famille Faiveley Participations

10, rue du Tribourg

21700 Nuits Saint Georges - FRANCE

Attention: Mr Erwan Faiveley

Email: erwan.faiveley@gmail.com

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With a copy (which will not constitute notice) to:

Darrois Villey Maillot Brochier

69 avenue Victor Hugo

75116 Paris

Attention: Bertrand Cardi and Olivier Huyghues Despointes

Fax No.: + 33 (0)1.45.02.49.49

Email: bcardi@darroisvilley.com and

ohuyghues@darroisvilley.com

Wachtell Lipton Rosen & Katz

51 West 52nd Street,

New York, NY 10019

Attention: Adam O. Emmerich and DongJu Song

Fax No.: + 1 212.403.2000

Email: aoemmerich@WLRK.com and

dsong@WLRK.com

4.4 Governing Law; Waiver of Jury Trial. (a) This Agreement, any claims, causes of actions or disputes (whether in contract or tort) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement will be governed by and construed in accordance with the Laws applicable to contracts made and to be performed entirely in the State of Delaware, USA, without regard to any applicable conflict of Laws principles. The Parties agree that any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may only be brought in the Delaware Chancery Court located in Wilmington Delaware, USA so long as such court has subject matter jurisdiction over such action, or alternatively in any United States District Court located in Wilmington, Delaware, USA if the aforesaid Delaware Chancery Court does not have subject matter jurisdiction, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of Delaware, USA, and each of the Parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in such court has been brought in an inconvenient forum. Process in any such action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 4.3 will be deemed effective service of process on such Party.

(b) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER

29

NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT A PARTY TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

4.5 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that monetary damages may be inadequate and that a party may have no adequate remedy at Law. The Parties accordingly agree that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (a) any defenses in any action for an injunction, specific performance or other equitable relief that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity and (b) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

4.6 Successors and Assigns; Assignment. Except as otherwise expressly provided herein (a) the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto and (b) this Agreement may not be assigned or delegated by (i) Wabtec without prior written consent of the Shareholders by Shareholder Action or (ii) any Shareholder without the prior written consent of Wabtec.

4.7 Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against Wabtec unless it is approved in writing by Wabtec, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against any Shareholder unless it is approved in writing by Shareholder Action; provided further that notwithstanding the foregoing, the addition of a Shareholder as a party hereto will not constitute an amendment hereto and may be effected by the execution of a joinder or counterpart hereto executed by such Shareholder and Wabtec. No waiver of any breach of any provision herein contained will be deemed a waiver of any preceding or succeeding breach thereof or of any other provision herein contained. The failure or delay of any of the Parties to assert any of its rights or remedies under this Agreement will not constitute a waiver of such rights nor will it preclude any other or further exercise of the same or of any other right or remedy.

4.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties, their permitted assigns and, to the extent herein provided, the Shareholders Representative, and nothing herein expressed or implied will give or be

30

construed to give any Person, other than the Parties, such permitted assigns and the Shareholders Representative, any legal or equitable rights hereunder; provided, that, Stéphane Rambaud-Méasson is an intended third party beneficiary of Section 2.2 of this Agreement.

4.9 Entire Agreement. This Agreement and the SPA constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, including any confidentiality agreements previously entered into any one or more of the Parties.

4.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy in any jurisdiction, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions and the intention of the parties with respect to the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement. This Agreement may be executed by any Party hereto by means of a facsimile, email or PDF transmission of an originally executed counterpart, the delivery of which facsimile, email or PDF transmission will have the same force and effect, except as specified in any document executed and delivered pursuant to the immediately preceding sentence, as the delivery of the originally executed counterpart.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Wabtec Corporation

By:
Name:
Title:

SHAREHOLDERS:

for and on behalf of Financière Faiveley

Represented by:

for and on behalf of Famille Faiveley Participations

Represented by:

Mr. François Faiveley

Mr. Erwan Faiveley

Schedule 2.1

Initial Board Designees Pursuant to Section 2.1:

Initial Term Expiring at
Name	Address	Stockholder Meeting in:
2017

Fax No.:
Email:
2018

Fax No.:
Email:

Initial Shareholders Representative:

Name	Address

Fax No.:
Email:

Schedule 3

Draft TOA

12

TENDER OFFER AGREEMENT

BETWEEN

FAIVELEY TRANSPORT

AND

FW ACQUISITION LLC

AND

WABTEC CORPORATION

Dated as of [●], 2015

-i-

TABLE OF CONTENTS

(continued)

		Page

9.7	Successors and Assigns; Assignment	28

9.8	Governing law and Jurisdiction	28

-ii-

THIS TENDER OFFER AGREEMENT (the “Agreement”) is made on [●], 2015,

AMONG:

1.	Faiveley Transport, a société anonyme à Directoire et Conseil de Surveillance incorporated under the laws of France, with a share capital of 14,614,152 Euro divided into 14,614,152 ordinary shares, with a nominal value of 1 Euro, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France, registered with the Registre du Commerce et des Sociétés (Companies Registry) of Nanterre under number 323 288 563, represented by Mr. Stéphane Rambaud-Measson, duly authorized for the purpose hereof, hereinafter, the “Company”

AND:

2.	FW Acquisition LLC, a limited liability company organized under the laws of Delaware, USA,

hereinafter, the “Purchaser”

AND:

3.	Wabtec Corporation, a corporation organized under the laws of Delaware, USA,

hereinafter, “Parent”.

The Company, the Purchaser and Parent are individually referred to as a “Party” and collectively referred to as the “Parties”.

PREAMBLE

(A)	The Purchaser is a wholly owned indirect Subsidiary of Parent formed for purposes of the transactions contemplated hereby.

(B)	The Purchaser is willing to acquire for cash and exchange of shares, by way of a tender offer, all the Company Shares (other than the Company Shares already owned by the Purchaser or its Affiliates) on the terms and subject to the conditions set forth in this Agreement.

(C)	On July 27, 2015 (the “Binding Offer Date”), Parent and the Purchaser made a binding offer (the “Binding Offer”) on the terms and subject to the conditions hereof and the Parties entered into the Exclusivity Agreement, which Binding Offer was accepted by the Sellers on July 27, 2015.

(D)	Simultaneously with the execution of this Agreement, the Purchaser and Parent have entered into a Share Purchase Agreement with Financière Faiveley, Famille

Faiveley Participations, Mr. François Faiveley and Mr. Erwan Faiveley (the “Sellers”) providing for the acquisition of 7,475,537 Company Shares which will represent the same number of voting rights (i.e. 7,475,537 voting rights) at Closing, by the Purchaser (the “SPA” and the purchase and sale of Company Shares pursuant thereto, the “Transaction”).

(E)	Prior to the date hereof, the Company Supervisory Board (the “Company Supervisory Board”) decided, in compliance with Article 261-1 I 2 of the Règlement général de l’AMF (the “AMF Regulation”), to appoint Detroyat Associés as independent expert (the “Independent Expert”) to produce a report (the “Expert’s Report”) regarding the terms of the Offer, including an opinion that the Offer is fair to the Company’s shareholders from a financial point of view, including in the event of a squeeze out of minority shareholders.

(F)	On the date hereof, the Company Supervisory Board has approved the execution of this Agreement and determined that it supports and intends to recommend the Offer, which it considers in the best interests of the Company, its employees and its shareholders (the “Initial Board Recommendation”).

(G)	The Purchaser, Parent and the Company wish to make certain agreements in connection with the Purchaser’s tender offer for the Company, and to set forth certain conditions to such tender offer.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Unless otherwise expressly provided in this Agreement, capitalized terms used in this Agreement will have the following meanings when used herein with initial capital letters:

“Affiliate”	means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For this purpose, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement”	has the meaning set forth in the Preamble.

“AMF”	means the Autorité des marchés financiers.

“AMF Regulation”	has the meaning set forth in the Preamble.

“Antitrust Clearances”	means the requisite clearances, approvals or expirations of waiting periods, as applicable, under the Antitrust Laws of (i) European Union, (ii) United States of America and (iii) Russia, in each case related to the Transaction and hereby; provided, however, that, with respect to each of clauses (i) to (iii), no judgment, decree or order shall have been entered by any Governmental Entity of competent jurisdiction which would prevent the performance of this Agreement or the consummation of any of the transactions contemplated by the SPA or hereby, declare unlawful the transactions contemplated by the SPA or this Agreement under any Antitrust Laws, cause such transactions to be rescinded, or result in Substantial Detriment, and no action, suit or proceeding under any Antitrust Laws shall have been instituted by a Governmental Entity and be pending as of the relevant date of determination seeking any of the foregoing.

“Antitrust Laws”	means any national, regional, domestic or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.

“Binding Offer”	has the meaning set forth in the Preamble.

“Binding Offer Date”	has the meaning set forth in the Preamble.

“Business Day”	means a day other than (i) a Saturday or Sunday, (ii) a day that is not a trading day (jour de négociation) on the Euronext Paris stock exchange, or (iii) a day in which banks in Paris or New York City are authorized or required by law to remain closed.

“Closing”	has the meaning set forth in Article 6.1 of the SPA.

“Closing Date”	has the meaning set forth in Article 6.2 of the SPA.

“Communications Plan”	has the meaning set forth in Article 7.

“Company”	has the meaning set forth in the Preamble.

“Company Disclosures Schedule”	means the disclosure schedule delivered by the Company to the Purchaser and Parent simultaneously with the execution and delivery of this Agreement.

“Company Supervisory Board”	has the meaning set forth in the Preamble.

“Company Offer Documents”	has the meaning set forth in Article 2.3(b).

“Company Shares”	means the ordinary shares, with a nominal value of 1 Euro, of the Company.

“Company Termination Fee”	has the meaning set forth in Article 3.1(g).

“Confidentiality Agreement”	means the confidentiality agreement dated January 23, 2015 between the Company and Parent.

“Debt Financing Commitment”	has the meaning set forth in Article 4(b)(i).

“Dispute”	has the meaning set forth in Article 9.8(a).

“Document de Référence”	means the registration document filed with the AMF under number D.15-0682 on June 30, 2015.

“Equity Awards”	means as of the Binding Offer Date, (i) 93,500 stock-options, (ii) 55,682 free shares, (iii) 135,456 performance shares representing a maximum of 284,638 shares to be issued by the Company under equity awards primarily granted by the Company, as well as 82,562 Company Shares already issued under equity awards previously granted by the Company and subject to tax and legal lock-up, as described and allocated among their holders in Schedule 3.3.

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expert’s Report”	has the meaning set forth in the Recitals.

“Final Board Recommendation”	has the meaning set forth in Article 2.3(a).

“Financing”	has the meaning set forth in Article 4(b).

“Foreign Investment Control”	has the meaning set forth in Article 3.1(e).

“Form S-4”	has the meaning set forth in Article 3.7.

“GAAP”	has the meaning set forth in Article 1.1.

“Governmental Entity”	means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) governmental or quasi-governmental agency, taxing authority and any court or other tribunal (foreign, federal, state or local), or (c) Person or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Group Companies”	means the Company together with its Subsidiaries, and “Group Company” means any of them.

“IFRS”	has the meaning set forth in Article 4(b)(i).

“Independent Expert”	has the meaning set forth in the Preamble.

“Initial Board Recommendation”	has the meaning set forth in the Preamble.

“Investment Control Clearance”	has the meaning set forth in Article 3.1(e).

“Law”	means any statute, rule or other legal requirement, including the common law or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Maximum Number of Parent Shares”	has the meaning set forth in Article 2.2(a).

“Offer”	has the meaning set forth in Article 2.2(a).

“Offer Closing”	has the meaning set forth in Article 2.2(a).

“Offer Closing Date”	has the meaning set forth in Article 2.2(a).

“Offer Date”	has the meaning set forth in the Preamble.

“Order”	means any judgment, injunction, order, award, ruling, writ, decree or other restriction of any court or arbitrator or governmental authority having competent jurisdiction.

“Party”	has the meaning set forth in the Preamble.

“Parent”	has the meaning set forth in the Preamble.

“Parent Common Stock”	means the common stock, par value $0.01 per share of Parent.

“Parent Preferred Stock”	means Parent’s convertible preferred stock, the terms and conditions of which are specified in Schedule 1.1.

“Person”	means an individual, corporation, partnership, limited liability company, joint stock company, joint venture, association, trust or other entity or organization, including a Governmental Entity.

“Planned Equity Awards”	Means the two preferred shares awards, representing a maximum of 151,400 shares of the Company, which will be awarded by the Company after the Binding Offer Date, and described in Schedule 4(a)(v).

“Purchaser”	has the meaning set forth in the Preamble.

“Purchaser Offer Documents”	has the meaning set forth in Article 2.2(b).

“Representatives”	of a Party means such Party’s Affiliates and the agents, directors, officers, advisors acting on behalf of such Party (including financial, legal and accounting advisors) and representatives of such Party and its Affiliates.

“SEC”	U.S. Securities and Exchange Commission.

“Sellers”	has the meaning set forth in the Preamble

“SPA”	has the meaning set forth in the Preamble.

“Subsidiaries”	means, with respect to any Person, any corporation, partnership, trust, limited liability company, or other entity the results of operations of which are required to be consolidated into the financial statements of such Person under IFRS or U.S. generally accepted accounting principles, as the case may be (“GAAP”).

“Substantial Detriment”	has the meaning set forth in Article 3.1 (d).

“Takeover Proposal”	means any offer or proposal or indication of interest in making an offer or proposal from any Person (other than the Purchaser or Parent) that relates to, or that would reasonably be expected to lead to, any direct or indirect acquisition, in one or a series of related transactions, including by way of any merger, consolidation, amalgamation, tender offer, exchange offer, stock purchase, asset purchase, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or any other type of transaction, of (a) assets or businesses that constitute or represent 25% or more of the total revenue or operating income or EBITDA or assets of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended on March 31, 2015 or (b) 25% or more of the outstanding shares of the capital stock of, or other equity or voting interests in, the Company or of the shares of capital stock of, or other equity or voting interests in, any of the Company or its subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (a) above, in each case other than the Offer.

“Transaction”	has the meaning set forth in the Preamble.

“Treasury Shares”	means outstanding ordinary shares issued by the Company held, from time to time, by the Company or any of its Subsidiaries.

“Securities Act”	means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Unless otherwise defined herein, capitalized terms used in this Agreement will have the meaning given to them in the SPA, as applicable.

1.2	Interpretive Matters

Any reference in this Agreement to a “Section”, “Article” or “Schedule” refers to the corresponding Section, Article or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Articles herein are provided for convenience of reference only and are not intended to affect the construction or interpretation of this Agreement. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with the terms of this Agreement. Any reference to a statute, rule or regulation is deemed also to refer to any amendments or successor legislation, rule or regulation as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including initial capitalized terms defined herein) in the singular will be held to include the plural and vice versa. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings given to them in accordance with GAAP. This Agreement has been freely and fairly negotiated by the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement and prior drafts of this Agreement will be disregarded in interpreting this Agreement. If the date upon or by which any Party hereto is required to perform any covenant or obligation hereunder falls on a day that is not a Business Day, then such date of performance will be automatically extended to the next Business Day thereafter. Unless the context otherwise requires, (a) “or” is disjunctive but not necessarily exclusive and (b) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. Any representation or warranty made to the knowledge of a Party will be to such Party’s actual knowledge.

2.	THE OFFER

2.1	Announcement

Promptly following the execution of this Agreement, the Company and Parent will publish press releases announcing the Offer in substantially the form previously agreed to by such Parties.

2.2	Filing of the Offer

(a)	Within the ten Business Days following completion of the Transaction, the Purchaser will file with the AMF a mandatory tender offer for all of the Company Shares (other than the Company Shares already owned by the Purchaser or its Affiliates) (together with any subsequent offer of the Purchaser or any Affiliate thereof filed with the AMF, the “Offer”) under which holders of Company Shares may elect to tender their Company Shares for purchase by the Purchaser pursuant to the Offer and subject to any requirement of the AMF, for:

(i)	EUR 100 per Company Share, in cash, without interest; and/or

(ii)	0.0625 share of Parent Preferred Stock for each Company Share, each Parent Preferred Stock giving right, upon conversion, to 18 Parent Common Stock;

provided, however, that if holders tender to the exchange branch of the Offer a number of Company Shares greater than 75% of the total number of Company Shares targeted in the Offer (to the exclusion, for the sake of clarity, of the Company Shares held by the Purchaser and its Affiliates, and Treasury Shares), a number of Parent Preferred Stock equal to 75% of such targeted Company Shares multiplied by the Exchange Ratio (the “Maximum Number of Parent Shares”), will be allocated proportionately among such holders so electing Parent Preferred Stock and the other Company Shares held by them will be purchased by the Purchaser at the cash price offered per Company Share.

The completion of the Offer at which the Purchaser purchases and pays for Company Shares pursuant to the terms set forth in the Purchaser Offer Documents will be referred to as the “Offer Closing,” and the date on which the Closing occurs will be referred to as the “Offer Closing Date”.

(b)	In connection with the Offer, the Purchaser will (i) file with the AMF a draft offer document (note d’information), (ii) publish a regulatory press release (which will be disseminated in accordance with the AMF Regulation), and (iii) in due time to be agreed with the AMF, file a document presenting the Purchaser’s and Parent’s legal, financial and accounting characteristics (autres informations) providing shareholders with all relevant information required by Law (such documents, together with any supplements or amendments thereto, being the “Purchaser Offer Documents”).

The Purchaser will prepare the Purchaser Offer Documents in compliance with applicable Laws and, no later than ten Business Days prior to any filing with the AMF, will provide the Company with drafts thereof. The Purchaser will consider in good faith any reasonable comments thereon. The Purchaser will have the right to amend the terms of the Purchaser Offer Documents after they are filed with the AMF to the extent required to reflect comments from the AMF or as it determines to be appropriate based on the advice of counsel; provided that (i) the Purchaser will consult with the Company with respect to any such amendments and will consider in good faith any reasonable comments of the Company thereon and (ii) in the event such amendments relate to sections of the draft offer document relating to the rationale, background of the offer and the strategic plans and intentions of the bidder, such amendments will not result in the Offer being materially less favorable to the Company, its employees and its shareholders.

2.3	Company Response to the Offer

(a)	On the Closing Date, after receipt of the final version of the Expert’s Report, the Company Supervisory Board will: (i) deliver an opinion that the acquisition of the Company by the Purchaser is in the best interests of the Company, its employees and shareholders and (ii) recommend that its shareholders tender their Company Shares for purchase by Purchaser pursuant to the Offer (the “Final Board Recommendation”).

(b)

No later than five Business Days following the filing of the Offer with the AMF, the Company will (i) file with the AMF, in accordance with the applicable provisions of the AMF General Regulation, a draft response offer document relating to the Offer (note d’information en réponse), (ii) publish a draft regulatory press release (which will be disseminated in accordance with the AMF General Regulation), and (iii) no later than the Business Day preceding the opening of the Offer, file a document presenting the Company’s legal, financial and accounting characteristics (autres informations) (such documents, together with any supplements or amendments thereto, and any communications with the Independent Expert, being the “Company Offer Documents”). The Company Offer Documents will include the Expert’s Report and the Final Board Recommendation.

(c)	The Company will prepare the Company Offer Documents in compliance with applicable Laws and regulations and, prior to filing with the AMF any Company Offer Document or any amendment thereto or responding to any material comments of the AMF to a Company Offer Document, the Company will provide the Purchaser with a reasonable opportunity to comment on such Company Offer Document or such response to the comments of the AMF and the Company will consider in good faith any reasonable comments made by the Purchaser.

2.4	Treasury Shares

The Company undertakes not to sell on the open market or otherwise, or directly or indirectly tender any Treasury Shares into the Offer (including any extension or reopening thereof, if any).

2.5	No-Shop Undertaking

The Company will work in good faith expeditiously towards the Closing and the Offer. Between the date hereof and the Closing Date, the Company will, and will cause its officers, directors, Affiliates, agents and Representatives to:

(a)	not, directly or indirectly, (i) solicit, initiate or knowingly encourage, or take any action to knowingly facilitate, any Takeover Proposal or any inquiries reasonably likely to result in the making of any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations with a third party regarding, or furnish to any third party any information in connection with, or take any other action to knowingly facilitate any inquiries with respect to, or otherwise cooperate in any way with, any Takeover Proposal;

(b)	immediately cease and cause to be terminated all discussions or negotiations with any Person conducted heretofore with respect to any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal, and use its reasonable best efforts to cause all materials and written information communicated by the Company or its Representatives to such Person to be returned to the Company or destroyed;

(c)	notify Parent of the receipt of any Takeover Proposal or of any contact reasonably likely to lead to a Takeover Proposal, including the details thereof in all material respects (and any subsequent amendment thereof) and the identity of the Persons involved, promptly and in any event within 48 hours of such receipt or contact and will notify the Person making the Takeover Proposal of the provisions of Article 2.5 (a) and (b) above; and

(d)	keep the Purchaser reasonably and regularly informed of the status of any such Takeover Proposal or contact, including the material details thereof,

provided, however, that nothing contained in this Article 2.5 or elsewhere in this Agreement will prohibit the Company or the Company Supervisory Board from complying with applicable Laws (including in respect of their fiduciary duties).

3.	ADDITIONAL COVENANTS

3.1	Regulatory Approvals and Foreign Investment Control in Sensitive Sectors

(a)	Each of the Purchaser and the Company will make or cause to be made all notifications, filings and submissions required to obtain the Antitrust Clearances after the date hereof and will supply any additional information, including requests for production of documents and production of witnesses for interviews or depositions, that may be requested by any Governmental Entity for the purpose of obtaining such Antitrust Clearances, in each case as soon as practicable after the date hereof.

(b)

Each of Purchaser and the Company will use its respective reasonable best efforts and diligently assist and cooperate with each other in preparing and filing any and all written communications that are required or reasonably necessary to be submitted to any Governmental Entity in connection with the Transaction or the Offer and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by either Party or any of its Affiliates in connection with the Transaction or the Offer (including the Antitrust Clearances), which assistance and cooperation will include: (i) timely furnishing to the other Party all information reasonably available to such Party that counsel to the other Party reasonably determines is required to be included in such documents or is reasonably necessary in obtaining such required consent, waiver, authorization or approval, (ii) promptly providing the other Party with copies of all written communications to or from any Governmental Entity relating to any Antitrust Law; provided that such copies may be redacted to remove references concerning the valuation of the Company or Parent, or as necessary to address legal privilege or confidentiality concerns or to comply with contractual arrangements or applicable Law; and provided, further, that portions of such copies that are competitively sensitive may be designated as “outside antitrust counsel only”, (iii) keeping the other Party reasonably informed of any communication received or given in connection with any proceeding by the other Party, in each case regarding the Transaction and the Offer and other transactions contemplated by this Agreement, (iv)

permitting the other Party to review and incorporate the other Party’s reasonable comments in any communication given by it to any Governmental Entity, in each case regarding the Transaction or the Offer contemplated by this Agreement, and (v) to the extent permitted by the applicable Governmental Entity, give the other Party or its counsel the opportunity to attend and participate in all meetings, substantive telephone calls and conferences with any Governmental Entities. Without prejudice to the other provisions of this Article 3.1, Parent will, on behalf of the Parties, control and lead all communications and strategy relating to obtaining all approvals, consents, waivers, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Entity or third party necessary, proper or advisable to consummate the Transaction or the Offer.

(c)

Subject to the provisions of Article 3.1(d), each of the Company, Parent and the Purchaser will cooperate in good faith with any Governmental Entity and will, and will cause each of their Affiliates to, undertake, or cause to be taken, promptly any and all actions necessary, proper or advisable to complete the Transaction and the Offer expeditiously and lawfully, including notably if necessary in connection with the foregoing Parent and the Purchaser will sell or propose to sell or otherwise dispose of, or hold separate or institute other restrictions or limitations on the ownership of, or agree to sell or otherwise dispose of, or hold separate or institute other restrictions or limitations on the ownership of, assets, categories of assets or businesses of the Company or the Purchaser or their respective Affiliates, and agree to any restrictions or limitations on the businesses, operations and contractual freedoms of any such businesses or operations (provided, that any such commitment or transaction involving the Company or any of its assets or business may be subject to the occurrence of the Closing). In furtherance and not in limitation of the foregoing, the Company, subject to Article 3.1(d), Parent and the Purchaser will take all actions necessary to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions and the Offer under any Antitrust Law. Such actions, if to be taken by the Company before Closing, will be deemed authorized by the Purchaser and Parent pursuant to Article 3.1 hereof. In connection with this article, if any action or proceeding is instituted (or threatened to be instituted) challenging the Transaction or the Offer as violative of any Antitrust Laws, Parent, the Purchaser and the Company will jointly (to the extent practicable) use their respective reasonable best efforts to initiate and/or participate in any proceedings, whether judicial or administrative, in order to (i) oppose or defend against such action or proceeding by any Governmental Entity to prevent or enjoin the consummation of the Transaction or the Offer and (ii) take such action as necessary to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transaction, including by appeal if necessary, any order or injunction that makes illegal or prohibits the consummation of the Transaction or the Offer, provided, that any commitment, agreement or transaction involving the Company or any of its assets or business will be subject to the occurrence of the Closing.

(d)	Notwithstanding anything to the contrary contained in this Article 3.1 or elsewhere in this Agreement, Parent, the Purchaser or the Company will have no obligation under this Agreement or in connection with the Transaction or Offer to: (i) dispose of, transfer or exclusively license, or cause any of its Affiliates to dispose of, transfer or exclusively license, any assets, (ii) discontinue or cause any of its Affiliates to discontinue, or commit to (or cause any of its Affiliates to commit to) discontinue, offering any product or service, (iii) non-exclusively license or otherwise make available, or cause any of its Affiliates to non-exclusively license or otherwise make available, to any Person any technology, intellectual property, or to commit to (or cause any of its Affiliates to commit to) non-exclusively license or otherwise make available to any Person any technology or intellectual property, (iv) hold separate or cause any of its Affiliates to hold separate any assets or operations, or to commit to (or cause any of its Affiliates to commit to) hold separate any assets or operations, or (v) make or cause any of its Affiliates to make any commitment, or to commit to (or cause any of its Affiliates to commit to) make any commitment (to any Governmental Entity or otherwise), regarding its future operations or the future operations of any of its Affiliates; provided, however, that the Purchaser, Parent will, and will cause the Company to take (and to cause their Affiliates to take) the actions set forth in clauses “(i)” through “(v)” if, but only if, such actions, considered collectively, would not reasonably be expected to result in a Substantial Detriment. Such actions will be deemed to result in a “Substantial Detriment” if such actions, considered collectively, are reasonably expected to result in a reduction of the combined annual consolidated revenues of Parent, the Purchaser and the Company, considered as a whole, of at least EUR 145 million.

(e)	The Company will cooperate with the Purchaser and the Sellers with respect to the ruling or clearance requests to be made, as the case may be, with respect to any filing for a ruling request with the French Ministry of Economy in order to obtain confirmation that the Transaction and the Offer do not fall within the scope of foreign investment control in relation to sensitive sectors provided under articles R. 153-1 et seq. of the French Monetary and Financial Code (the “Foreign Investment Control”).

(f)

In case the Ministry of Economy determines that the Transaction falls within the scope of Foreign Investment Control, the Company will cooperate with the Purchaser and the Sellers to promptly file with the Ministry of Economy a request for clearance under the Foreign Investment Control and promptly respond to all questions asked by the Ministry of Economy. The Purchaser and Parent will use their commercially reasonable efforts to provide commitments that would be requested by the Ministry of Economy to promptly obtain the foreign investment control clearance (except that Parent or Purchaser shall not be required to extend the scope, nature or duration of the commitments set forth in the provisions of Articles 3.3, 3.4 and 3.5 of this Agreement) (the “Investment Control Clearance”). The Purchaser will promptly keep the Company informed of any material development in respect of the foregoing.

(g)	Notwithstanding any provision in this Agreement to the contrary, in the event that this Agreement is terminated pursuant to Article 6(a) and Parent is obligated to pay to the Sellers the Termination Fee pursuant to the terms of the SPA, Parent will pay to the Company a fee of EUR 60 million in cash (the “Company Termination Fee”) in accordance with this Article 3.1(g). The Company Termination Fee will be paid to the Company by wire transfer of immediately available funds to an account designated by the Company promptly following the request of the Company after termination of this Agreement upon the circumstances described in this Article 3.1(g) (and in any event not later than five (5) Business Days after delivery to Parent of notice of request for payment).

3.2	Refinancing

With respect to any loan or financial indebtedness of any Group Companies which should become due and payable as a result of Closing, including as a result of any default, event or acceleration, or otherwise, the Purchaser will make available or cause to be made available to the Group Companies any funds necessary to make such repayment as and when due and payable, in particular under the form of an inter-company loan agreement made available by Parent to the Company and/or any other Group Company, at conditions in terms of interest rate, term and amortization profile consistent with the existing financing due to be repaid. In addition, to the extent reasonably requested by the Purchaser, the Group Companies will use reasonable best efforts to assist the Purchaser in seeking to amend any debt due to be repaid, to waive the default, acceleration, change of control or similar provisions contained therein in connection with the Transaction and the Offer.

3.3	Employment and Certain Compensation Items

Following the completion of the Offer, Parent will use its reasonable efforts, to and to cause its Subsidiaries to take, the actions described on Schedule 3.3, subject to the terms and conditions set forth thereon.

3.4	Headquarters and Company Tradename Brand

The Purchaser and Parent undertake to install the global transit division headquarters in Gennevilliers, France and to open an office in Berlin, Germany after the Closing Date.

The Purchaser and Parent undertake to have the Global Transit division operated under the name Faiveley Transport in all countries where they operate.

3.5	European Centers of Competences

The Purchaser and Parent undertake to maintain after the Closing Date the European Centers of Competences of the Company listed on Schedule 3.5.

3.6	Parent to Cause the Purchaser to Perform All Obligations Hereunder

Parent hereby fully, unconditionally and irrevocably agrees to cause Purchaser to perform all of the Purchaser’s obligations hereunder, and fully, unconditionally and irrevocably guarantees such performance by Purchaser of each and every obligation of Purchaser hereunder, including any and all payment obligations.

3.7	U.S. Securities Law Matters

(a)	The Company will (i) instruct its agent to (x) provide as soon as practicable a TPI (“titre au porteur identifiable”) shareholder review and (y) undertake the required “look-through” calculation of the number of “U.S. holders” of Company Shares in accordance with Rule 800(h) under the Securities Act and (ii) as soon as practicable and on an expedited basis, provide to Parent any results of such “look-through” calculation and other information reasonably requested by Parent so as to permit Parent to determine whether the exemptions provided under Rule 802 of the Securities Act and Rule 14d-1 of the Exchange Act are available. The Company undertakes to promptly update such information as reasonably requested by Parent. Parent acknowledges that the TPI list of shareholders may not be communicated as such to Parent.

(b)

The Company will promptly furnish to Parent in writing all information concerning the Company that may be reasonably requested by Parent for inclusion in any Registration Statement on Form S-4 that may be required to be filed by Parent, and any amendment thereto (the “Form S-4”). The Parties agree that no information regarding the Company not already disclosed or required to be disclosed under French Law will be included in the Form S-4, provided that, if Parent requires information from the Company which the Company has not already disclosed or is not required to be disclosed under French Law, the Parties will cooperate to find a mutually agreeable scope of disclosure. The information with respect to the Company or any of its Subsidiaries that the Company furnishes, or causes to be furnished, to Parent or Purchaser in writing specifically for use in the

Form S-4, at the time of (i) the filing thereof with the SEC, (ii) any distribution or dissemination thereof, and (iii) the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent and Purchaser will promptly notify the Company upon the receipt of any comments from the SEC, or any request from the SEC for amendments or supplements, to the Form S-4, and will promptly provide the Company with copies of all correspondence and summaries of all material oral communications between them and their Representatives, on the one hand, and the SEC, on the other hand. Prior to the filing of any Form S-4 (including any amendment or supplement thereto) with the SEC or dissemination thereof to the shareholders of the Company, or responding to any comments of the SEC with respect to the Form S-4, Parent and Purchaser will provide the Company and its counsel a reasonable opportunity to review and comment on such Form S-4 or response, and Parent and Purchaser will give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by the Company and its counsel. In the event that Parent or Purchaser receives any comments from the SEC or its staff with respect to the Form S-4, each will use its reasonable best efforts to (x) respond promptly to such comments and (y) take all other actions necessary to resolve the issues raised therein.

4.	COMPANY COVENANTS

(a)	Conduct of Business

From the date hereof until the Closing Date, the Company will, and will cause each of the Group Companies to, operate its business in the ordinary course consistent with past practice, provided, however, that, the Company will take all actions necessary to ensure satisfaction before the Long Stop Date of the Closing conditions set forth at Article 6.1(d)(iii) of the SPA.

In addition, and without limiting the generality of the foregoing, during such period, except as may be reasonably necessary to comply with the terms of this Agreement and the SPA, including the satisfaction of any conditions to the consummation of the Transaction, the Company will not and will cause the Group Companies not to, without the written prior consent of the Purchaser (which will not be unreasonably withheld, conditioned or delayed):

(i)

declare or issue any dividends or distribution in respect of any of its share capital or other equity or voting interests (except for the payment of the EUR 0.90 per share dividend submitted to the Company’s general shareholders’ meeting to be held on September 18, 2015 or distribution of dividends by wholly owned Subsidiaries to the Company in ordinary course), or split, combine or reclassify any of its share capital or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its share capital;

(ii)	amend the Company by-laws or the by-laws of any Subsidiary of the Company save for capital increase and other amendments to the by-laws of any Subsidiaries when such capital increase or amendment is legally required and changes in the share capital of any Subsidiary 100% held by the Company or a Group Company;

(iii)	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization;

(iv)	enter into a material joint venture or material partnership or similar material third-party business enterprise;

(v)	issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any share capital or other equity or voting interests of any Group Company, securities convertible or exchangeable into or exercisable for any share capital or other equity or voting interests of any Group Company or any options, warrants or other rights of any kind to acquire any share capital or other equity or voting interests of any Group Company or such convertible, exchangeable or exercisable securities, save for the Equity Awards contemplated by Schedule 3.3 and the Planned Equity Awards contemplated by Schedule 4.(a)(v) and saved for the issuance of shares of Company subsidiary when this issuance is fully subscribed for by any other Group Companies;

(vi)	acquire or dispose of assets from or to any other Person, other than acquisitions with a purchase price not in excess of EUR 30,000,000 in the aggregate and EUR 20,000,000 for dispositions in the aggregate, and other than acquisitions of raw materials, supply or inventory and dispositions of products and inventory in the ordinary course of business or any other acquisition or disposition pursuant to a binding agreement in place as of the date of this Agreement and previously provided to Parent.

(vii)	incur, assume, endorse, guarantee or otherwise become liable for or modify the terms of any indebtedness for borrowed money in an amount exceeding EUR 20,000,000 in the aggregate, other than in respect of previously budgeted borrowings to support asset financing and capital expenditures that had been previously disclosed to Purchaser;

(viii)	make, commit to make or authorize any capital expenditure, other than capital expenditures and research and development expenditures in the amounts set forth in the Company’s existing capital budget that has been previously disclosed to Purchaser or otherwise in the ordinary course of business consistent with past practice;

(ix)	make any material changes with respect to accounting policies or procedures, except as required by changes in IFRS or the AMF;

(x)	release, assign, compromise, pay, discharge, waive, settle, agree to settle, or satisfy any litigation requiring payment by any Group Company in excess of EUR 5,000,000;

(xi)	make, change or revoke any tax election, change any tax accounting method, settle or compromise any tax liability or proceeding or amend any tax return, except (A) as required by applicable Law or by a change in accounting standards, (B) as do not result in an increase in tax or a decrease of after tax income and (C) if conducted in the ordinary course of business;

(xii)	except as (i) required by applicable Law, (ii) contemplated by this Agreement or (iii) in the ordinary course of business, with respect to any officer of the Group Companies:

(A)	grant or provide any severance, termination or other payments or benefits exceeding existing employee agreements;

(B)	materially increase the compensation (including bonuses); being specified that this should not restrict the grant of Planned Equity Awards.

(xiii)	take any action that would require the approval of, notification to, or an opinion from the Supervisory Board of the Company in accordance with applicable Law or the internal rules thereof (règlement intérieur), except for Planned Equity Awards; or

(xiv)	agree, authorize or commit to do any of the foregoing, or authorize, recommend, propose or announce an intention to do any of the foregoing.

By exception to the foregoing and notably paragraph (vi), the Company will use its reasonable best efforts to, and to cause each of the Group Companies to take all actions necessary, at its discretion to (A) ensure satisfaction of the Closing conditions set forth at Article 6.1(d)(iii) of the SPA and (B) remedy before Closing any violation of Laws of any jurisdiction (other than the United States of America, the United Kingdom and the European Union) imposing economic or financial trade sanctions or trade embargoes.

(b)	Company’s Financing Cooperation

Prior to the Closing Date, the Company will and will cause each of the Group Companies to and will use reasonable best efforts to cause their respective officers, employees and advisors, including legal and accounting advisors, accountants, attorneys and auditors to, provide such reasonable cooperation to the Purchaser as may be requested by the Purchaser to the extent permitted by Laws (and the request will be precise and specific as reasonably practicable) in connection with the arrangement of financing by Parent or the Purchaser for purposes of this Agreement and the SPA (the “Financing”), including by:

(i)	promptly providing customary financial statements and financial information regarding the Group Companies as may be reasonably requested in writing by the Purchaser (A) in order to consummate the Financing or (B) as necessary to satisfy the conditions set forth in the debt commitment letters received by the Purchaser and dated as of the date hereof, which will be in the form provided to the Company prior to the date hereof (the “Debt Financing Commitment”), including (x) International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company for the 2012, 2013 and 2014 fiscal years of the Company, (y) IFRS unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company reviewed by the auditors in accordance with PCAOB AU722 for each subsequent fiscal quarter ended at least 60 days before the Closing Date, other than with respect to any quarter-end that is also a fiscal year-end, and (z) all financial information about the Group Companies reasonably requested by Purchaser to (1) prepare customary pro forma financial statements (which will remain the responsibility of Parent and Purchaser) customarily included in offering documents for investment-grade debt securities and (2) assist Purchaser in reconciling the financial statements described in the foregoing clauses (x)-(z) to GAAP (which will remain the responsibility of Parent and Purchaser), and (w) financial information that would be necessary in order to receive customary “comfort” (including “negative assurance” comfort) from independent accountants of Purchaser and the Company in connection with the offering of such securities (and the Company will arrange the delivery of such comfort with respect to such information);

(ii)	reasonably cooperating with the marketing and due diligence efforts of Purchaser and their financing sources, including by assisting with the preparation of appropriate and customary materials for rating agency presentations, offering documents, prospectuses, private placement memoranda, lender and investor presentations, bank information memoranda and similar documents required in connection with the Financing and any syndication thereof;

(iii)	furnishing the Purchaser at least six Business Days prior to the Closing Date with documentation and other information about the Group Companies expressly and specifically required by the Purchaser to comply with applicable “know your customer” and anti-money laundering rules and regulations, provided that it has received a precise list of such documentation and other information at least fifteen Business Days prior to Closing;

(iv)	executing and delivering, on behalf of the Company, certificates, legal opinions and other customary documents relating to the Financing, in each case, subject to and with effect solely from and after the Closing, as may be reasonably requested by Purchaser (provided that any obligations contained in such documents will be effective no earlier than as of the Closing);

(v)	assisting Purchaser and its counsel with obtaining the customary legal opinions required to be delivered with respect to any offering documents in connection with the Financing;

(vi)	facilitating the execution and delivery (at Closing) of definitive documents related to the Financing;

(vii)	designating and causing reasonably appropriate members of senior management of the Group Companies to participate in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies in connection with the Financing at mutually agreeable times and upon reasonable notice;

(viii)	facilitating the taking of all reasonable corporate actions by the Group Companies, subject to the occurrence of the Closing, necessary to permit the completion of the Financing, including executing and delivering any guarantee and any customary pledge and security documents by the Group Companies in each case, subject to and with effect solely from and after the Closing as may be reasonably requested by the Purchaser (provided that any obligations contained in such documents will be effective no earlier than as of the Closing);

(ix)	using reasonable best efforts to assist Purchaser in connection with the preparation of pro forma financial information and financial statements to be included in any offering documents;

(x)	reasonably cooperating in connection with the pay-off of existing indebtedness of the Group Companies and the release of related liens and termination of related security interests and the obtaining of customary pay-off and release letters (including by delivery of timely notices of repayment or prepayment), in each case as may be reasonably requested by the Purchaser and subject to and with effect solely from and after the Closing (provided that any obligations contained in any related documents will be effective no earlier than as of the Closing);

The Company will not be required to pay any commitment or other fees (except to the extent immediately reimbursed by the Purchaser) or provide any security or incur any other expense or liability (except for amounts immediately reimbursed by the Purchaser) in connection with the Financing prior to Closing. Neither the obtaining of the Financing, nor the completion of any issuance of securities contemplated by the Financing is a condition to the Closing. The Purchaser reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the Financing or the completion of any such issuance, subject to the satisfaction of the conditions set forth in Article 6 of the SPA.

Notwithstanding anything to the contrary provided herein or in any other agreement among the Parties, the Purchaser will be permitted to disclose this Agreement and related documentation to any potential lenders or investors, subject to customary confidentiality undertakings reasonably acceptable to the Company by such potential lenders or investors with respect thereto.

Purchaser will indemnify, defend and hold harmless each of the Group Companies and their respective partners, members, managers, employees, accountants, legal counsel and other representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Financing and the performance of their respective obligations under this Article 4 and any information utilized in connection therewith, other than to the extent arising from (i) information relating to the Group Companies provided by the Group Companies in writing specifically for use in the Financing offering documents or (ii) the willful misconduct of the Group Companies or their respective partners, members, managers, employees, accountants, legal counsel and other representatives.

(c)	Cooperation with the Expert

The Company, and the Purchaser and Parent, will, and will cause their respective Affiliates to, fully cooperate with the Expert. In the event the Company is informed by the Expert that its report will not support the Offer and possible squeeze-out, the Company will immediately inform the Purchaser thereof.

(d)	Change of Control

The Company undertakes to use its commercially reasonable efforts (which will not include having to incur any payment obligation or other liability) to obtain, prior to the Closing, consents from third parties under change of control clauses contained in the contracts entered into by the Company to avoid disruption or prejudice to the business of the Company as a result of the change of control of the Company in connection with the Transaction or the Offer, it being understood that no such consent will be a condition to the consummation of the Transaction or the Offer. The Company will take the steps provided above with respect to its bank financings containing changes of control, only after discussion with Parent on the opportunity to request such waivers.

5.	REPRESENTATIONS AND WARRANTIES

(a)	Each of (i) the Company and (ii) the Purchaser and Parent represents and warrants to the other that it has the legal right and full power and authority to enter into and perform this Agreement. This Agreement constitutes legal, valid and binding obligations on each of the Company, and of the Purchaser and Parent, enforceable in accordance with its terms.

(b)	The Company represents and warrants to the Purchaser and Parent as follows:

(i)	Corporate, Etc. Status

The Company is validly organized and existing under the laws of France.

No step has been taken or legal proceedings started against the Company for its winding-up, liquidation, bankruptcy, or dissolution under applicable Laws in any relevant jurisdiction, nor is the Company insolvent.

(ii)	Authority

The Company has taken all necessary action and has full power to execute and perform this Agreement in accordance with its terms. The terms of this Agreement constitute valid, legal and binding obligations of the Company, enforceable in accordance with its terms.

Performance by the Company of its obligations under this Agreement does not constitute a breach of or default under any agreement or instrument to which the Company is a party or by which it is bound or under any order, judgment, decree or other restriction (including statutory and regulatory provisions) applicable to the Company, except as set forth in this Agreement and except as would not reasonably be expected to be material to the Group Companies, taken as a whole.

(iii)	The Company Shares

As of the Binding Offer Date, the share capital of the Company is comprised of 14,614,152 shares fully paid and validly issued, including 198,183 Treasury Shares.

As of the Binding Offer Date, a maximum of 284,638 shares may be issued by the Company upon the exercise of the Equity Awards granted prior to Binding Offer Date.

(iv)	Compliance with Certain Laws

Without limiting the generality or effect of the foregoing, neither the Company nor any Group Company, nor any officer, director, agent, consultant, employee or other Person acting on behalf of the Company or any Group Company, has, directly or indirectly, given, promised, offered or authorized the same, or paid anything of value to any recipient that was, is or would be prohibited under any anti-corruption and/or anti-bribery Laws of any Governmental Entity of any jurisdiction applicable to the Company or Group Companies (whether by virtue of jurisdiction or organization or conduct of business) except as would not reasonably be expected to have a material adverse effect on the Group Companies taken as a whole.

Except as specifically set forth in the Company Disclosure Schedule , since January 1, 2015, the Company and, to the Company’s knowledge, the Group Companies have at all times conducted their export, foreign contract and business in all material respects in accordance with all applicable import, export control and boycott Laws in any countries in which the Company or any Group Companies conducts business except as would not reasonably be expected to have a material adverse effect on the Group Companies taken as a whole.

(v)	Consents

Except as specifically set forth in the Company Disclosure Schedule, no consent, approval or authorization of any Governmental Entity or other Person is required to be obtained or made by the Company in connection with the consummation of the transactions contemplated by this Agreement, other than obtaining any antitrust clearances (including Antitrust Clearances) and, as the case may be, the Investment Control Clearances, and other than any such consent, approval or authorization the failure of which to obtain would not reasonably be expected to be material to the Group Companies, taken as a whole.

(vi)	Related-Party Transactions

Except as specifically set forth in this Agreement or in the Company Disclosure Schedule or as disclosed in the Document de Référence included in the Company’s most recent filing with the AMF, there are no material agreements, arrangements or transactions to which any Group Company, on the one hand, and officer or director of the Company or any of the Sellers, on the other hand, is a party.

(vii)	No Litigation

There is no suit, action or proceeding pending or, to the Company’s knowledge, threatened against any Group Company that, individually or in the aggregate, would reasonably be expected to have a material effect on the Group Companies, taken as a whole, and, to the knowledge of the Company, no basis exists therefor.

(viii)	Fees

Except for as set forth on the Company Disclosure Schedule, there is no other investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who would be entitled to any fee or commission from the Company in connection with the Offer or any other transactions contemplated by this Agreement.

6.	TERMINATION

(a)	This Agreement may only be terminated as follows:

(i)	by mutual written consent of Parent and the Company;

(ii)	by either Party, in the event that the Transaction fails to occur by the Long Stop Date (as defined in the SPA), or the SPA is terminated in accordance with its terms; provided, that, a Party may not terminate this Agreement pursuant to this Section 6(a) if it or any of its Affiliates will have breached in any material respect its obligations under this Agreement in any manner that will have proximately caused the failure to consummate the Transaction on or before such date.

(b)

In the event of termination of this Agreement in accordance with Article 6(a), this Agreement will thereafter become void and have no effect, and no Party will have any liability or obligations to the other Parties or their respective Affiliates, except for the obligations contained in Articles 3.1(g) (termination fee) 9.8 (governing law and dispute resolution), 9.2 (expenses), 8 (notice) and 7 (communication – public statements, which confidentiality obligation will remain in force for a period of five years after the termination of this Agreement). Notwithstanding the foregoing, nothing in this Article 6.2(b) will be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement.

7.	COMMUNICATION

The Parties have agreed to issue two separate press releases substantially in the form agreed to between the Parties, announcing this Agreement, the SPA and the transactions contemplated hereby and thereby and a communications plan with regards thereto (the “Communications Plan”). Except for such press releases, statements consistent with the Communications Plan or as Parent or the Company may determine in good faith to be required by applicable Law, which is subject to the following sentence, the each of the Parties agrees that it will not publish any press release, make any public statement or otherwise communicate publicly (including off-the-record or private interviews with journalists) with respect to this Agreement, the SPA and the transactions contemplated hereby and thereby that is inconsistent with the Communications Plan without the written consent of Parent (in the case of the Company) or the Company (in the case of Parent or the Purchaser), which will have the right to review and comment upon any such release, statement or communication. In the event any Party is required (in the reasonable opinion of counsel) by applicable Law to make any public announcement related to the SPA and the transactions contemplated hereby and thereby other than is consistent with the press releases and Communications Plan, such Party will give Parent (in the case of the Company) or the Company (in the case of Parent or the Purchaser) a reasonable opportunity to review and comment upon such communication before it is disseminated.

8.	NOTICES

All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement must be in writing and be given by hand delivery, email, facsimile or next Business Day courier to the affected Party at the addresses and facsimile numbers set forth below or at such other addresses or facsimile numbers as such Party may have provided to the other Parties in accordance herewith. Such notices will be deemed given at the time personally delivered (if delivered by hand with receipt acknowledged), upon issuance by the transmitting machine of confirmation that the number of pages constituting the notice has been transmitted without error and confirmed with receipt of delivery confirmation (if sent by email or facsimile), and the first Business Day after timely delivery to the courier (if sent by next-Business Day courier specifying next-Business Day delivery).

(a)	If to the Purchaser or Parent, to:

Wabtec Corporation

1001 Air Brake Avenue

Wilmerding, PA 15148 - USA

Attention: David L. DeNinno

Fax No.: +1 412.825.1019

Email: ddeninno@wabtec.com

With a copy (which will not constitute notice) to:

Jones Day

222 East 41st Street

New York, New York 10017 - USA

Attention: Robert Profusek

Fax No.: +1 212.755.7306

Email: raprofusek@jonesday.com

Jones Day

2 rue Saint Florentin

75001 Paris - FRANCE

Attention: Sophie Hagège

Fax No.: + 33 (0)1.56.59.39.38

Email: shagege@jonesday.com

(b)	If to the Company:

Faiveley Transport S.A.

3 rue du 19 mars 1962

92230 Gennevilliers - FRANCE

Attention: Mr. Guillaume Bouhours

Chief Financial Officer of the Company

Fax No.: +33 (0)1.48.13.65.54

Email: guillaume.bouhours@faiveleytransport.com

With a copy (which will not constitute notice) to:

Darrois Villey Maillot Brochier

69 avenue Victor Hugo

75116 Paris - FRANCE

Attention: Bertrand Cardi and Olivier Huyghues Despointes

Fax No.: + 33 (0)1.45.02.49.49

Email: bcardi@darroisvilley.com and ohuyghues@darroisvilley.com

Wachtell Lipton Rosen & Katz

51 West 52nd Street,

New York, NY 10019

Attention: Adam O. Emmerich and DongJu Song

Fax No.: + 1 212.403.2000

Email: aoemmerich@WLRK.com and dsong@WLRK.com

9.	MISCELLANEOUS

9.1	Amendments and Waiver

No amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against the Purchaser or Parent unless it is approved in writing by Parent, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against the Company unless it is approved in writing by the Company. No waiver of any breach of any provision herein contained will be deemed a waiver of any preceding or succeeding breach thereof or of any other provision herein contained. The failure or delay of any of the Parties to assert any of its rights or remedies under this Agreement will not constitute a waiver of such rights nor will it preclude any other or further exercise of the same or of any other right or remedy

9.2	Expenses

Except as otherwise expressly provided herein or in the Shareholders’ Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such expenses.

9.3	No Third-Party Beneficiaries

Except for the Persons indemnified pursuant to Article 4 of this Agreement, this Agreement is for the sole benefit of the Parties, their permitted assigns and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder.

9.4	Entire Agreement

This Agreement, the SPA, the Shareholders’ Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

9.5	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy in any jurisdiction, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement and the intention of the parties with respect to the transactions contemplated by this Agreement is not affected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement is consummated as originally contemplated to the greatest extent possible.

9.6	Specific Performance

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that monetary damages may be inadequate and that a party may have no adequate remedy at Law. The Parties accordingly agree that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (a) any defenses in any action for an injunction, specific performance or other equitable relief that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity and (b) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

9.7	Successors and Assigns; Assignment

Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto. This Agreement may not be assigned or delegated by (a) the Purchaser or Parent except to an Affiliate or a Subsidiary, without the prior written consent of the Company or (b) the Company without the prior written consent of the Purchaser and Parent, provided that no such assignment or delegation will relieve the Purchaser, Parent or the Company of its obligations hereunder.

9.8	Governing law and Jurisdiction

(a)	This Agreement, any claims, controversies, disputes or causes of action, whether in contract or tort (each, a “Dispute”) based upon, arising out of or relating to this Agreement or the negotiation, execution, performance or termination of this Agreement will be governed by and construed in accordance with the Laws of the State of Delaware, USA, without regard to any applicable conflict of Laws principles.

(b)	The Parties agree that any action seeking to enforce any provision of, or based on any Dispute or any matter arising out of or in connection with, this Agreement may only be brought in the Delaware Chancery Court located in Wilmington Delaware, USA so long as such court has subject matter jurisdiction over such action, or alternatively in any United States District Court located in Wilmington, Delaware, USA if the aforesaid Delaware Chancery Court does not have subject matter jurisdiction, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of Delaware, USA, and each of the Parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in such court has been brought in an inconvenient forum. Process in any such action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that service of process and of all other pleadings or papers on such Party as provided in Article 8 will be deemed effective service of process on such Party.

[Signature Pages Follow]

for and on behalf of Faiveley Transport

Represented by:

for and on behalf of FW Acquisition LLC

Represented by:

for and on behalf of Wabtec Corporation

Represented by:

SCHEDULE 1.1

PARENT PREFERRED STOCK TERMS

Schedule 1.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND OTHER RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

WABTEC CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Wabtec Corporation (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies, pursuant to Section 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on [●], 201    :

WHEREAS, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) authorizes the issuance by the Company of up to 1.0 million shares of preferred stock (“Preferred Stock”), issuable from time to time in one or more series; and

WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to fix from time to time before issuance the number of shares to be included in any such series and the designations, relative powers, preferences, rights and qualifications, limitations or restrictions of such series; and

WHEREAS, the Company has entered into (1) a Share Purchase Agreement, dated as of [●], 2015 (the “SPA”), with certain investors (the “Faiveley Transport Shareholders”) to sell shares of a series of Preferred Stock in exchange for other securities, (2) a Shareholders Agreement, dated as of such date (the “Shareholders Agreement”), with the Faiveley Transport Shareholders, and (3) a Tender Offer Agreement, dated as of such date (the “Tender Offer Agreement”), among the Company, a Subsidiary of the Company and Faiveley Transport, a société anonyme à Directoire et Conseil de Surveillance incorporated under the laws of France(“Faiveley Transport”), pursuant to which the Company has agreed to offer to purchase Faiveley Transport common shares from the shareholders of Faiveley Transport other than the Faiveley Transport Shareholders for, at their election, cash or Preferred Stock; and

WHEREAS, certain defined terms are set forth in Section 10.

NOW, THEREFORE, BE IT RESOLVED, that this Certificate of Designations will become effective as of immediately prior to the Closing, as that term is defined in the SPA; and

RESOLVED, FURTHER, that a series of Preferred Stock with the designations, powers, preferences, rights and the qualifications, limitations and restrictions thereof, as provided herein is hereby authorized and established as follows:

1. Designation and Ranking. (a) This series of Preferred Stock is designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The number of shares constituting the Series A Preferred Stock is 689,295. Shares of Series A Preferred Stock may be issued in whole or fractional shares, rounded to the nearest one-ten thousandth of a whole share of Series A Preferred Stock. Any reference to a share of Series A Preferred Stock will, as to any fractional share, be deemed to be multiplied by the applicable fraction of that share of Series A Preferred Stock. The Company will not issue more than 689,295 shares of Series A Preferred Stock, and the Company will not issue any rights, warrants, options or other securities exercisable for or convertible or exchangeable into shares of Series A Preferred Stock. Shares of Series A Preferred Stock will have a stated value of $1,764.00 per share (the “Stated Value”).

(b) With respect to dividend and distribution rights (in respect of cash, securities of the Company and other property) and rights upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks:

(i) senior in preference and priority to the common stock, $0.01 par value per share, of the Company (the “Common Stock”), including the Common Stock into which the Series A Preferred Stock is convertible, and any securities into which Common Stock may be reclassified, and each other class or series of equity security of the Company the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively with the Common Stock, the “Junior Securities”);

(ii) on parity, without preference and priority, with each other class or series of equity security of the Company, the terms of which expressly provide that it will rank on parity, without preference or priority, with the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Parity Securities”); and

(iii) junior in preference and priority to each other class or series of equity security of the Company the terms of which expressly provide that it will rank senior in preference or priority to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (collectively, the “Senior Securities”).

2. Dividends. (a) Each holder of shares of Series A Preferred Stock will be entitled, in preference to the holders of any Junior Securities, to receive dividends when, as and if declared by the Board out of funds or other assets of the Company legally available therefor (the “Series A Dividends”) on the Series A Preferred Stock in cash at the rate per share of Series A Preferred Stock (the “Dividend Rate”) equal to the greater (as measured on a quarterly basis) of: (i) 1.0% per annum on the Stated Value of one share of Series A Preferred Stock (divided in four equal, quarterly payments) and (ii) the total sum of all cash dividends that would have been paid during the Company’s fiscal quarter immediately preceding the applicable Dividend Payment Date (as defined below) on the Common Stock into which the one share of Series A Preferred Stock would be converted (assuming, in the case of any dividend on Common Stock, Automatic Conversion immediately prior to the record date for the payment of such dividend). The Series A Dividends will be cumulative, whether or not earned or declared, and will be payable quarterly in arrears on the 15th day of January, April, July and October of each year after issuance (each a “Dividend Payment Date”) and if such date is not a Business Day then the next succeeding Business Day; provided, however, that the Dividend Rate payable on the initial Dividend Payment Date will be multiplied by a fraction, the numerator of which is the number of days between (and including) the date that the Series A Preferred Stock is first issued and the initial Dividend Payment Date with respect to such Series A Preferred Stock and the denominator of which is the total number of days in the calendar quarter in which the initial Dividend Payment Date occurs and, for any payment date other than a Dividend Payment Date, the Dividend Rate will be multiplied by a fraction, the numerator of which is the actual number of days elapsed since the most recent Dividend Payment Date and the denominator of which is 90. Series A Dividends will accumulate from the most recent Dividend Payment Date, or if no Series A Dividends have been paid, from the date that the Series A Preferred Stock is first issued, whether or not during any such time there have been funds legally available for the payment of such Series A Dividends. The record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon will be 15 calendar days before the applicable Dividend Payment Date.

(b) No cash or other dividends or distributions will be declared or paid on any Junior Securities or Parity Securities, and no Junior Securities or Parity Securities will be purchased, redeemed or otherwise acquired for consideration by the Company or any of its Subsidiaries, unless and until all accumulated Series A Dividends (with respect to the then-applicable current fiscal year and all prior years) have been declared and paid to all holders of Series A Preferred Stock.

3. Liquidation. (a) In the event of a Liquidation Event, each holder of Series A Preferred Stock will rank senior to the holders of all Junior Securities of the Company and will be entitled to be paid, and will be paid, out of the assets of the Company available for distribution to stockholders, an amount per share of Series A Preferred Stock in cash (the “Liquidation Preference”) equal to the greater of (i) the Stated Value of one share of Series A Preferred Stock plus any accumulated, accrued or earned but not yet paid (whether declared or not) Series A Dividends up to and including the date of the Liquidation Event or (ii) the Market Value of any cash, securities or property to be paid upon, or in connection with, such Liquidation Event on or in respect the Common Stock into which one share of Series A Preferred Stock would be converted (assuming Automatic Conversion immediately prior to Liquidation Event and calculated without regard to the payment of the Liquidation Preference), in any event before any amount is paid upon such Liquidation Event on or in respect of any Junior Securities.

(b) If, upon any Liquidation, the assets of the Company available to be distributed among the holders of the Series A Preferred Stock and any class or series of Parity Securities are insufficient to permit payment to the holders of the Series A Preferred Stock of the Liquidation Preference and to such class or series of Parity Securities of their respective liquidation amount, then the entire assets of the Company to be distributed will be distributed pro rata, based on the amount of the Liquidation Preference and such other liquidation amount, to the holders of Series A Preferred Stock and such other Parity Securities, aggregated together with the Series A Preferred Stock, in preference to any holders of Junior Securities.

(c) Prior to the time of any Liquidation Event, the Board will declare, or will be deemed to have declared, for payment all accumulated, accrued or earned but not yet paid dividends up to and including the date of the Liquidation Event with respect to the Series A Preferred Stock then outstanding as to such distributions according to the preferential amounts due thereon.

(d) After payment to the holders of Series A Preferred Stock of the full Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock as such will have no right or claim to any of the assets of the Company.

(e) The value of any property not consisting of cash that is distributed by the Company to the holders of the Series A Preferred Stock will equal the Market Value thereof.

(f) For purposes hereof, the following events constitute a “Liquidation Event”:

(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions occurring in a 12-month period, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole ; and

(ii) any other voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”).

(g) The Company will mail written notice of any such Liquidation Event not less than 45 calendar days prior to the payment date related to such Liquidation Event (stating the payment date in such notice) to each holder of then-outstanding Series A Preferred Stock.

4. Voting Rights. (a) Generally. The holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock so held on the record date for the determination of shareholders entitled to vote and will vote together with the Common Stock as a class on all matters to be voted on by the shareholders of the Company except as provided in Section 4(b).

(b) Protective Covenants. In addition to any other vote required by law, without the prior vote or written consent of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting separately as a single class, the Company will not amend, alter or repeal any of the provisions of its Certificate of Incorporation, including this Certificate of Designations of the Series A Preferred Stock, in any manner so as to adversely affect the relative powers, rights and preferences of the Series A Preferred Stock or adversely affect the Series A Preferred Stock or the holders thereof.

5. Conversion. (a) Automatic Conversion. (i) Each share of Series A Preferred Stock will be automatically converted (an “Automatic Conversion”) into a number of shares of Common Stock equal to (A) the Stated Value, divided by (B) the then-applicable Conversion Price, upon the occurrence of one of the following events (any such event, a “Conversion Event”):

(A) the third annual anniversary of the Closing Date (as defined in the SPA);

(B) consummation of, in one transaction or a series of related transactions, a reorganization, merger or consolidation, tender or exchange offer, or sale or other disposition of all or substantially all of the assets of the Company or similar other transaction involving the Company or its stockholders, unless, in each case, immediately following any such transaction, (i) all or substantially all of the Persons who were the Beneficial Owners of Voting Securities immediately prior to the transaction Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) and (ii) at least half of the members of the board of directors of the entity resulting from the transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for the transaction; and

(C) immediately prior to the consummation, in one transaction or a series of related transactions, of any transaction (including any merger or consolidation or tender or exchange offer), the result of which is that any Person becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Securities of the Company, measured by voting power rather than number of shares.

(ii) In the event of an Automatic Conversion, the Company will mail written notice (the “Automatic Conversion Notice”) to each holder of record of the shares of Series A Preferred Stock setting forth:

(A)	a statement that a Conversion Event has occurred or will occur as of the date specified in the notice; and

(B)	the number of shares of Series A Preferred Stock held by that holder that are subject to the Automatic Conversion, the then-applicable Conversion Price, the number of shares of Common Stock into which such shares of Series A Preferred Stock will be converted and a letter of transmittal to the Company.

(iii) In the event of a Conversion Event, the holders of the shares of Series A Preferred Stock will be entitled to be paid, and will be paid, out of the assets of the Company available for distribution to stockholders, or out of the any consideration paid in the Conversion Event, if applicable, an amount per share of Series A Preferred Stock equal to any accumulated, accrued or earned but not yet paid (whether declared or not) Series A Dividends up to and including the date of the Conversion Event on or prior to the occurrence of any Automatic Conversion before any amount is paid upon such Conversion Event on or in respect of any Junior Securities. Prior to the time of any Conversion Event, the Board will declare, or will be deemed to have declared, for payment all accumulated, accrued or earned but not yet paid dividends up to and including the date of the Conversion Event with respect to the Series A Preferred Stock then outstanding as to such distributions according to the preferential amounts due thereon.

(b) Conversion Procedures and Related Matters. In connection with any conversion of Series A Preferred Stock pursuant to Section 5(a), each holder of shares of Series A Preferred Stock to be converted will as promptly as reasonably practicable after receipt of the Automatic Conversion Notice deliver to the Company or, if applicable, its transfer agent, certificates representing the shares of Series A Preferred Stock so converted, duly endorsed for transfer (or if lost, a Certificate of Loss Affidavit attesting to the loss of the certificate representing the Series A Preferred Stock shares), together with a properly completed notice of conversion in the form attached to the Series A Preferred Stock certificate with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock will be issued (subject to compliance with applicable laws to the extent such designation will involve a transfer). The Automatic Conversion will be deemed to have been effected and the Conversion Price will be determined as of immediately prior to the Conversion Event. Within three Business Days following receipt of such certificates, (i) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The

Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, the Transfer Agent will credit such aggregate number of shares of Common Stock to which the converting holder of shares of Series A Preferred Stock is entitled to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (ii) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Company does not have a Transfer Agent, issue and deliver to the address as specified in the notice of conversion a certificate, registered in the name of such holder or its designee, for the number of shares of Common Stock to which the holder is entitled (subject to compliance with applicable laws to the extent such designation involves a Transfer).

(c) Fractional Shares. No fractional shares of Common Stock will be issued as a result of any conversion hereunder, and any holder entitled to a fractional share of Common Stock upon the date of such conversion will be entitled, upon surrender to the Company of the certificates presented for conversion, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest (rounded up or down to the nearest one ten thousandth of a whole share of Preferred Stock) by the Market Price of a share of Common Stock.

(d) Adjustment to Conversion Price. The Conversion Price will be subject to the following adjustments in the event of any applicable action by the Company on or after July 27, 2015, calculated to the nearest one hundred thousandth:

(i) Stock Dividends and Distributions. If the Company issues shares of Common Stock to holders of Common Stock as a dividend or other distribution, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be multiplied by a fraction: (A) the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and (B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution. Any adjustment made pursuant to this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination.

(ii) Issuance of Stock Purchase Rights. If the Company issues to holders of Common Stock rights or warrants entitling such holders to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price on the date fixed for determination of the holders entitled to receive such rights or warrants, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants will be divided by a fraction: (A) the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock issuable pursuant to such rights or warrants and (B) the denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Market Price of the Common Stock on the date fixed for such determination. Any adjustment made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the Market Price of the Common Stock on the date fixed for determination of the holders entitled to receive such rights or warrants, and in determining the aggregate offering price payable to exercise such rights or warrants, there will be taken into account any consideration received for such rights or warrants and the Market Value of such consideration (if other than cash). In the event that, following the time that the Company issues any rights or warrants, the amount of, or price at which, shares of Common Stock may be subscribed for or purchased under such rights or warrants is modified for any reason, the adjustments under this Section 5(d)(ii) will be recalculated to account for such modifications and become effective immediately after 5:00 p.m., New York City time, on the date of such modification.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, the Conversion Price in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination will be divided by a fraction: (A) the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination and (B) the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Any adjustment made pursuant to this clause (iii) will become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) If the Company or any of its Subsidiaries distributes to holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, rights to acquire shares of the Company’s capital stock, cash or other assets (excluding (1) any dividend or distribution covered by Section 5(d)(i), (2) any rights or warrants covered by Section 5(d)(ii), (3) any dividend or distribution covered by Section 5(d)(v), (4) any Spin-Off to which the provisions set forth in Section 5(d)(iv)(B) apply, and (5) regular quarterly dividends to Common Stockholders, as the rate may from time to time be fixed by the Board (“Quarterly Common Dividends”)) the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be divided by a fraction: (x) the numerator of which is the Market Price of the Common Stock on the date of such determination and (y) the denominator of which is the Market Price of the Common Stock on the date of such determination minus the Market Value as the date of such determination of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets so distributed applicable to one share of Common Stock. (B) In the case of a Spin-Off, the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be divided by a fraction: (x) the numerator of which is the sum of the Market Price of the Common Stock on the 10th trading day after the effective date for such distribution and the Market Price of the portion of those shares of capital stock or similar equity interests so distributed that is applicable to one share of Common Stock on the 10th trading day after the effective date for such distribution and (y) the denominator of which is the Market Price of the Common Stock on the 10th trading day after the effective date for such distribution. Any adjustment made pursuant to this clause (iv) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution; provided, that if any adjustment to the Conversion Price is required under this clause (iv) prior to any Automatic Conversion, delivery of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

(v) Cash Distributions. If the Company pays or makes a dividend or other distribution consisting of cash to holders of Common Stock (excluding (1) any dividend or other distribution in connection with the voluntary or involuntary liquidation, dissolution or winding up of the Company, (2) any consideration payable as part of a tender or exchange offer, or purchase of Common Stock, by the Company or any subsidiary of the Company covered by Section 5(d)(vi), and (3) Quarterly Common Dividends), the Conversion Price in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be divided by a fraction: (A) the numerator of which is the Market Price of the Common Stock as of the date of such determination and (B) the denominator of which is the Market Price of the Common Stock as of the date of such determination minus the cash amount per share of Common Stock of such dividend or other distribution. Any adjustment made pursuant to this clause (v) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution.

(vi) Self Tender Offers, Exchange Offers and Stock Repurchases. If the Company or any if its Subsidiaries successfully completes a self-tender or exchange offer for, or purchase or buyback of, shares of Common Stock, where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Market Price of Common Stock on the 10th trading day period commencing on, and including, the trading day next succeeding the date of expiration of such offer or completion of such purchase or buyback, as applicable (the “Expiration Date”), the Conversion Price in effect at 5:00 p.m., New York City time, on the Expiration Date will be divided by a fraction: (A) the numerator of which will be equal to the sum of (1) the aggregate Market Value on the Expiration Date of any consideration paid or payable for shares of Common Stock purchased (in such offer or otherwise) and (2) the product of (x) the Market Price of the Common Stock on the 10th trading day period commencing on, and including, the trading day next succeeding the Expiration Date and (y) the number of shares of Common Stock outstanding on the Expiration Date, excluding any purchased shares and (B) the denominator of which will be equal to the product of (1) the Market Price of the Common Stock on the 10th trading day period commencing on, and including, the trading day next succeeding the Expiration Date and (2) the number of shares of Common Stock outstanding on the Expiration Date, including any purchased shares. Any adjustment made pursuant to this clause (vi) will become effective immediately after 5:00 p.m., New York City time, on the 10th trading day commencing on, and including, the trading day next succeeding the Expiration Date but will be given effect as of the open of business on the Expiration Date; provided, that if any adjustment to the Conversion Price is required under this clause (vi) prior to any Automatic Conversion, delivery of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi). Notwithstanding the foregoing, if the application of this clause (vi) would result in an increase in the Conversion Price, no adjustment will be made under this clause (vi).

(vii) Fair Market Value in Excess of Current Market Price. Except with respect to a Spin-Off, in cases where the Market Value of the evidences of the Company’s indebtedness, shares of capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets as to which Section 5(d)(iv) or Section 5(d)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock equals or exceeds the Market Price (as determined for purposes of calculating the conversion rate adjustment pursuant to such each such sections), rather than being entitled to an adjustment to the Conversion Price, holders of Series A Preferred Stock will be entitled to receive upon conversion, in addition to a number of shares of Common Stock otherwise deliverable in the Automatic Conversion, the kind and amount of the evidences of the Company’s indebtedness, shares of the Company’s capital stock, securities, rights to acquire the Company’s capital stock, cash or other assets comprising the distribution that such holders of Series A Preferred Stock would have received if such holder had owned, immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution, the number of shares of Common Stock into which the shares of the Series A Preferred Stock may be converted as of the date of such distribution.

(e) Recapitalization, Reorganization, Consolidation Merger or Combination. If any capital reorganization or reclassification of the Capital Stock of the Company (a “Recapitalization”) is effected on or after July 27, 2015 in such a way (including, without limitation, by way of consolidation, merger, combination or similar transaction, but not including any Conversion Event) that holders of Common Stock are entitled to receive evidences of indebtedness, shares of capital stock, securities, rights to acquire capital stock, cash or other assets with respect to or in exchange for Common Stock then, as a condition of such Recapitalization, proper provision will be made whereby each holder of a share or shares of Series A Preferred Stock will thereafter have the right to receive, in lieu of the shares of Common Stock of the Company receivable upon the conversion of such share or shares of the Series A Preferred Stock, such evidences of indebtedness, shares of capital stock, securities, rights to acquire capital stock, cash or other assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock into which the shares of Series A Preferred Stock so held would have been converted (assuming Automatic Conversion immediately prior to the Recapitalization), and in any such case proper provision will be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) are thereafter applicable, as nearly as may be reasonably possible, in relation to any evidences of indebtedness, shares of capital stock, securities, rights to acquire capital stock, cash or other assets thereafter deliverable upon the an Automatic Conversion (including an immediate adjustment, by reason of such reorganization or reclassification, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization or reclassification). Any adjustment made pursuant to this Section 5(e) will become effective immediately upon the Recapitalization. In the event of a merger or consolidation of the Company the only result of which is that a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of the Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation are adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company under Section 5(d)(iii).

(f) Subsequent Adjustments. In the event that, as a result of an adjustment made pursuant to this Section 5, holders of Series A Preferred Stock become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon the conversion of the Series A Preferred Stock will be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein with respect to the shares of Common Stock receivable upon conversion of the Series A Preferred Stock.

(g) Notice of Adjustment. Upon any adjustment of the Conversion Price, then, and in each such case, the Company will give written notice thereof as set forth in Section 9 hereof by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the Company, which notice will state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The contents of such notice will also be made available by the Company for inspection during regular business hours at its principal executive offices or at such other place as may be reasonably designated by the Company.

(h) Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable and free from all liens, duties and charges arising out of or by reason of the issue thereof (including, without limitation, in respect of taxes). The Company will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Conversion Price if after such action the total number of shares of Common Stock issued and outstanding and thereafter issuable upon exercise of all Options and conversion of Convertible Securities, including upon conversion of the Series A Preferred Stock, would exceed the total number of shares of such class of Common Stock then authorized by the Certificate of Incorporation.

(i) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock will be made without charge to the holders thereof for any issuance tax, stamp tax, transfer tax, duty or charge in respect thereof, provided that the Company will not be required to pay any tax, duty or charge which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

(j) Closing of Books. The Company will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock; provided that nothing herein will be construed to prevent the Company from setting record dates for the holders of its securities.

6. Certain Rights and Restrictions. To the extent that issuance of any shares of Series A Preferred Stock is originally issued by the Company in a transaction that is not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), each holder of such shares of Series A Preferred Stock will be deemed without further action to acknowledge that the Series A Preferred Stock has not been, and will not be, registered under the Securities Act, or under any other securities laws and, without limiting the generality or effect of any other provision hereof, agrees that it will not Transfer such shares of Series A Preferred Stock held by such holder except in compliance with the registration requirements and exemption provisions of the

Securities Act and any other applicable securities laws and the provisions of the Certificate of Incorporation, including the Certificate of Designations for the Series A Preferred Stock. Each such holder agrees that all certificates, book-entry shares or other instruments representing such Series A Preferred Stock will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. IN ADDITION, THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, A COPY OF WHICH, AS AMENDED FROM TIME TO TIME, MAY BE OBTAINED FROM THE COMPANY.”

Subject to compliance with the provisions of the Certificate of Incorporation, at the request of a holder of Series A Preferred Stock, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that the first sentence of the foregoing legend is no longer required under the Securities Act or other applicable laws, as the case may be, the Company will promptly cause such sentence to be removed from any certificate or book-entry share for any Series A Preferred Stock.

7. Transfer Restrictions. Other than in the case of a Permitted Transfer, no holder of Series A Preferred Stock may, (i) during the period from the date on which it is first issued Series A Preferred Stock until any Conversion Event, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer (or enter into an obligation regarding the future sale, assignment, pledge or transfer of) (collectively, “Transfer”) any shares of Series A Preferred Stock or any interest therein or (ii) enter into any derivative transaction involving, or measured by, shares of Common Stock or any lending transaction related to shares of Common Stock; provided, however, that the foregoing restrictions will not apply to (A) Transfers of shares of Series A Preferred Stock from one Beneficial Owner of shares of Series A Preferred Stock to another Beneficial Owner of shares of Series A Preferred Stock or (B) Transfers of shares of Series A Preferred Stock to a trust or other estate or personal planning entity (provided that the transferor of such shares retains the sole right to direct the voting and disposition of the shares of shares of Series A Preferred Stock subject to such Transfer); provided that a change of control of a Beneficial Owner of shares of Series A Preferred Stock will not, in itself, constitute or be deemed to be a Transfer unless the Preferred Shares constitute all or substantially all of the assets of such Beneficial Owner. The Company may impose stop-transfer instructions to effectuate the provisions of this Section 7.

8. Preemptive Rights. In the event that the Company determines to sell Common Shares, Preferred Shares or other equity or voting securities of the Company to a third party for cash other than in a public offering, the Company will make proper provision to offer each holder of Series A Preferred Stock the opportunity to purchase such Common Shares, Preferred Shares or other equity or voting securities of the Company on the same terms as they are offered to such third party in order to maintain the holder of Series A Preferred Stock’s percentage equity and voting ownership interest in the Company (calculated assuming conversion of all outstanding shares of Preferred Stock immediately prior to such sale) by notice given to the holders of Series A Preferred Stock not less than 10 Business Days prior to any such third-party sale (the “Issuance Notice”) which shall set forth the amount and description of the securities proposed to be sold and the percentage of fully diluted outstanding equity or voting securities of the Company such securities would represent after the sale, the proposed date of the sale, the proposed acquiror and the estimated purchase price per security so sold or issuance. If any holder of Series A Preferred Stock fails to accept such offer in writing within ten Business Days of receipt of such Issuance Notice, such rights will be deemed irrevocably waived. If any holder of Series A Preferred Stock elects to purchase such securities, such holder of Series A Preferred Stock will be irrevocably bound to purchase the securities on the terms sold to such third party (to the extent set forth in the Issuance Notice). The foregoing rights will not apply to Common Shares issued in a merger, acquisition or other business combination transaction or Common Shares issued under employee equity plans or Common Shares or other securities offered and sold in a public offering, provided, however, that any holder of Series A Preferred Stock may purchase Common Shares or other securities in any such public offering approved by the Board in an amount necessary to avoid dilution of its percentage equity interest in the Company prior to such offering.

9. Miscellaneous. (a) Notices. In the event that the Company is required to deliver a notice, including, without limitation, if (i) the Company declares any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock (other than Quarterly Common Dividends), (ii) there is any capital reorganization or reclassification of the Capital Stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another corporation, (iii) there shall be a Liquidation Event or a Conversion Event; then, in any one or more of such occurrences, or (iv) upon any adjustment of the Conversion Price, the Company will give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books of the Company:

(A) at least 10 calendar days prior written notice of the date on which the books of the Company will close or a record date will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

(B) in the case of any such reorganization, reclassification, consolidation, merger, sale, Liquidation Event or Conversion Event, at least 10 calendar days prior written notice of the date when the same shall take place;

Such notice in accordance with the foregoing clause (A) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock will be entitled thereto, and such notice in accordance with the foregoing clause (B) will also specify the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(b) No Waiver. Except as otherwise expressly modified or provided for herein, the holders of Series A Preferred Stock will also be entitled to, and will not be deemed to have waived, any other applicable rights granted to such holders under the DGCL.

(c) No Impairment. The Company will not, through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the conversion and redemption rights and liquidation preferences granted hereunder of the holders of the Series A Preferred Stock against impairment.

(d) Amendment; Waiver. Except as expressly provided for otherwise herein, any term of the Series A Preferred Stock may be amended or waived (including the adjustment provisions included in Section 5 hereof) only upon the vote or written consent of the Company and the holders of a majority of the Series A Preferred Stock then outstanding.

(e) Action By Holders. Any action or consent to be taken or given by the holders of the Series A Preferred Stock may be either (i) given at a meeting by a majority of the holders of the Series A Preferred Stock (or such other number of shares of Series A Preferred Stock as may be required by this Certificate of Designations or applicable law) called and held for such purpose or (ii) by written consent of holders of a majority of the Series A Preferred Stock (or such other number of shares of the Series A Preferred Stock that would be entitled to take such action at such a meeting where all holders of Series A Preferred Stock were present).

(f) No Redemption; No Sinking Fund. The Series A Preferred Stock will not be subject to any redemption, sinking fund or other similar provisions.

10. Definitions. For the purposes hereof:

(a) “Affiliate” means with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. For this purpose, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by agreement or otherwise.

(b) “Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings given to those terms in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule. Unless specified otherwise, all calculations of Beneficial Ownership will be made by including securities that the Person (and any group of which such Person is a member), but not any other Person (except members of a group of which such Person is a member), has the right to acquire in both the numerator and the denominator.

(c) “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(d) “Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) all warrants, options or other rights or equity-linked securities to acquire any item listed in (i) through (iv) of this definition.

(e) “Conversion Price” means, for each outstanding share of Series A Preferred Stock, $98.00 or, if there has been an adjustment of the initial conversion price, by the conversion price as adjusted and then in effect pursuant to the terms hereof.

(f) “Incumbent Directors” means the individuals who, as of [●], 2015, are directors of the Company and any individual becoming a director subsequent to such date whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual will not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(g) “Market Price” of any equity security, as of a particular date (the “Valuation Date”), means the following: (i) if the security is then listed on a national securities exchange, the average closing sale price of one share or unit of such security on such exchange over the last five trading days prior to the Valuation Date, (ii) if the security is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the average closing sale price of one share or unit of such security on the Bulletin Board or such other exchange or association over the last five trading days prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon over the immediately preceding ten trading day period prior to the Valuation Date, or (iii) if the security is not then listed on a national securities exchange or quoted on the Bulletin Board or such other exchange or association, the fair market value of one share or unit of such security as of the Valuation Date as determined in good faith by the Board and the holders of a majority of the outstanding Series A Preferred Stock. If the equity security is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board will give prompt notice, in writing, to the holders of Series A Preferred Stock as to the fair market value of the security as determined in good faith by the Board. In the event that the Board and the holders of a majority of the outstanding Series A Preferred Stock are unable to agree upon the fair market value in respect of clause (iii) hereof, the Company and the holders of a majority of the outstanding Series A Preferred Stock will jointly select a nationally recognized investment banking firm who is experienced in such matters to determine the fair market value of such equity security. The decision of such will be final and conclusive, and the cost of such firm will be borne by the Company.

(h) “Market Value” of any asset or property, as of a Valuation Date, means the following: (i) in the case of any equity security, the Market Price of such security as of the Valuation Date, (ii) in the case of U.S. or Euro denominated cash, the cash amount, and (iii) in the case of any other asset or property (including any evidence of indebtedness), the fair market value such asset or property as of the Valuation Date as determined in good faith by the Board and the holders of a majority of the outstanding Series A Preferred Stock. The Board will give prompt notice, in writing, to the holders of Series A Preferred Stock as to the fair market value of the asset or property as determined in good faith by the Board. In the event that the Board and the holders of a majority of the outstanding Series A Preferred Stock are unable to agree upon the fair market value in respect of clause (iii) hereof, the Company and the holders of a majority of the outstanding Series A Preferred Stock will jointly select a nationally recognized independent accounting firm to determine the fair market value of such asset. The decision of such will be final and conclusive, and the cost of such firm will be borne by the Company.

(i) “Permitted Transfer” means (a) a Transfer by holder of shares of Series A Preferred Stock to a Permitted Transferee or (b) a Transfer pursuant to a tender or exchange offer commenced (i) by a third party that, if consummated, would constitute a Change of Control or (ii) by the Company.

(j) “Permitted Transferee” means, (a) with respect to any holder of shares of Series A Preferred Stock that is not an individual, (i) any Affiliate of such holder or (ii) any successor of such holder by merger, consolidation, reorganization, restructuring, liquidation or similar transaction and (b) with respect to any holder of shares of Series A Preferred Stock that is an individual (i)(A) a spouse, lineal descendant (whether natural or adopted), sibling or parent of such holder or (B) upon such holder’s death, an heir, executor, administrator, testamentary trustee, legatee or beneficiary of such holder, (ii) a foundation or similar entity established by such holder for the purpose of serving charitable goals, controlled by such holder or the Persons named in clause (i), (iii) any trust or similar entity, the beneficiaries of which include such holder or the Persons named in clause (i) or (ii), (iv) any corporation, limited liability company or partnership or similar entity, the shareholders, members or general partners of which include such holder or the Persons named in clause (i), (ii) or (iii), and (v) any similar estate or person planning vehicles.

(k) “Person” will be construed in the broadest sense and means and includes any natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and other entity or governmental or quasi-governmental entity.

(l) “Spin-Off” means a distribution by the Company to holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a Subsidiary or other business unit of the Company.

(m) “Subsidiary” means any corporation, association or other business entity (i) at least 50% of the outstanding Voting Securities of which are at the time owned or controlled, directly or indirectly, by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

(n) “Voting Securities” means any shares of Common Stock or other securities entitled to vote generally in the election of directors of the Company.

[Execution Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed by a duly authorized officer of the Company as of this [●] day of [●], 201    .

Wabtec Corporation:

By:
Name:
Title:

SCHEDULE 3.3

PARENT’S UNDERTAKING REGARDING EMPLOYMENT AND COMPENSATION

A - Parent’s Undertaking regarding employment

Parent will undertake, for the next 18 months after Offer Closing, to cause the Group Companies not to adopt, any restructuring measure or collective layoff which would exceed the implementation of the on-going strategic plan “Creating Value 2018” presented to the Supervisory Board of the Company in March 2015.

B – Treatment of Equity Awards

Parent undertakes to implement, by Closing, the commitments described below in order to ensure the treatment of all Equity Awards and of Planned Equity Awards, as mentioned below.

Details of the Equity Awards

Stock-option plans

	SO1	SO2
Date of Directoire	16/07/2008	23/11/2009
Strike price (€)	40,78	54,91
Exercise date	16/07/2010	22/11/2013
Expiration date	16/07/2015	22/11/2017
Initial # of benificiaries	1	15
Current # of benificiaries	—	9

Number of options at 08/07/2015	—	93 500
Value of plan @ €100 per share (in €k)	—	4 216

Free shares

	FS1	FS2
Authorization date at AGE	14/09/2011	14/09/2012
Date of Directoire	05/03/2012	15/01/2013
Acquisition date (French residents)	05/03/2014	15/01/2015
Acquisition date (non-French residents)	05/03/2016	15/01/2017
Availability date of free shares	05/03/2016	15/01/2017
Initial # of benificiaries	150	177
Current # of benificiaries	56	84

Number of shares to be attributed at 08/07/2015	25 042	30 640
Value of plan @ €100 per share (in €k)	2 504	3 064

# of shares attributed but not available	45 032	34 654

Value of shares subject to lock-up (in €k)	4 503	3 465

Performance shares

	PS1	PS2	PS3	PS4
Authorization date at AGE		12/09/2013		12/09/2014
Date of Directoire	24/10/2012	02/07/2014	25/11/2014	27/03/2015
Acquisition date (French residents)		02/07/2016		27/03/2017
Acquisition date (non-French residents)		02/07/2018		27/03/2019
Availability date of free shares	24/10/2016	02/07/2018	25/11/2018	27/03/2019
Initial # of benificiaries	1	226	1	2
Current # of benificiaries	—	215	—	2

Number of shares to be attributed at 08/07/2015	—	131 456	—	4 000
Value of plan @ €100 per share (in €k)	—	13 146	—	400

# of shares attributed but not available	2 876

Key terms of the treatment for each plan of Equity Awards and Planned Equity Awards to be implemented by Parent by Closing

Parent will propose to beneficiaries of Equity Awards and Planned Equity Awards, no later than on the Closing Date, the liquidity or compensation mechanisms, the key terms of which are mentioned below.

Plans

Stock Options 2 (23/11/2009)	• Options will expire on 22 November 2017
• Outstanding options will have to be exercised in first place and then the shares will be tendered directly to the Offer
• Plan that requires the creation of new shares
• No Parent action required with respect thereof

Free shares 1 (FS1) (05/03/2012)	• Liquidity mechanism (reciprocal put and call options) to be put in place by Parent to the extent such Free shares are not available to be tendered in the Offer

•   Under the put and call options in case of prior delisting or insufficient liquidity, Parent and the beneficiaries will have the options to call/put the shares after the acquisition and lock-up period (after 5 March 2016) at a price based on a 1.365 multiple of LTM revenue of the Company at February 2016, this multiple being consistent with the offer price (EUR 100)

Free shares 2 (FS2) (15/01/2013)	• Liquidity mechanism (reciprocal put and call options) to be put in place by Parent

•   Under the put and call options in case of prior delisting or insufficient liquidity, Parent and the beneficiaries will have the options to call/put the shares after the acquisition and lock-up period (after 14 January 2017) at a price based on a 1.365 multiple of LTM revenue of the Company at December 2016, this multiple being consistent with the offer price (EUR 100)

Performance shares 1 (PS1) (24/10/2012)	• Liquidity mechanism (reciprocal put and call options) to be put in place by Parent to the extent such Free shares are not available to be tendered in the Offer

•   Under the put and call options in case of prior delisting or insufficient liquidity, Parent and the beneficiaries will have the options to call/put the shares after availability date (24 October 2016) at a price based on a 1.365 multiple of LTM revenue of the Company at September 2016, this multiple being consistent with the offer price (EUR 100)

Performance shares 2 (PS 2) (02/07/2014)	• Parent will propose to the beneficiaries to waive their performance shares in consideration of a cash payment treated as salary
• Performance test to occur in June 2016 (based on EBIT, Free Cashflow and sites certifications , any Transaction impact to be adjusted) - and cash payment in July 2016

•   Parent will pay, directly or indirectly, in cash (including employer’ borne social security charges to be incurred by the Company on this occasion) a gross amount (treated as gross salary) equal to the number of shares to be attributed (in accordance with performance ratio conditions) multiplied by EUR 100

• Employees borne social security charges or withholding taxes to be deducted

Performance shares 3 (PS 3) (25/11/2014)	• All shares cancelled • No Parent action required with respect thereof

Performance shares 4 (PS 4) (27/03/2015)	• Parent will propose to the beneficiaries to waive their performance shares in consideration of a cash payment treated as salary
• Performance test to occur in June 2016 (based on EBIT, Free Cashflow and sites certifications , any Transaction impact to be adjusted) - and cash payment in July 2016

•   Parent will pay, directly or indirectly, in cash (including employer’ borne social security charges to be incurred by the Company on this occasion) a gross amount (treated as gross salary) equal to the number of shares to be attributed (in accordance with performance ratio conditions) multiplied by * EUR 100

• Employees borne social security charges or withholding taxes to be deducted

Performance shares 5 (PS 5) (05/08/2015)	• Parent will propose to the beneficiaries to waive their performance shares in consideration of a cash payment treated as salary
• Performance test to occur in June 2016 (based on EBIT, Free Cashflow and sites certifications , any Transaction impact to be adjusted) - and cash payment in July 2016

•  Parent will pay, directly or indirectly, in cash (including employer’ borne social security charges to be incurred by the Company on this occasion) a gross amount (treated as gross salary) equal to the number of shares to be attributed (in accordance with performance ratio conditions) multiplied by * EUR 100

• Employees borne social security charges or withholding taxes to be deducted

Performance shares 6 (PS6) – new plan to be issued by November 2015 (see Schedule 4.(a)(v)

•  Parent will propose a rollover of the performance shares into Parent performance shares (restricted stock units) presenting a similar profile (notably regarding value, performance and vesting conditions) and horizon to the beneficiaries

•  Parent and the Company will discuss and negotiate in good faith the mechanism by which PS 6 would be replaced by Parent’s restricted stock units, at no cost for the beneficiaries. The value, performance conditions and vesting conditions of the replacement restricted stock units will be similar to those provided by PS6.

Multiples

For the sake of clarity, liquidity arrangements that will be proposed to beneficiaries of FS1, FS2 and PS1 will provide for a price determination formula whereby the price of the Company Shares will be determined by multiplying the consolidated LTM revenues of the Company at the end of the month preceding the opening of the exercise period (which will open immediately after the Company Shares become available for sale) by 1.365, and dividing it by the number of Company Shares (fully diluted) as of Closing.

This multiple corresponds to the equity value (on a fully diluted basis) corresponding to the Cash Offer Price / Company’s LTM consolidated revenues as of 30 June 2015.

In case of significant disposals or acquisitions of activities (including as the case may be as a result of reorganizations of the Parent/Company Group or consolidation of Parent/Company activities), the multiple or the revenues computation methodology will be equitably adjusted as determined by an independent expert appointed by the Company to neutralize the revenues so added or removed.

Absence of market liquidity

The liquidity arrangements for FS1, FS2 and PF1 will be exercisable only if:

•	Purchaser/parent has been able to implement a squeeze-out at the end of the Offer or has subsequently filed with the AMF a draft buyout offer followed by a squeeze-out; or

•	The liquidity of the Company Shares on the market is insufficient, i.e. as of the 10th trading day prior to the beginning of the relevant put option exercise period:

•	The publicly held portion of the Company Shares (such as defined in the instruction N03-01 of Euronext) has been, since the Offer Closing Date, less than 10% for at least one period of 10 consecutive trading days; or

•	The average trading volume observed over any period of 10 consecutive trading days chosen among the last 60 trading days preceding the exercise period of the liquidity arrangement has been less than 5,000 shares per day.

Schedule 3.5

European Centers of Competences

Entity	Country	Competence

FAIVELEY TRANSPORT AMIENS	France	Pneumatic & Hydraulic Brakes

FAIVELEY TRANSPORT ITALIA Spa	Italy

FAIVELEY TRANSPORT WITTEN GmbH	Germany	Bogie Brake & Couplers

NOWE GmbH	Germany	Sanding

FAIVELEY TRANSPORT SCHWAB AG	Switzerland	Energy Absorption

FAIVELEY TRANSPORT TOURS U1	France	Access Doors and PD&G

FAIVELEY TRANSPORT TOURS U2	France	A&M : PD&G E&C : Power (pantographs)

FAIVELEY TRANSPORT NORDIC AB	Sweden	BFC

FAIVELEY TRANSPORT LEIPZIG GmbH & Co KG	Germany	HVAC

FAIVELEY TRANSPORT LEKOV a.s.	Czech Republic	Electromechanic components Switch Contractors

FAIVELEY TRANSPORT TOURS U3	France	- Electronics - Pantographs - Auxiliary Converters

FAIVELEY TRANSPORT SCHWEIZ AG	Switzerland	Heaters

SCHEDULE 4.(a)(v)

PLANNED EQUITY AWARDS

The Company has planned to grant the following equity awards (the “Planned Equity Awards”) to its officers and employees no later than November 31, 2015:

•	Performance shares #5 (PS5): The Company will attribute to 3 beneficiaries up to 5,400 performance shares. Performance condition will be based on EBIT, Free Cashflow and sites certifications. This plan is planned to be issued by September 2015.

Performance shares

PS5
Authorization date at AGE
Date of Directoire	05/08/2015
Acquisition date (French residents)	05/08/2017
Acquisition date (non-French residents)	05/08/2019
Availability date of free shares	05/08/2019
Initial # of beneficiaries	3
Current # of beneficiaries	3

Number of shares to be attributed at 08/07/2015	5 400
Value of plan @ EUR100 per share (in EURk)	540

•	Performance shares #6: The Company will award in September 2015 its annual equity award plan, the main features of which are:

•	Maximum number of shares to be issued: approximately 146,000 (up to 1% of the share capital of the Company1);

•	Maximum number of beneficiaries: approximately 200 employees; and

•	Vesting conditions: to be determined by the Management Board and approved by the Supervisory Board upon recommendation of the remuneration committee.

Parent and the Company will discuss and negotiate in good faith technicalities of the replacement, at Closing of PF6 by an equivalent Parent equity-based incentive scheme, for the same value, performance and vesting conditions.

[1]	Based on the share capital of the Company as of June 30, 2015.

Schedule 4

Draft Exclusivity Agreement

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FINANCIERE FAIVELEY

FAMILLE FAIVELEY PARTICIPATIONS

Mr FRANÇOIS FAIVELEY

Mr ERWAN FAIVELEY

FAIVELEY TRANSPORT

FW ACQUISITION LLC

WABTEC CORPORATION

EXCLUSIVITY AGREEMENT

1

2

EXCLUSIVITY AGREEMENT

DATED: July 27, 2015

AMONG:

(1)	Financière Faiveley, a société anonyme organized under the laws of France, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France,

(2)	Famille Faiveley Participations, a société par actions simplifiée organised under the laws of France, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France;

(3)	Mr. François Faiveley, a French citizen born on April 26, 1951 in Neuilly-sur-Seine, France, residing at Avenue William 102,1095 Lutry, Switzerland;

(4)	Mr. Erwan Faiveley, a French citizen born on July 27, 1979 in Chenôve, France, residing at 10 rue du Tribourg, 21700 Nuits Saint-Georges, France.

Financière Faiveley, Famille Faiveley Participations, Mr. François Faiveley and Mr. Erwan Faiveley are hereinafter collectively referred to as the Sellers

AND

(5)	Faiveley Transport, a société anonyme à Directoire et Conseil de Surveillance incorporated under the laws of France, with a share capital of 14,614,152 Euro divided into 14,614,152 ordinary shares, with a nominal value of 1 Euro, whose registered office is located at 3, rue du 19 mars 1962, 92230 Gennevilliers, France, registered with the Registre du Commerce et des Sociétés (Companies Registry) of Nanterre under number 323 288 563, represented by Mr. Stéphane Rambaud-Measson, duly authorized for the purpose hereof, hereinafter referred to as the Company.

ON THE ONE HAND, AND

(6)	FW Acquisition LLC, a limited liability company organized under the laws of Delaware, USA, hereinafter referred to as Purchaser;

(7)	Wabtec Corporation, a corporation organized under the laws of Delaware, USA, hereinafter referred to as Parent,

ON THE OTHER HAND,

each a Party and together the Parties,

WHEREAS:

(A) On July 27, 2015, the Purchaser and Parent delivered to the Sellers and the Company a binding offer (the Offer) to purchase, on the terms and subject to the conditions therein provided, the shares of the Company held by the Sellers (the Share Purchase) which would be followed as soon as reasonably practicable after the completion of such acquisition by a filing with the French Financial Market Authority (Autorité des marchés financiers) (the AMF) of a mandatory tender offer for all of the remaining Company Shares, the Share Purchase being (i) on the terms and subject to the conditions of the draft Share Purchase Agreement attached as Schedule 1 to the Offer (the SPA) and (ii) on the terms and subject to the conditions of the draft Shareholders Agreement as Schedule 2 to the Offer (the SHA), and the tender offer being on the terms and subject to the conditions of the draft Tender Offer Agreement attached as Schedule 3 to the Offer (the TOA).

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(B) In consideration of the Purchaser and Parent making the Offer, the Sellers have agreed to grant the Purchaser and Parent exclusivity in relation to the acquisition of the Sellers’ Shares (the Exclusivity Agreement).

(C) In consideration of the Purchaser and Parent making the Offer, the Company has agreed to the commitments provided hereafter and in the TOA.

IT IS AGREED:

1.	DEFINITIONS

In this Exclusivity Agreement, including the recitals, the following words and expressions will have the following respective meanings and, if not expressly defined herein, unless the context otherwise requires, words and expressions defined in the SPA, the SHA or the TOA or the Offer will have the same meanings where used in this Exclusivity Agreement:

Alternative Transaction means (i) any partial or total sale or acquisition of the Company Shares beneficially owned by the Sellers whether directly or indirectly, whether conditional or not, and including in connection with any Takeover Proposal received by any Third Party, (ii) any sale or acquisition of all or a material portion of the Company’s and its Affiliates’ assets, (iii) any plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization, (iv) any acquisition by merger or consolidation with, or by purchase of an equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (v) any issuance, sale, pledge, disposition of, grant, transfer, encumbrance or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any share capital or other equity or voting interests of the Company, or securities convertible or exchangeable into or exercisable for any share capital or other equity or voting interests of the Company, or any options, warrants or other rights of any kind to acquire any share capital or other equity or voting interests of the Company or such convertible, exchangeable or exercisable securities except as expressly permitted by the TOA, assuming that the TOA applied.

Date of this Exclusivity Agreement means the date on which this Exclusivity Agreement has been signed by the Sellers, the Company, the Purchaser and Parent;

Consultations has the meaning given to it in Article 3.1;

Definitive Opinion(s) has the meaning given to it in Article 3.1;

Definitive Opinions Date means the date on which all Definitive Opinions have been obtained;

Exclusivity Period has the meaning given to it in Article 2.6;

Third Part(y)(ies) means any person other than the Purchaser or Parent.

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2.	EXCLUSIVITY

2.1	In consideration of the Purchaser and Parent making the Offer, the Sellers agree and undertake, jointly and severally, that they will not and will cause that their Representatives not to:

(a)	directly or indirectly solicit, initiate or knowingly encourage, or enter into, initiate, participate in or continue discussions or negotiations (whether or not conditional), with any Third Party in connection with, or with a view to, agreeing or implementing an Alternative Transaction;

(b)	provide any Third Party (or its Representatives) with any information in connection with or with a view to an Alternative Transaction, or otherwise co-operate with, assist or participate in any approach, proposal or offer in connection with, or with a view to, agreeing or implementing an Alternative Transaction;

(c)	solicit, initiate or knowingly encourage offers or expressions of interest from Third Parties in connection with, or with a view to, agreeing or implementing an Alternative Transaction; or

(d)	enter into an agreement or arrangement (whether or not conditional) in connection with, or with a view to, agreeing or implementing an Alternative Transaction.

2.2	The Sellers warrant to the Purchaser and Parent that:

(a)	neither they, nor any of their respective Representatives, are, as at the date of this Exclusivity Agreement, in discussions or negotiations in connection with, or with a view to, agreeing or implementing an Alternative Transaction with any Third Party and any such discussions or negotiations commenced prior to the date of this Exclusivity Agreement have been terminated;

(b)	prior to the date of this Exclusivity Agreement each of the Sellers have not entered into any binding arrangements or agreements, whether or not conditional, with any Third Party to effect any Alternative Transaction; and

(c)	if during the Exclusivity Period (as defined below), they receive from a Third Party an offer, proposal or attempt to enter into discussion, with a view to an Alternative Transaction, they will turn down such offer, proposal or attempt to enter into discussion and promptly inform the Purchaser and Parent of the same, including the identity of the Third Party and material terms of any such offer, proposal or attempt (unless so doing would violate any law or contract entered into prior to the date hereof).

2.3	The Company warrants to the Purchaser and Parent that it will not, and will cause its officers, directors, Affiliates, agents and Representatives not to:

(a)	directly or indirectly, (a) solicit, initiate or knowingly encourage, or take any action to knowingly facilitate, any Takeover Proposal, or any inquiries reasonably likely to result in the making of any Takeover Proposal, or (b) enter into, continue or otherwise participate in any discussions or negotiations with a Third Party regarding, or furnish to any Third Party any information in connection with, or take any other action to knowingly facilitate any inquiries with respect to, or otherwise cooperate in any way with, any Takeover Proposal;

(b)	immediately cease and cause to be terminated all discussions or negotiations with any Third Party conducted heretofore with respect to any proposal that constitutes or would reasonably

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be expected to lead to a Takeover Proposal, and use its reasonable best efforts to cause all materials and written information communicated by the Company or its Representatives to such Person to be returned to the Company or destroyed;

(c)	notify Parent of the receipt of any Takeover Proposal or of any contact reasonably likely to lead to a Takeover Proposal, including the details thereof in all material respects (and any subsequent amendment thereof) and the identity of the Persons involved, promptly, and in any event within 48 hours of such receipt or contact and will notify the Person making the Takeover Proposal of the provisions of this Article 2.3; and

(d)	keep the Purchaser and Parent reasonably and regularly informed of the status of any such Takeover Proposal or contact, including the material details thereof.

2.4	The Sellers hereby represent and warrant to the Purchaser and Parent that (i) the provisions of Article 8 of the SPA are true and correct as of the date of this Exclusivity Agreement (it being understood and agreed that for purposes of this Exclusivity Agreement the term “Agreement” means this Exclusivity Agreement) and (ii) they will comply with the provisions of Articles 5.1 and 5.4 of the SPA commencing with the date hereof as if the SPA had been signed.

2.5	The Company hereby represents and warrants to the Purchaser and Parent that (i) it will comply with the provisions of Article 4(a) of the TOA commencing with the date of this Exclusivity Agreement, (ii) the provisions of Article 5 of the TOA are true and correct as of the date hereof (it being understood and agreed that for purposes of this Exclusivity Agreement the term “Agreement” means this Exclusivity Agreement), and (iii) it has not entered into any binding obligation to or with any Third Party relating to any potential Alternative Transaction that is still in effect.

2.6	The obligations contained in this Article 2 and in Articles 3, 4 and 5 will commence on the date of this Exclusivity Agreement and cease to apply upon the earlier of:

(a)	the date of the signature of the SPA, the SHA and the TOA following the acceptance of the Offer by the Sellers and the Company in accordance with paragraphs 1.4 and 1.5 of the Offer;

(b)	the date on which a payment is due to be made by the Purchaser in accordance with paragraph 1.8(B) of the Offer and / or paragraph 1.9(B) of the Offer;

(c)	15 months after the Date of this Exclusivity Agreement; and

(d)	at the end of the Offer Period, if at such date the Purchaser has not signed the SPA in accordance with the terms of the Offer.

(this period being the Exclusivity Period), save that all rights and liabilities of the Parties which have accrued under this Exclusivity Agreement prior to termination will continue thereafter.

2.7	Each of the Sellers and the Company will consider in good faith the opportunity to, and will negotiate in good faith with the Parent and Purchaser in a perspective to, accept the Offer as soon as possible, all in accordance with applicable law.

2.8	Each of the Purchaser and Parent agrees (on behalf of itself and its Affiliates) with the Sellers (for the benefit of all Sellers) and the Company that it is not relying upon, any warranty or representation other than as set out in this Agreement and the other Offer Documents (as defined in the Offer).

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3.	CONSULTATION OF THE EMPLOYEE REPRESENTATIVE BODIES

3.1	The Company undertakes to use its best efforts to obtain a final opinion (whether this opinion is positive, negative or neutral) from each of (i) the délégation unique du personnel and (ii) the European works council of the Company (each a Definitive Opinion and collectively the Definitive Opinions) as soon as reasonably practicable following the date of this Agreement but not later than the expiration of the Offer Period.

3.2	Without limiting its obligations under Article 3.1, in connection with the obligation “to inform and consult” with the délégation unique du personnel and the European works council of the Company (the Consultations) and obtain the Definitive Opinions, the Sellers and the Company covenant to:

(a)	initiate the Consultations as soon as practicable following the date of this Agreement and in any event no later than three Business Days following the date of this Exclusivity Agreement;

(b)	keep the Purchaser and Parent regularly and as often as necessary informed of the progress of the Consultations and of any material issues arising therefrom;

(c)	obtain the Purchaser’s and Parent’s approval prior to any communication about the Purchaser and Parent, or their direct or indirect shareholders, and/or their intents or strategy, provided that such approval shall not be unreasonably withheld or delayed;

(d)	cooperate with the Purchaser and Parent regarding all issues raised as part of the Consultations relating to the Purchaser and Parent or otherwise, their direct or indirect shareholders and/or their intents or undertakings;

(e)	support the proposed acquisition of the Shares by the Purchaser; and

(f)	provide to the Purchaser and Parent promptly an abstract of the minutes of the meeting during which a Definitive Opinion is issued.

3.3	Subject to the Sellers and the Company, complying with their obligations under this Article 3, the Purchaser hereby undertakes by signing this Exclusivity Agreement to reasonably cooperate and cause Parent to reasonably cooperate, with the Sellers, the Company and their Representatives in respect of the Consultations. In particular, the Purchaser will provide and cause Parent to provide, in a timely manner, all such reasonable information and assistance that the Sellers, the Company and their respective Representatives may reasonably request to allow the Consultations. The Purchaser will use its reasonable best efforts, and will cause Parent to use its reasonable best efforts, to respond to questions (if any) raised by the employee representatives as part of the Consultations. The Purchaser will ensure, at the reasonable request of the Sellers with reasonable notice, that Representatives of the Purchaser or Parent of a reasonably appropriate level attend meetings with employees of the Company or employee representatives of the Company and, in particular, the presentation of the délégation unique du personnel and as the case may be of the European works council of the Company, of the Parent, the Purchaser and their industrial and social project for the Company.

4.	SPA PROVISIONS

The following provisions of the SPA will immediately apply between the Sellers, on the one hand, and the Purchaser and Parent, on the other hand, as if set in full out herein (except that references therein to the SPA will be to this Exclusivity Agreement):

(a)	Article 4 (Antitrust Filings and Foreign Investment Control In Sensitive Sectors) (and any reference to the date of the SPA therein will be deemed to be a reference to the date of this Exclusivity Agreement); and

(b)	Article 12 (Miscellaneous).

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5.	TOA PROVISIONS

The following provisions of the TOA will immediately apply between the Company, on the one hand, and the Purchaser and Parent, as if set out in full herein (except that references therein to the TOA will be to this Exclusivity Agreement):

(a)	Article 3.1 (Regulatory Approvals and Foreign Investment Control In Sensitive Sectors) and Article 3.6 (U.S. Securities Law Matters) (and any reference to the date of the TOA therein will be deemed to be a reference to the date of this Exclusivity Agreement);

(b)	Article 4(a) (Conduct of Business);

(c)	Article 8 (Notices); and

(d)	Article 9 (Miscellaneous).

6.	BREAK-UP FEES - INDEMNIFICATION

6.1	The Sellers and the Company acknowledge that the SPA, the SHA and the TOA reflects the finalisation of their negotiations on the Transaction with the Purchaser and Parent and on the legal and economic terms thereof, although it is specified that the Sellers’ and the Company’s final decision will only be notified to the Purchaser at the end of the aforementioned Consultation process.

6.2	In the event the Sellers do not execute the SPA and the SHA by the end of the Offer Period, the Sellers will be jointly and severally obligated to pay a break-up fee to the Purchaser in an amount equal to Euro 14,951,000. Such lump-sum amount is a joint and several obligation of the Sellers and will be paid to Purchaser by the Sellers in immediately available funds to the account designated by Purchaser. This break-up fee will not be due if, on the last day of the Offer Period (as extended as the case may be), a judicial proceeding initiated by a third party is pending, which extends the Consultations or prohibits the execution of the relevant Offer Documents by the Sellers until a date after the end of the Offer Period. For the avoidance of doubt, the payment of such lump sum amount will not be the exclusive remedy of the Purchaser and Parent and is without prejudice to any other remedies available at law or in equity to the Purchaser or Parent.

6.3	In the event that, after acceptance of the Offer by Sellers in accordance with Article 1.5 of the Offer, the Company does not execute the TOA on the same day on which it is executed by Parent and the Purchaser, the Company shall pay liquidated damages to the Purchaser in an amount equal to Euro 14,614,000. Such lump-sum amount shall be paid to Purchaser by the Company in immediately available funds to the account designated by Purchaser. This break-up fee will not be due if, on the last day of the Offer Period (as extended as the case may be), a judicial proceeding initiated by a third party is pending, which extends the Consultations or prohibits the execution of the relevant Offer Documents by the Sellers until a date after the end of the Offer Period. For the avoidance of doubt, the payment of such lump sum amount will not be the exclusive remedy of the Purchaser and Parent and is without prejudice to any other remedies available at law or in equity to the Purchaser or Parent.

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6.4	In the event Sellers and/or the Company breach any of their covenants, warranties or undertakings under this Exclusivity Agreement, Sellers and/or the Company will (jointly and severally with respect to the Sellers), indemnify and hold harmless the Purchaser and Parent from and against any and all losses (whether direct or indirect and including, without limitation, the loss of opportunity and damage to reputation), costs, expenses (including attorneys, consultants and other advisors fees) resulting from any breach by Sellers of their covenants, warranties or undertakings under this Exclusivity Agreement. Such losses shall take into account (i) the efforts, time, cost and expenses deployed by the Purchaser and Parent in connection with the delivery of the Offer and thereafter notably in relation to the Antitrust Clearances, (ii) the communications made by the Parent and the Purchaser in relation to the Offer, and (iii) the impact of the contemplated Transaction on Purchaser and Parent’s business prospects and loss of opportunity in respect thereof.

7.	GOVERNING LAW – JURISDICTION

7.1	This Exclusivity Agreement, any Disputes (whether in contract or tort) based upon, arising out of or relating to this Exclusivity Agreement or the negotiation, execution, performance or termination of this Exclusivity Agreement will be governed by and construed in accordance with the Laws of the State of Delaware, USA, without regard to any applicable conflict of Laws principles.

7.2	The Parties agree that any action seeking to enforce any provision of, or based on any Dispute or matter arising out of or in connection with, this Exclusivity Agreement may only be brought in the Delaware Chancery Court located in Wilmington Delaware, USA so long as such court has subject matter jurisdiction over such action, or alternatively in any United States District Court located in Wilmington, Delaware, USA if the aforesaid Delaware Chancery Court does not have subject matter jurisdiction, and that any cause of action arising out of this Exclusivity will be deemed to have arisen from a transaction of business in the State of Delaware, USA, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such action in any such courts or that any such action which is brought in such courts has been brought in an inconvenient forum. Process in any such action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such courts. Without limiting the foregoing, each Party agrees that service of process and of all other pleadings or papers on such Party consistent with the notice provisions of the TOA and/or the SPA, as applicable, will be deemed effective service of process on such Party.

This Exclusivity Agreement has been entered into on the date stated at the beginning of this Exclusivity Agreement in three original copies.

[Signature page follows]

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for and on behalf of Financière Faiveley	for and on behalf of Famille Faiveley Participations

Represented by:	Represented by:

Mr. François Faiveley

Mr. Erwan Faiveley

for and on behalf of Faiveley Transport

Represented by:

for and on behalf of FW Acquisition LLC

Represented by:

for and on behalf of Wabtec Corporation

Represented by:

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Schedule 5

Draft Escrow Agreement

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ESCROW AGREEMENT

THIS ESCROW AGREEMENT dated as of July 27, 2015 (the “Agreement”) by and among Wabtec Corporation, a Delaware corporation (“Buyer”); Mr. Erwan Faiveley, a French national,, as the Sellers’ Representative (“Sellers’ Representative”); and MUFG Union Bank, N.A., a national banking association (“Escrow Agent”).

WHEREAS, Buyer has delivered to certain persons a binding offer dated the date hereof on the date hereof, pursuant to which the persons on behalf of whom Sellers’ Representative is acting as Seller’s Representative and certain other parties named therein may enter into that certain Share Purchase Agreement (the “Purchase Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

Section 1 Appointment of Escrow Agent. Buyer and Sellers’ Representative hereby appoint Escrow Agent to act as escrow agent in accordance with the terms and conditions set forth herein, and Escrow Agent hereby accepts such appointment.

Section 2 Establishment of Escrow Account. Escrow Agent will open and maintain a segregated escrow account (# 6712141101) on the terms and conditions set forth herein (the “Escrow Account”). The Escrow Funds (as defined below) held in the Escrow Account will not bear interest independently of the interest, dividends and other distributions and payments that may arise from Permitted Investments (as defined below) made pursuant to Section 5 hereof.

Section 3 Wire Instructions. Wire transfer instructions for sending the Escrow Funds, as hereinafter defined, to Escrow Agent are set forth in Schedule III.

Section 4 Deposits into the Escrow Account. On the date hereof, Buyer will make a deposit with Escrow Agent in the sum of €186,888,100 in immediately available funds (together with subsequent amounts for deposit into the Escrow Account from time to time, the “Escrow Funds”), which Escrow Funds will be held by Escrow Agent under the terms and conditions set forth herein. The Escrow Funds, plus all interest, dividends and other distributions and payments thereon received by Escrow Agent from time to time, less any property distributed and/or disbursed in accordance with this Agreement, from time to time are collectively referred to hereinafter as the “Escrow Property”. Escrow Agent will have no duty to solicit delivery of the Escrow Funds. For purposes of this Agreement “Business Day” will mean any day MUFG Union Bank, N.A. is open for business at the address set forth herein, excluding Saturdays and Sundays.

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Section 5 Investment of the Escrow Property.

(a) As soon as practicable after the receipt thereof, Escrow Agent will cause the Escrow Property to be invested in such Permitted Investments as defined below as Buyer may specify in writing from time to time. During the term of this Agreement, Buyer will bear and retain the sole responsibility for the selection of the investments of the Escrow Property and all risks from any such investments.

(b) “Permitted Investments” will initially be the The Bank of Tokyo-Mitsubishi UFJ, Ltd. Interest Deposit Account.

(c) If Escrow Agent does not receive written instructions for the Escrow Property, the Escrow Property shall remain uninvested with no liability to pay interest therein. The Escrow Property will be invested in the Permitted Investments. The Escrow Agent will have no obligation to cause the Escrow Property to be invested on the day of deposit or on the date the Escrow Agent receives instructions to change the Permitted Investments. All such investments or changes will be executed on the following Business Day, provided that, in the event instructions are received after 1:30 p.m. Eastern Time, such instructions will be treated as if received on the following Business Day and the Escrow Property will be invested on the next following Business Day. Escrow Agent will have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property in accordance with this Agreement. Any interest or other income received on such investment and reinvestment of the Escrow Property will become part of the Escrow Property and losses incurred on such investment and reinvestment of the Escrow Property will be reflected in the value of the Escrow Property from time to time. Notwithstanding any other provision herein, Escrow Agent will have the power to sell or liquidate the foregoing investments whenever Escrow Agent is required to release all or any portion of the Escrow Property pursuant to this Agreement. In no event will Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. Following the last day of each month during the term of this Agreement, if the aggregate amount of cash and fair market value of any investments held as Escrow Property on the last day of each month is less than the amount of the Escrow Funds (minus any amounts previously paid or disbursed in accordance with the terms hereof) by at least €2 million for any reason, Buyer shall deliver or cause to be delivered by wire transfer of immediately available funds to the Escrow Account the full amount of any such shortfall. Escrow Agent will have no responsibility to determine or monitor any such amounts Buyer may be responsible for, nor solicit delivery of any amounts Buyer is to deliver to the Escrow Account.

Section 6 Distribution of the Escrow Property. Escrow Agent will hold the Escrow Property in its possession and disburse the Escrow Property or any specified portion thereof only as follows:

(a) Escrow Agent will disburse Escrow Property at any time and from time to time within (3) Business Days of receipt of, and/or in accordance with, (a) a joint written notice signed by an authorized person of each of Buyer and Sellers’ Representative as

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set forth on Schedule I attached hereto (“Authorized Representative”) or (b) the order, judgment or decree of a court or other tribunal of competent jurisdiction, to disburse all or a portion of the Escrow Property as specified therein, and if any such order, judgment or decree of a court whose jurisdiction is from outside the United States of America, such order, judgment or decree is to be an attachment to a written instruction detailing the relevant disbursement instructions Escrow Agent is to execute (the “Disbursement Instruction”). Escrow Agent will and is hereby authorized to withdraw and pay said disbursement as specified in a Disbursement Instruction. Escrow Agent will act upon a Disbursement Instruction received pursuant to Section 11 hereunder and is entitled to rely in good faith, to the extent reasonable, upon the content in the Disbursement Instruction without making further inquiry and will assume the validity and due execution thereof and the truth and correctness of any information or statement contained therein. Further, Escrow Agent is entitled to rely in good faith, to the extent reasonable, upon the signature(s) thereon of an Authorized Representative regardless of by whom or by what means the actual or purported signature(s) thereon may have been affixed thereto if such signature(s) resemble the specimen on Schedule I attached hereto or as provided to Escrow Agent from time to time. Escrow Agent will incur no liability to Buyer or Sellers’ Representative or otherwise for having acted in accordance with instructions on which it is authorized to reasonably rely pursuant to the provisions hereof.

(b) All payments of the Escrow Property will be effected by wire transfer in immediately available funds.

Section 7 Compensation of Escrow Agent. Escrow Agent will be entitled to receive payment jointly and severally from Buyer and Sellers’ Representative for fees, costs and expenses for all services rendered by Escrow Agent hereunder in accordance with Schedule II to this Agreement. Buyer and Sellers’ Representative will jointly and severally reimburse Escrow Agent on demand for all losses, liabilities, damages, disbursements, advances or expenses properly paid or incurred by Escrow Agent in the administration of its duties hereunder, including, but not limited to, all reasonable counsel, advisor and agent fees and disbursements. Upon sixty (60) days after written demand for indemnification and/or payment which has not been made, Escrow Agent will have a right of set off and first lien upon the Escrow Account for payment of such fees, costs and expenses and all such losses, liabilities, damages or expenses from time to time. Such fees, costs and expenses will be paid from the Escrow Property to the extent not otherwise paid hereunder after demand and Escrow Agent may sell, convey or otherwise dispose of any Escrow Property for such purpose.

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Section 8 Resignation or Removal of Escrow Agent.

(a) Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice sixty (60) calendar days prior to such resignation to Buyer and Sellers’ Representative as provided in this Section. Buyer and Sellers’ Representative may remove Escrow Agent at any time by giving written notice signed by the proper party’s Authorized Representative at least thirty (30) calendar days prior to such removal to Escrow Agent. Following such resignation or removal, a successor Escrow Agent will be appointed by Buyer and Sellers’ Representative, who will provide joint written notice of such to the resigning or removed Escrow Agent. Such successor Escrow Agent will become Escrow Agent hereunder, and all Escrow Property will be transferred to it upon the resignation or removal date specified in such notice. If Buyer and Sellers’ Representative are unable to appoint a successor Escrow Agent within sixty (60) calendar days after such notice of resignation by Escrow Agent, Escrow Agent may, in its sole discretion, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including but not limited to its reasonable attorney fees and expenses) properly incurred by Escrow Agent in connection with such proceeding will be paid jointly and severally by Buyer and Sellers’ Representative. On the resignation/removal date and after receipt of the identity of the successor Escrow Agent, Escrow Agent will either deliver and/or disburse the Escrow Property then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent. Subject to Section 13, upon its resignation or removal and delivery and/or disbursement of the Escrow Property in its entirety as set forth in this Section, Escrow Agent will be discharged of and from any and all future obligations arising in connection with the Escrow Property or this Agreement.

(b) Resignation or Removal of Sellers’ Representative. If Sellers’ Representative resigns or is removed as Sellers’ Representative, Sellers’ Representative will notify Escrow Agent in writing of the successor as designated in accordance with the Purchase Agreement.

Section 9 Indemnification of Escrow Agent. Buyer and Sellers’ Representative jointly and severally agree to indemnify and hold Escrow Agent harmless against any and all liabilities, losses, claims, damages or properly incurred expenses, including reasonable attorney’s fees, that Escrow Agent may incur by reason of or based upon its actions under this Agreement other than as a result of the gross negligence or willful misconduct of Escrow Agent.

Section 10 Rights, Duties and Immunities of Escrow Agent. Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree will govern and control the rights, duties and immunities of Escrow Agent.

(a) General Duties. The duties and obligations of Escrow Agent will be determined solely by the express provisions of this Agreement and Escrow Agent will not be liable except for the performance of such duties and obligations. Escrow Agent is

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not a party to, and is not bound by, or required to comply with any agreement or other document out of which this Agreement may arise. Escrow Agent will not be required to inquire as to the performance or observance of any duty, obligation, term or condition under any other agreements or arrangements between Buyer and Sellers’ Representative. Escrow Agent will not be under any liability to either party hereto by reason of any failure on the part of Buyer, Sellers’ Representative or any maker, guarantor, endorser or other signatory of any document or any other third party to perform, such party’s obligations under any such document. Except for amendments to this Agreement referred to herein, and except for notifications or instructions to Escrow Agent under this Agreement, Escrow Agent will not be obliged to recognize or be chargeable with knowledge of any of the terms or conditions of any agreement between Buyer and Sellers’ Representative, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof. Escrow Agent will not be liable for the accuracy of any calculations or the sufficiency of any funds for any purpose. The Escrow Agent may establish additional accounts or subaccounts within the Escrow Fund as the Escrow Agent shall deem necessary and prudent in furtherance of its duties under this Agreement upon written notification to Buyer and Sellers’ Representative.

(b) Escrow Agent Funds. Escrow Agent will not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(c) Validity of Communications to Escrow Agent. Except for comparisons with the signature specimen provided by the parties in Schedule I, Escrow Agent will not have any responsibility to determine the authenticity or validity of any notice, direction, instruction, instrument, document or other items delivered to it by any party, or for the identity, authority or rights of persons executing or delivering any such notice, direction, instruction, instrument, document, or other items delivered to it by such party or parties. Escrow Agent is authorized to comply with and rely in good faith upon any notice, direction, instruction or other communication reasonably believed by it to have been sent or given by Buyer and/or Sellers’ Representative (as applicable in accordance with this Agreement) and will be fully protected in acting in accordance with such written direction or instructions given to it in accordance with this Agreement.

(d) No Fiduciary Relationship. This Agreement will not be deemed to create a fiduciary relationship among the parties hereto under state or federal law.

(e) Judicial, Regulatory or Governmental Acts. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process from a court or other tribunal of competent jurisdiction which in any way affects the Escrow Property (including but not limited to orders of attachment or any other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its reputable, well-established legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent will not be

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liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(f) Liability. Escrow Agent will not be liable for any action taken or omitted or for any loss or damage resulting from its actions or its performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event will Escrow Agent be liable (i) for acting in accordance with or relying upon any instructions on which it is authorized to rely in accordance with the provisions hereof, (ii) for any consequential, punitive or special damages, (iii) for the acts or omissions of its nominees, designees, subagents or subcustodians unless Escrow Agent is grossly negligent in selecting such its nominees, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Property, valued as of the date of loss.

(g) Ambiguity or Disputes. In the event of any ambiguity or uncertainty hereunder or in any notice or other communication received by Escrow Agent hereunder, Escrow Agent is hereby authorized by Buyer and Sellers’ Representative to refrain from taking any action other than to retain possession of the Escrow Property, unless Escrow Agent receives written instructions, signed by an Authorized Representative of both Buyer and Sellers’ Representative which eliminates such ambiguity or uncertainty.

(h) Legal Counsel. Escrow Agent may consult with reputable, well-established legal counsel of its own choosing, at the reasonable, documented expense of Buyer and Sellers’ Representative, as to any matter relating to the performance of this Agreement and Escrow Agent will incur no liability and will be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(i) Conflicting Claim. In the event of any dispute or conflicting claim with respect to the payment, ownership or right of possession of the Escrow Account or the Escrow Property, Escrow Agent will be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions. Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its own gross negligence or willful misconduct, all or any part of the Escrow Property until such dispute will have been settled either by mutual agreement of the parties concerned or by final order, decree or judgment of a court or other tribunal of competent jurisdiction (as notified to Escrow Agent in writing by the parties to the dispute or their Authorized Representatives and setting forth the resolution of the dispute) and if any such order, judgment or decree of a court whose jurisdiction is from outside the United States of America resolving such conflicting claim, such order, judgment or decree is to be an attachment to a written instruction detailing the relevant disbursement instructions Escrow Agent is to execute which resolves such conflicting claim. Escrow Agent will be under no duty whatsoever to institute, defend or partake in such proceedings. The rights of Escrow Agent under this paragraph are in addition to all other rights which it may have by law or otherwise including, without limitation, the right to file an action in interpleader.

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(j) Force Majeure. Escrow Agent will not incur liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, natural catastrophes, civil or military disturbances, loss or malfunctions of utilities, any act of God or war, terrorism or the unavailability of the Federal Reserve Bank or other wire or communications facility).

(k) Electronic Communication. When Escrow Agent reasonably acts in good faith on any communication (including, but not limited to, communication with respect to the delivery of securities or the wire transfer of funds) sent by electronic transmission in accordance with the provisions hereof, Escrow Agent, absent gross negligence or willful misconduct, will not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise). Escrow Agent will not be liable for any losses, costs or expenses arising directly or indirectly from Escrow Agent’s reasonably reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Buyer or Sellers’ Representative, as the case may be, agrees to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to Escrow Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

(l) Statements. Escrow Agent will furnish Buyer and Sellers’ Representative monthly cash transaction statements which include detail for all investment transactions effected by Escrow Agent or brokers selected by Buyer or any investment advisor. Upon Buyer’s or Sellers’ Representative’s election, such statements will be delivered to such party via Escrow Agent’s Online Trust and Custody service and upon electing such service, paper statements will be provided to such party only upon request. Statements will, in the absence of Escrow Agent’s gross negligence or willful misconduct, or manifest error, be deemed to be correct and final upon receipt thereof by Buyer and Sellers’ Representative unless Buyer or Sellers’ Representative notifies Escrow Agent in writing to the contrary within thirty (30) Business Days of the date of such statement. Buyer and Sellers’ Representative agree and acknowledge that they will be deemed to have been “furnished”, “delivered” and/or “in receipt” of a statement in accordance with the provisions of Section 11 of this Agreement. In the event of returned statements due to error outside of Escrow Agent, Buyer and Sellers’ Representative agree that: (a) Escrow Agent may print and hold all future statements for pick up until the mailing address is properly updated in the records of Escrow Agent; (b) returned and held statements will be held by the Escrow Agent for pick-up for thirty (30) calendar days from the date of receipt by Escrow Agent of the returned statement and/or date the statement was generated by Escrow Agent; and (c) Escrow Agent is authorized to destroy returned and held paper statements after sixty (60) calendar days have elapsed

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from the date of receipt by Escrow Agent of the returned statement and/or date the statement was generated by Escrow Agent. Buyer and Sellers’ Representative agree that their obligation to review statements within the required time frame is not excused in the event Escrow Agent holds and/or destroys any returned or held paper statement pursuant to this Agreement. Buyer and Sellers’ Representative waive the right to receive brokerage confirmations of security transactions effected by Escrow Agent as they occur, to the extent permitted by law. Buyer and Sellers’ Representative further understand that trade confirmations for securities transactions effected by Escrow Agent will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker.

(m) Degree of Care. Escrow Agent will not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives property held by it in similar transactions.

(n) Confidentiality. All non-public information and advice furnished by any party to Escrow Agent shall be treated as confidential and will not be disclosed to third parties unless required by law, except that Escrow Agent may disclose any information required to be disclosed to any government regulator of Escrow Agent or its affiliates.

Section 11 Notices. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement must be in writing and be given by hand delivery, email, facsimile or next Business Day courier to the affected Party at the addresses and facsimile numbers set forth below or at such other addresses or facsimile numbers as such Party may have provided to the other Parties in accordance herewith. Such notices will be deemed given at the time personally delivered (if delivered by hand with receipt acknowledged), upon issuance by the transmitting machine of confirmation that the number of pages constituting the notice has been transmitted without error and confirmed telephonically (if sent by email or facsimile), and the first Business Day after timely delivery to the courier (if sent by next-Business Day courier specifying next-Business Day delivery).

If to Buyer, to:

Wabtec Corporation

1001 Air Brake Avenue

Wilmerding, PA 15148 - USA

Attention: David L. DeNinno

Tel No.: +1 412.825.1000

Fax No.: +1 412.825.1019

Email: ddeninno@wabtec.com

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With a copy (which will not constitute notice) to:

Jones Day

222 East 41st Street

New York, New York 10017

Attention: Robert Profusek

Fax No.: 212.755.7306

Email: raprofusek@jonesday.com

Jones Day

2 rue Saint Florentin

75001 Paris

Attention: Sophie Hagège

Fax No.: + 33 (0)1 56 59 39 38

Email: shagege@jonesday.com

If to Sellers’ Representative, to:

Famille Faiveley Participations

10, rue du Tribourg

21700 Nuits Saint Georges - FRANCE

Attention: Mr. Erwan Faiveley

Email: erwan.faiveley@gmail.com

Phone:

Fax:

With a copy (which will not constitute notice) to:

Darrois Villey Maillot Brochier

69 avenue Victor Hugo

75116 Paris

Attention: Bertrand Cardi and Olivier Huyghues Despointes

Fax No.: + 33 (0)1.45.02.49.49

Email: bcardi@darroisvilley.com and ohuyghues@darroisvilley.com

Wachtell Lipton Rosen & Katz

51 West 52nd Street, New York, NY 10019

Attention: Adam O. Emmerich and DongJu Song

Fax No.: + 1 212.403.2000

Email: aoemmerich@WLRK.com and dsong@WLRK.com

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If to Escrow Agent, to:

MUFG Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention:	Corporate Trust Dept.
Email:	ctny2@unionbank.com
Phone:	+1 (646) 452-2016
Fax:	+1 (646) 452-2000

With a copy to:

Accountadministration-corporatetrust@unionbank.com

fernando.moreyra@unionbank.com

In the event Escrow Agent receives notices or information other than as required by this Agreement, Escrow Agent will disregard such information.

Section 12 Wiring Instructions. In the event fund transfer instructions are given other than as set forth on Schedule III attached hereto, such instructions must be communicated to Escrow Agent in a writing delivered pursuant to Section 11. Escrow Agent will seek confirmation of such instructions by telephone call-back to an Authorized Representative, and Escrow Agent may rely upon the confirmations of anyone purporting to be the Authorized Representative so designated. Escrow Agent and the beneficiary’s bank with respect to any funds transfer will rely solely upon any account numbers or similar identifying numbers provided by Buyer and Sellers’ Representative to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

Should either or both of Buyer or Sellers’ Representative propose to direct or direct Escrow Agent to make a payment to any other party, including a foreign financial institution (as defined in section 1471(d)(4) of the Internal Revenue Code) or a non-financial institution (as defined in section 1472(d) of the Internal Revenue Code), then Buyer or Sellers’ Representative shall provide Escrow Agent with each certification described in subparagraph (ii) of Section 21(a).

Without assuming any responsibility to make any such determination, if Escrow Agent determines that any withholding (as provided in Section 21) applies to any fund transfer based on the withholding certificates (or lack thereof) or other information that Escrow Agent obtains or has in its possession, Escrow Agent shall withhold the taxes as applicable and shall not be obligated to increase any amount transferred or otherwise compensate the transfer’s recipient for any amounts withheld.

Section 13 Termination. This Agreement will terminate on the date on which all the Escrow Property has been disbursed pursuant to Section 6 or Section 8 of this Agreement.

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Section 14 Continuing Obligations. The obligations under Sections 6, 7, 8, 9, 10, 15, 18, 19, 20, 21, 22 and 23 hereof will survive the resignation or removal of Escrow Agent, the termination of this Agreement and the payment of all amounts hereunder.

Section 15 Inconsistent Provisions. Buyer and Sellers’ Representative agree that to the extent that the provisions of any other agreement relating to the Escrow Property are inconsistent with the terms of this Agreement, the terms of this Agreement will control. The English language version of this Agreement will control in the event of any inconsistencies between the English language version and any foreign language translation.

Section 16 Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts each of which will be deemed to be an original, and all of which together will constitute but one and the same instrument. Executed copies of this Agreement and any amendments hereto delivered pursuant to Section 11 above will be as effective as an original to bind the parties.

Section 17 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.

Section 18 Authorized Representative. Buyer and Sellers’ Representative hereby identify to Escrow Agent the officers, employees or agents designated on Schedule I attached hereto as an Authorized Representative with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent. Such Schedule I may be amended and updated by written notice to Escrow Agent with a copy to the other party to this Agreement provided that failure to furnish such copy to any other party will not affect the validity of such notice to Escrow Agent. Escrow Agent will be entitled to rely on such original or amended Schedule I with respect to any party until a new Schedule I is furnished by such party to Escrow Agent.

Section 19 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

Section 20 Jurisdiction. Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement will be brought before the jurisdiction of any federal or state court of competent jurisdiction located in [the State of New York. Each party hereto further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for herein. Each party hereto hereby expressly and

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irrevocably waives any claim or defense in any such action or proceeding based on improper venue or forum non conveniens or any similar basis. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

Section 21 Tax Matters.

(a) Withholding Forms. (i) Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Buyer and Sellers’ Representative will pay or reimburse Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and will indemnify and hold harmless Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account will be subject to withholding regulations then in force with respect to United States taxes. Due to the requirement that all escrow accounts have Taxpayer Identification Numbers documented by appropriate W-8 or W-9 forms, Buyer and Sellers’ Representative each agrees to provide the appropriate form to Escrow Agent, duly completed and signed by its Authorized Representative. Buyer and Sellers’ Representative acknowledge that failure to provide such forms may prevent or delay disbursement of the Escrow Property hereunder. Each of Buyer and Sellers’ Representative agrees to submit new Forms W-8 or W-9 (as the case may be) should the jurisdiction of its domicile or residence change or any other change in circumstances make the applicable withholding tax consequence incorrect during the terms of this Agreement.

(ii) Additionally, if either or both of Buyer or Sellers’ Representative propose to direct or direct Escrow Agent to make a payment to any other party, including a foreign financial institution (as defined in section 1471(d)(4) of the Internal Revenue Code) or a non-financial institution (as defined in section 1472(d) of the Internal Revenue Code) then Buyer or Sellers’ Representative shall provide Escrow Agent with a certification in form and substance satisfactory to Escrow Agent acting in its sole discretion that it has obtained valid documentation sufficient to determine the Chapter 3 and Chapter 4 (FATCA) status of the payee and that any payment to the payee is not subject to Chapter 3 and Chapter 4 (FATCA) withholding.

(iii) If Escrow Agent does not receive either a Form W-8 or Form W-9 required by subparagraph (i) of this Section 21(a) or each certification required by subparagraph (ii) of this Section 21(a) from Buyer and/or Sellers’ Representative regarding the beneficiary of any payment made hereunder, then Escrow Agent shall treat the recipient as a foreign financial institution.

(b) Tax Reporting. Escrow Agent will report payments of income from the Escrow Account to Buyer and B on an annual basis as required by law, by providing the applicable IRS Form 1099 or Form 1042-S. Escrow Agent will not provide Forms 1099 or Forms 1042-S to any payee other than Buyer and Sellers’ Representative.

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(c) Owner(s) of Income. The parties hereto agree that any income on or from the Escrow Property (or any investment thereof) shall be treated as income of Buyer, and Buyer will be considered the owner of the Escrow Property (or any investment thereof), in each case, for U.S. federal income tax purposes.

(d) Withholding. Escrow Agent will withhold any taxes as and to the extent required by sections 1471 through 1474 of the Internal Revenue Code (“FATCA”), sections 1441 through 1464 of the Internal Revenue Code (“Chapter 3 withholding”) or any provision of the Internal Revenue Code and the regulations thereunder. In transferring any funds or payment to any entity pursuant to this Agreement, Escrow Agent will transfer the funds net of any FATCA, Chapter 3 withholding or other withholding taxes. Escrow Agent will not be required to increase any payment in respect of which it withholds any taxes or otherwise compensate the recipient of the payment for any amount so withheld. Each of Buyer and Sellers’ Representative agrees to provide Escrow Agent with information sufficient to identify the type of payment, allocation statement to each party and a certification of the Chapter 3 and Chapter 4 (FATCA) status of each payee and whether any U.S. withholding taxes (including but not limited to FATCA withholding taxes and Chapter 3 withholding taxes) apply to payments being made to any such payee. Buyer and Sellers’ Representative have the primary responsibility to determine the validity of Forms W-8 and W-9 obtained from the beneficiary of any payment and any applicable withholding tax consequence thereto. Notwithstanding any identification by Buyer or Sellers’ Representative of the type of payment or the rate of withholding applicable thereto, if Escrow Agent determines that the payment is subject to withholding taxes, Escrow Agent will withhold the applicable tax.

Section 22 USA PATRIOT Act. Buyer and Sellers’ Representative will provide to Escrow Agent such information as Escrow Agent may reasonably require to permit Escrow Agent to comply with its obligations under the federal USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001) and any other law, statute, regulation or regulation relating to prohibited practices. Escrow Agent will not credit any amount of the Escrow Fund or any interest or investment proceeds earned thereon, or make any payment of all or a portion of the Escrow Fund or any interest or investment proceeds earned thereon, to any person unless and until such person has provided to Escrow Agent such documents as Escrow Agent may require to permit Escrow Agent to comply with its obligations under such Act or any other such law, statute, regulation or regulation.

Section 23 Miscellaneous.

(a) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder will not preclude the subsequent exercise of such right or remedy.

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(b) This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and will not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

(c) Each party hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement by the parties hereto does not and will not violate any applicable law or regulation.

(d) The headings contained in this Agreement are for convenience of reference only and will have no effect on the interpretation or operation hereof.

(e) Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by the proper party’s Authorized Representative and Escrow Agent, and no waiver of any provision hereof will be effective unless expressed in a writing signed by the proper party’s Authorized Representative and Escrow Agent.

(f) No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties.

(g) Any entity into which Escrow Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Escrow Agent will be a party, or any entity succeeding to all or substantially all of the corporate trust business of Escrow Agent will be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Wabtec Corporation

By:
Name:
Title:

Mr. Erwan Faiveley

By:

MUFG UNION BANK, N.A.
as Escrow Agent

By:
Name:
Title:

SCHEDULE I

Escrow Account Signing Authority

Authorized Representative(s) of Buyer

Signature:	Signature:
Print:	Print:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

Certification: The undersigned certifies that each of the individuals listed above is an authorized representative of Buyer with respect to any instruction or other action to be taken in connection with the Escrow Agreement and MUFG Union Bank, N.A. will be entitled to rely on such list until a new list is furnished to MUFG Union Bank, N.A. The undersigned further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Signature:	**
Name:
Its:
Date:

**	To be signed by corporate secretary/assistant secretary or other authorized officer, manager or authorized officer of manager not named above. When the secretary, or other authorized officer, manager or authorized officer of manager, is among those authorized above, there must be an additional verifying signature space provided below. For entities other than corporations, an authorized signatory not signing above should sign this Escrow Account Signing Authority.

(Additional signature, if required)

Signature:
Name:
Its:
Date:

Escrow Account Signing Authority (continued)

Sellers’ Representative

Signature:
Print:
Title:
Phone:
Fax:
Email:

Certification: The above certifies that he is an authorized as the Sellers’ Representative with respect to any instruction or other action to be taken in connection with the Escrow Agreement and MUFG Union Bank, N.A. will be entitled to rely on the foregoing until a new Sellers’ Representative is named and the information is furnished to MUFG Union Bank, N.A. The above further certifies that he or she is duly authorized to sign this Escrow Account Signing Authority.

Schedule II

ESCROW AGENT COMPENSATION

SCHEDULE III

Wire Instructions:

If to Buyer:

Swift Address: CHASGB2L

Bank Name: JPMorgan Chase Bank, NA London

IBAN: GB70CHAS60924241409160

Account Name: Washington

Reference:

If to Sellers’ Representative:

Sellers’ Representative will provide signed written notice of the wire instructions with bank account numbers and amount of distributions from time to time in connection with any applicable distribution.

If to Escrow Agent:

Bank: Deutsche Bank

Address: Alfred-Herrhausen Allee 16-24

Eschborn

Germany

SWIFT BIC Address: DEUTDEFF

Beneficiary Account Name: Union Bank, N.A.

EUR cash account number for Portal activity: 100-958-9672-00

IBAN: DE38 5007 0010 0958 9672 00